     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 1995

                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------
                              COLLAGEN CORPORATION
             (exact name of registrant as specified in its charter)

              DELAWARE                                2500 FABER PLACE                               94-2300486
   (State or other jurisdiction of               PALO ALTO, CALIFORNIA 94303            (I.R.S. Employer Identification No.)
             incorporation                             (415) 856-0200
          or organization)           (Address, including zip code, and telephone number,
                                       including area code, of registrant's principal
                                                     executive offices)

                      ------------------------------------
                               HOWARD D. PALEFSKY
         CHAIRMAN OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER
                              COLLAGEN CORPORATION
                                2500 FABER PLACE
                          PALO ALTO, CALIFORNIA 94303
                                 (415) 856-0200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                      ------------------------------------
                           TARGET THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                            47201 LAKEVIEW BOULEVARD                           95-3962471
   (State or other jurisdiction of                FREMONT, CALIFORNIA 94538             (I.R.S. Employer Identification No.)
             incorporation                             (510) 440-7700
          or organization)           (Address, including zip code, and telephone number,
                                       including area code, of registrant's principal
                                                     executive offices)

                      ------------------------------------
                                  GARY R. BANG
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           TARGET THERAPEUTICS, INC.
                            47201 LAKEVIEW BOULEVARD
                           FREMONT, CALIFORNIA 94538
                                 (510) 440-7700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                       Michael W. Hall                                              Alan C. Mendelson
                        James L. Brock                                              Paul B. Cleveland
                       David A. Garcia                                            COOLEY GODWARD CASTRO
                         David C. Lee                                               HUDDLESON & TATUM
                   VENTURE LAW GROUP, P.C.                                        Five Palo Alto Square
                     2800 Sand Hill Road                                           Palo Alto, CA 94306
                     Menlo Park, CA 94025                                             (415) 843-5000
                        (415) 854-4488

                      ------------------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/ The securities to be offered on a delayed or continuous basis pursuant to Rule 415 include only the shares of Common Stock, $0.0025 par value per share, of Target Therapeutics, Inc.
                      ------------------------------------
                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
                                                                 PROPOSED MAXIMUM         PROPOSED MAXIMUM
          TITLE OF EACH CLASS                AMOUNT TO BE         OFFERING PRICE              AGGREGATE             AMOUNT OF
     OF SECURITIES TO BE REGISTERED           REGISTERED             PER UNIT              OFFERING PRICE       REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------------------------
  % Exchangeable Subordinated Notes of
  Collagen Corporation Due 2002.........    $45,000,000(1)             100%                  $45,000,000             $15,518
- ----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0025 par value per
  share, of Target Therapeutics,
  Inc.(2)...............................          --                    --                       --                   --(3)
- ----------------------------------------------------------------------------------------------------------------------------------

(1) Includes $5,000,000 principal amount of Notes that the Underwriters have the option to purchase from Collagen Corporation to cover over-allotments, if any, and shares of Common Stock of Target Therapeutics, Inc. (the "Target Common Stock") deliverable in exchange for such Notes.
(2) Such indeterminable number of shares of Target Common Stock as may be required to be delivered by Collagen Corporation upon exchange of the Notes being registered hereunder.
(3) Pursuant to Rule 457(i) and Rule 416, no additional registration fee is required with respect to the indeterminable number of shares of Target Common Stock deliverable upon exchange of the Notes.
                      ------------------------------------

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES
     MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO
     BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                  $40,000,000              SUBJECT TO COMPLETION
                                                                  MARCH 23, 1995

                               [COLLAGEN LOGO]

                    % EXCHANGEABLE SUBORDINATED NOTES DUE 2002

                   Exchangeable for Shares of Common Stock of

                                [TARGET [LOGO]

                            ------------------------
     The Notes will be exchangeable at any time after 60 days following initial issuance thereof and prior to maturity, unless previously redeemed, into Common Stock of Target Therapeutics, Inc. ("Target") owned by Collagen Corporation
("Collagen"), at an exchange price of $          per share, subject to
adjustment under certain conditions and subject to Collagen's option to pay a cash equivalent. The Target Common Stock is traded on the Nasdaq National Market under the symbol "TGET." On March 22, 1995, the last sale price of the Target Common Stock as reported on the Nasdaq National Market was $36.00 per share. Interest on the Notes will be payable semi-annually on May 1 and November 1 of each year, commencing November 1, 1995.

     The Notes are not redeemable prior to May 10, 1998. Thereafter, the Notes are redeemable at the option of Collagen, in whole or in part, at any time and from time to time, at the redemption prices set forth herein, plus accrued interest. Upon a Change in Control (as defined) of Collagen, holders of Notes will have the right, subject to certain conditions and restrictions, to require Collagen to purchase all or part of their Notes at the principal amount thereof plus accrued and unpaid interest. See "Description of Notes."

     The Notes will be subordinate in right of payment to all existing and future Senior Indebtedness (as defined) of Collagen. As of March 22, 1995, Collagen had no Senior Indebtedness outstanding. See "Description of Notes -- Subordination of Notes." Application has been made for inclusion of the Notes on the Nasdaq System under the symbol "CGENG."
                            ------------------------

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS."
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
         REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
                                          PRICE            UNDERWRITING
                                           TO              DISCOUNTS AND         PROCEEDS TO
                                        PUBLIC(1)         COMMISSIONS(2)         COLLAGEN(3)
- -------------------------------------------------------------------------------------------------
Per Note.........................           %                    %                    %
- -------------------------------------------------------------------------------------------------
Total(4).........................           $                    $                    $
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, from the date of issuance.

(2) See "Underwriting" for information relating to indemnification of the Underwriter.

(3) Before deducting expenses payable by Collagen estimated at $525,000.

(4) Collagen has granted to the Underwriter a 30-day option to purchase up to an additional $5,000,000 in principal amount of Notes on the same terms per Note, solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions
    and Proceeds to Collagen will be $          , $          and $          ,
    respectively. See "Underwriting."
                            ------------------------

     The Notes are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to the right of the Underwriter to reject any order in whole or in part. It is expected that delivery of the Notes will be made at the offices of Alex. Brown & Sons
Incorporated, Baltimore, Maryland, on or about           , 1995.

                               ALEX. BROWN & SONS
                                  INCORPORATED

                 THE DATE OF THIS PROSPECTUS IS APRIL   , 1995.

                             AVAILABLE INFORMATION

     Collagen Corporation (together with its subsidiaries, unless the context otherwise requires, "Collagen") and Target Therapeutics, Inc. (together with its subsidiaries, unless the context otherwise requires, "Target") are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by Collagen and Target may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and at certain of its regional offices located at: Seven World Trade Center, 13th Floor, New York, New York; and 500 West Madison Street, Suite 1400, Chicago, Illinois. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Securities of Collagen and the Target Common Stock are traded on the Nasdaq National Market. Reports and other information concerning Collagen and Target may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C.

     Collagen and Target have filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Notes offered hereby and the shares of Target Common Stock deliverable upon exchange of the Notes. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY OR THE TARGET COMMON STOCK AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER AND OTHER SELLING GROUP MEMBERS MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN TARGET COMMON STOCK ON THE NASDAQ NATIONAL MARKET IN ACCORDANCE WITH RULE 10B-6A UNDER THE SECURITIES EXCHANGE ACT OF 1934. SEE "UNDERWRITING."

          INCORPORATION OF CERTAIN DOCUMENTS OF COLLAGEN BY REFERENCE

     The following documents heretofore filed by Collagen with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus:

     (1) Annual Report on Form 10-K for the year ended June 30, 1994, including those portions of the Proxy Statement for the 1994 Annual Meeting of Stockholders (held on October 25, 1994) incorporated by reference therein;

     (2) Quarterly Reports on Form 10-Q for the quarters ended September 30, 1994, and December 31, 1994; and

     (3) Registration Statement on Form 8-A dated November 28, 1994 (relating to certain preferred stock purchase rights).

     All documents subsequently filed by Collagen pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of Notes made hereby, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Collagen will provide without charge a copy of any and all of such documents (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein) without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request to Investor Relations, Collagen Corporation, 2500 Faber Place, Palo Alto, CA 94303 (telephone number: (415) 856-0200).

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

           INCORPORATION OF CERTAIN DOCUMENTS OF TARGET BY REFERENCE

     The following documents heretofore filed by Target with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus:

     (1) Annual Report on Form 10-K for the year ended March 31, 1994, including those portions of the Proxy Statement for the 1994 Annual Meeting of Stockholders (held on August 10, 1994) incorporated by reference therein;

     (2) Quarterly Reports on Form 10-Q for the quarters ended June 30, 1994, September 30, 1994 and December 31, 1994;

     (3) Current Report on Form 8-K dated October 10, 1994, as amended;

     (4) Registration Statement on Form 8-A dated January 15, 1992; and

     (5) Registration Statement on Form 8-A dated September 21, 1994 (relating to certain preferred stock purchase rights).

     All documents subsequently filed by Target pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of Target Common Stock made hereby, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Target will provide without charge a copy of any and all of such documents (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein) without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request to Investor Relations, Target Therapeutics, Inc., 47201 Lakeview Boulevard, Fremont, CA 94538 (telephone number: (510) 440-7700).

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
                            ------------------------

     Zyderm, Zyplast, Contigen, and the triple helix logo are registered trademarks of Collagen. Target Therapeutics, Tracker, Soft Stream, Retriever, Taper, Seeker, Dasher, Stealth, Zephyr, FasTRACKER and GDC are registered trademarks of Target, and IDC, FasSTEALTH and FasGUIDE are trademarks of Target. This prospectus also includes trademarks of companies other than Collagen and Target.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Except as otherwise specified, all information in this Prospectus assumes no exercise of the Underwriter's over-allotment option.

                                    COLLAGEN

     Collagen develops, manufactures and markets on a worldwide basis high quality biocompatible products for the treatment of defective, diseased, traumatized or aging human tissues. Collagen has developed innovative products by identifying medical applications for its technology, and building markets with respected healthcare professionals, either directly or with marketing and technology partners. Collagen's core products are principally used in cosmetic and reconstructive applications for the face, the treatment of stress urinary incontinence, and bone repair. In addition, Collagen has implemented an "affiliate" program to expand its new product development activities outside of the areas of its core competence, such as interventional cardiology and ophthalmology.

                                  RISK FACTORS

     The securities offered hereby involve a high degree of risk. See "Risk Factors."

                                  THE OFFERING

ISSUER OF THE NOTES........  Collagen Corporation, a Delaware corporation. The
                             Notes are not guaranteed by Target or any other party.

SECURITIES OFFERED.........  $40,000,000 principal amount of      % Exchangeable
                             Subordinated Notes Due 2002 ($45,000,000 principal amount of Notes if the Underwriters' over-allotment option is exercised in full). The Notes will mature on May 1, 2002, unless previously redeemed or exchanged.

INTEREST PAYMENT DATES.....  May 1 and November 1, commencing November 1, 1995.

EXCHANGE RIGHTS AND
COLLAGEN
  CASH OPTION ON
  EXCHANGE.................  The Notes will be exchangeable at the option of the holder at any time after 60 days following initial issuance thereof, unless previously redeemed, into shares of Target Common Stock at an exchange price
                             of $     per share, subject to adjustment under
                             certain conditions and subject to Collagen's right to pay a cash equivalent.

REDEMPTION AT THE OPTION OF
  COLLAGEN.................  The Notes are not redeemable prior to May 10, 1998.
                             Thereafter, the Notes are redeemable at the option of Collagen, in whole or in part, at any time and from time to time, at the redemption prices set forth herein, plus accrued interest.

REDEMPTION AT OPTION OF
HOLDER UPON CHANGE IN
  CONTROL OF COLLAGEN......  Upon a Change in Control (as defined) of Collagen, holders of Notes will have the right, subject to certain conditions and restrictions, to require Collagen to purchase all or part of their Notes at the principal amount thereof plus accrued and unpaid interest.

ORIGINAL ISSUE DISCOUNT....  Each Note is being offered with original issue discount ("OID") for United States federal income tax purposes equal to the excess of the principal amount at maturity of the Note over the amount of the issue price of the Note. For this purpose, a Note's issue price does not include the portion of the purchase price of the Note attributable to the right to exchange the Note for Target Common Stock. Accrued OID will be includible, periodically, in a holder's gross income for United States federal income tax purposes (in addition to the stated interest) prior to exchange, redemption, other disposition or maturity of such holder's Note, whether or not such Notes are ultimately exchanged, redeemed, sold or paid at maturity. In addition, the exchange of a Note for Target Common Stock or the Exchange Property will be treated as a taxable disposition of the Note. See "Certain United States Federal Income Tax Considerations."

SUBORDINATION..............  The Notes will be subordinate in right of payment to all existing and future Senior Indebtedness (as defined) of Collagen. As of March 22, 1995, Collagen had no Senior Indebtedness outstanding. The terms of the Notes do not restrict Collagen from incurring Senior Indebtedness.

USE OF PROCEEDS............  Additions to working capital, equity and debt investments in affiliated companies and other strategic alliances, research and new product development activities, the purchase or financing of capital equipment and leasehold improvements, repurchases of Collagen's Common Stock, and other general corporate purposes, and possibly strategic acquisition opportunities, although no such transactions are currently pending. Target will not receive any of the proceeds from the sale of the Notes.

TRADING INFORMATION........  Application has been made for inclusion of the
                             Notes on the Nasdaq SmallCap Market under the symbol "CGENG." The Target Common Stock is traded on the Nasdaq National Market under the symbol "TGET."

             SUMMARY CONSOLIDATED FINANCIAL INFORMATION OF COLLAGEN
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                           SIX MONTHS ENDED
                                                                  YEARS ENDED JUNE 30,                       DECEMBER 31,
                                                   ---------------------------------------------------    ------------------
                                                    1990       1991      1992(1)     1993       1994       1993       1994
                                                   -------    -------    -------    -------    -------    -------    -------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues........................................    49,904     61,382     67,182     49,743     65,552     31,238     35,302
Income (loss) from operations...................    12,033      8,657     (6,294)    (3,859)     8,607      3,791      5,717
Net gain from investments, principally Target...        --         --      9,439     20,323         --         --        775
Equity in earnings (losses) of affiliates.......        --         --        (32)       968       (269)       (37)      (369)
Minority interest in earnings of Target.........        62        132      1,233         --         --         --         --
Income from continuing operations...............     6,873      5,113      1,408      9,732      4,920      2,037      2,731
Net income (loss)...............................   $ 4,095    ($4,349)   $ 1,147    $ 8,743    $ 4,920    $ 2,037    $ 3,552
Income (loss) per share from continuing
  operations....................................   $   .77    $   .53    $   .14    $   .95    $   .50    $   .20    $   .37
Net income (loss) per share.....................   $   .46    ($  .45)   $   .11    $   .85    $   .50    $   .20    $   .37
Shares used in computing per share
  information...................................     8,937      9,710     10,232     10,267      9,896     10,031      9,517
Ratio of earnings to fixed charges(2)...........       7.8x       4.9x       2.6x      12.1x       6.8x       6.4x       8.5x

                                                                                          DECEMBER 31, 1994
                                                                       JUNE 30,       --------------------------
                                                                         1994         ACTUAL      AS ADJUSTED(3)
                                                                       --------       -------     --------------
CONSOLIDATED BALANCE SHEET DATA:
Working capital......................................................  $16,227        $13,580        $ 53,580
Total assets.........................................................   74,505         73,726         113,726
Long-term obligations................................................       --             --          40,000
Stockholders' equity.................................................   49,082         47,872          47,872

- ---------------

(1) As a result of the sale of a portion of the Company's shares of Target in fiscal 1993, the Company's ownership position in Target decreased to 34% in December 1992. The fiscal 1994 and 1993 financial information is presented with Target accounted for under the equity method. All previous years contain consolidated results of Target. (Notes 1 and 3 of Notes to Consolidated Financial Statements of Collagen). Gains from the Company's investment in Target contributed $20,323,000 ($1.98 per share) to fiscal 1993 earnings and $10,239,000 ($1.00 per share) to fiscal 1992 earnings.

(2) The ratios of earnings to fixed charges were calculated by dividing the sum of (i) consolidated pretax income from continuing operations, (ii) adjustment to exclude the net equity income or loss of less than 50% owned affiliates and (iii) fixed charges, by fixed charges. Fixed charges consist of expensed interest and the estimated interest portion of rent expense.

(3) As adjusted to reflect the sale of the Notes offered hereby. See "Use of Proceeds" and "Capitalization."

                                     TARGET

     Target develops, manufactures and markets disposable and implantable medical devices used in minimally invasive procedures to treat vascular diseases of the brain associated with stroke and other disease sites accessible through small vessels of the circulatory system. Interventional physicians can navigate Target's variable stiffness micro-catheters and guidewires through tortuous blood vessels not accessible using conventional catheters. Target's products are used to treat diseased, ruptured or blocked blood vessels in the brain responsible for stroke, the third leading cause of death in the United States. One of these products, the GDC system, is being used in clinical trials to treat and prevent the rupture of cerebral aneurysms. Target has recently submitted a 510(k) application to the FDA covering the GDC system. Target's products are also used in regions of the body other than the brain. Target's products are used prior to or in lieu of surgery and can significantly reduce procedural trauma, complexity, risk to the patient, cost and recovery time. Target markets its products through a direct sales force in North America and internationally through a network of 30 specialty distributors, its German subsidiary, Target Therapeutics International GmbH, and its joint venture in Japan with Century Medical, Inc., a subsidiary of ITOCHU International, Inc.

              SUMMARY CONSOLIDATED FINANCIAL INFORMATION OF TARGET
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                             NINE MONTHS ENDED
                                                                     YEARS ENDED MARCH 31,                      DECEMBER 31,
                                                       --------------------------------------------------    ------------------
                                                        1990      1991       1992       1993       1994       1993       1994
                                                       ------    -------    -------    -------    -------    -------    -------
CONSOLIDATED STATEMENT OF INCOME DATA:
Total revenues......................................   $8,604    $12,510    $20,449    $28,117    $35,353    $25,453    $34,497
Income from operations..............................      876      1,243      3,735      4,421      5,116      2,996      6,320
Net income..........................................      583        707      2,500      3,580      4,951      3,241      5,257
Net income per share (1992-pro forma)(1)............                        $   .51    $   .51    $   .70    $   .46    $   .73
Shares used in computing net income per share and
  pro forma net income per share....................                          5,093      7,075      7,103      7,087      7,190

                                                                                          MARCH 31,     DECEMBER 31,
                                                                                            1994            1994
                                                                                          ---------     ------------
CONSOLIDATED BALANCE SHEET DATA:
Working capital.........................................................................   $41,527        $ 43,054
Total assets............................................................................    57,130          64,884
Long-term obligations...................................................................       124             104
Stockholders' equity....................................................................    49,064          55,060

- ---------------
(1) See Notes 1 and 6 of Notes to Consolidated Financial Statements of Target for pro forma information relating to Target's accounting for income taxes as a separate company.

                                  RISK FACTORS

     In addition to the other information in this Prospectus and documents incorporated by reference herein, the following factors should be considered carefully in evaluating an investment in the Notes (and related Target Common Stock) offered by this Prospectus.

RISK FACTORS RELATING TO THE NOTES

     Volatility of Price of Notes. The trading price of the Notes may be subject to significant volatility based upon, among other factors, the trading price of Target Common Stock, the prevailing rate of interest and the operating results and financial condition of both Collagen and Target. The trading price of Target Common Stock and the operating results and financial condition of Collagen and Target are affected by a variety of factors. See "-- Risk Factors Relating to Collagen" and "-- Risk Factors Relating to Target."

     Subordination of Notes; No Limitation on Senior Indebtedness. The indebtedness evidenced by the Notes is subordinate to the prior payment in full of all Senior Indebtedness of Collagen. By reason of such subordination, in the event of dissolution, insolvency or bankruptcy of Collagen, holders of the Notes will be required to pay over their share of any distributions in respect of the Notes until the holders of Senior Indebtedness have been paid if full. In addition, the payment of principal, premium, if any, and interest on the Notes, including the Redemption Price (as defined) and the Change in Control Price (as defined), may be blocked at such time as there is a default on certain Senior Indebtedness. The Indenture does not limit the incurrence of indebtedness by Collagen, including Senior Indebtedness. See "Description of the Notes -- Subordination of Notes."

     Notes Not Secured by Exchange Property. The shares of Target Common Stock initially deposited with the Exchange Agent, and any other property into which the Notes may be exchangeable in accordance with their terms (the "Exchange Property"), have not been pledged to secure the obligations of Collagen under the Notes, and the holders of the Notes will therefore not be secured creditors in the event of a bankruptcy, insolvency or liquidation of Collagen. Accordingly, the right of a Noteholder to exchange Notes for Target Common Stock or other Exchange Property may be adversely affected in the event of a bankruptcy, insolvency or liquidation of Collagen. Furthermore, the Exchange Property would likely be considered property of Collagen, and any attempt by Noteholders to exchange their Notes for Exchange Property after such a bankruptcy would be blocked by the automatic stay or other provisions of the bankruptcy laws. See "Description of the Notes -- Exchange Rights."

     Withdrawal of Exchange Property; Tax Effect. In the event of a reorganization of Target, such as a merger, consolidation, tender or exchange offer or certain other events, or a distribution to the Target stockholders, that results in a taxable event to Collagen as a holder of Target Common Stock, the Indenture provides that Collagen may pay the tax to Collagen resulting from such reorganization or distribution with proceeds from the Exchange Property. The balance of the Exchange Property, after payment of such taxes, will be available to the Noteholders upon exchange of the Notes. As a result of the payment of such taxes from the Exchange Property, the net amount of Exchange Property received by a holder upon exchanging Notes for such Exchange Property may be significantly less than the amount of Exchange Property that would have been received by such holder had the holder exchanged its Notes immediately prior to such reorganization or distribution. See "Description of the Notes -- Exchange Rights" and "Certain United States Federal Income Tax Consequences -- Exchange of Notes for Target Common Stock."

     Absence of Prior Public Market. Prior to this offering, there has been no public market for the Notes. Although application has been made for inclusion of the Notes in the Nasdaq SmallCap Market, there can be no assurance that a regular trading market in the Notes will develop or be sustained.

RISK FACTORS RELATING TO COLLAGEN

     Reliance on Key Products. Sales of Collagen's principal collagen-based injectable products, Zyderm I Collagen Implant ("Zyderm I Implant"), Zyderm II Collagen Implant ("Zyderm II Implant") and Zyplast

Implant, accounted for approximately 67% and 71% of consolidated product sales for the fiscal year ended June 30, 1994 and the sixth months ended December 31, 1994, respectively. Collagen's product sales may continue to consist primarily of sales of these principal products. Factors such as adverse publicity, adverse rulings by regulatory authorities, introduction of competitive products by third parties or other loss of market acceptance for these principal products may significantly and adversely affect Collagen's business, financial condition and results of operations. See "Business of Collagen -- Products, Markets and Methods of Distribution."

     Governmental Regulation and Adverse Publicity. Collagen's manufacturing activities and products sold in the United States are subject to extensive and rigorous regulation by the U.S. Food and Drug Administration ("FDA") and by comparable agencies in certain foreign countries where these products are manufactured or distributed. The FDA regulates the manufacture, clinical research and sale of medical devices, including labeling, advertising and recordkeeping. Collagen's primary products are classified as Class III medical devices, which require pre-market approval from the FDA. All of Collagen's products described in "Business of Collagen -- Products, Markets and Methods of Distribution" are approved for sale in the United States. Medical products whose market applications have not yet been approved by the FDA may only be exported with the specific approval of the FDA. There can be no assurance that the FDA will choose to characterize future products as medical devices rather than drugs or biologics. Any such change in FDA characterization would potentially lengthen and increase the cost of the approval process. Failure to comply with applicable regulatory requirements can, among other things, result in fines, suspensions of regulatory approvals, product recalls, seizure of products, operating restrictions, injunctions and criminal prosecution. In addition, government regulations may be established that could prevent or delay regulatory approval of Collagen's products. Furthermore, compliance with current Good Manufacturing Practices regulations is necessary to receive FDA approval to market new products and to continue to market current products.

     The continuing trend of more stringent FDA oversight in product clearance and enforcement activities has caused medical device manufacturers to experience longer approval cycles, more uncertainty, greater risk and higher expenses. Failure to obtain, or delays in obtaining, the required regulatory approvals for new products could adversely affect Collagen, as could product recalls. In addition, there can be no assurance that the FDA will give approval to Collagen to market its current products for broader or different applications, or that it will grant approval with respect to separate product applications which represent extensions of the basic collagen technology, or that existing approvals will not be withdrawn. Further, changes in governmental reimbursement systems, pursuant to which hospitals and physicians are reimbursed for medical procedures at a fixed rate according to diagnosis-related groups or other reimbursements, could have an economic impact on the purchase and use of medical devices. A material decrease in current reimbursement levels for Contigen Bard Collagen Implant ("Contigen Implant") and its application in the treatment of intrinsic sphincter deficiency ("ISD") could have a material adverse effect on Collagen's business, financial condition and results of operations.

     The collagen used in Collagen's products is derived from cow hides. Bovine Spongiform Encephalopathy ("BSE") is a disease, initially reported in cattle in the United Kingdom, characterized by degenerative lesions of the central nervous system. The source of infections in animals derives from eating infected sheep-derived feed. The disease has been reported in European countries with less than 1 percent of cattle being affected. Collagen is not aware of any reports of BSE in U.S. cattle to date. Furthermore, U.S. cattle are not fed sheep-derived protein and the U.S. prohibits all importation of British cattle. All of Collagen's injectable collagen products are currently derived from the hides of U.S. cattle. In response to the heightened awareness of BSE in Europe, Collagen currently uses "closed herds" that are controlled as to lineage, feed, and separation from other animals. There can be no assurance that the various foreign or domestic regulatory authorities will not raise issues regarding BSE or other matters which may adversely affect Collagen's ability to manufacture, market or sell its products.

     Over the past several years, Collagen has been the subject of legislative and regulatory investigations relating to, among other things, the safety and efficacy of its injectable collagen products. There can be no assurance that legislative and regulatory investigations or negative publicity from such investigations or from the news media will not result in a material adverse effect on Collagen's business, financial condition or results of operations. In addition, significant negative publicity could result in an increased number of product liability claims. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Collagen" and "Business of Collagen -- Litigation."

     Dependence on Marketing Partners and Third Party Distributors; Effect of Inventory Fluctuations. Collagen has entered into certain exclusive arrangements with C.R. Bard, Inc. ("Bard")for the marketing and distribution of Collagen's Contigen Implant product and with Zimmer, Inc. ("Zimmer"), for the marketing and distribution of Collagraft Bone Graft Matrix ("Collagraft Implant") and Collagraft Bone Graft Matrix Strip ("Collagraft Strip") products. As a result, Collagen's revenues and earnings for these products depend substantially upon the continuing efforts of these marketing partners. Collagen's business and financial results could be adversely affected in the event that either or both of these parties do not effectively market Collagen's products, accurately anticipate customer demand or effectively manage industry-wide pricing and cost-containment pressures in health care. Collagen's revenues and earnings fluctuate based upon the levels of orders placed by these parties, which are in turn affected by the levels of sales by these distributors and the levels of their inventories. Under an agreement between Collagen and Bard, Bard agreed to make certain minimum purchases of Contigen Implant products, and Bard currently has significant inventory of these products. No minimum purchases are required under this agreement after June 30, 1995, and there can be no assurance that Bard's purchases of Contigen Implant will not decrease thereafter to the extent that Bard seeks to reduce its Contigen Implant inventory levels. Any significant decrease in such purchases could have a material adverse effect on Collagen's operating results. In addition, Collagen depends upon third party distributors to market its other products in a number of international markets. Difficulties in Collagen's relationship with these distributors and changes in distribution arrangements may adversely affect Collagen's business, financial condition and results of operations. See "Business of Collagen -- Products, Markets and Methods of Distribution."

     Undeveloped and Uncertain Markets. Certain of Collagen's products, including those marketed by its marketing partners, are intended for use in new markets the size of which are difficult to independently verify. In particular, the potential market for Collagen's Contigen product is difficult to estimate because Contigen represents a new method of treatment, and Collagen believes that most sufferers of stress urinary incontinence do not seek medical treatment. Furthermore, Contigen is marketed to urologists, whom Collagen believes generally are not the primary care physician for individuals seeking treatment for this disorder. Should the markets for such products be more limited than Collagen or its marketing partners currently estimate, or should Collagen, its distributors and/or its marketing partners fail to penetrate such markets to the extent anticipated, Collagen may experience lower than anticipated revenues and a resulting adverse effect on its business, financial condition and results of operations.

     Risk of Investments in Affiliates. Collagen has made significant equity and debt investments in affiliated companies that are involved in the development of complementary or related technologies or products, and Collagen currently intends to continue to make significant additional investments from time to time in the future. These affiliated companies typically are in an early stage of development and may be expected to incur substantial losses. As a result, Collagen has recorded and expects to continue to record a share of the losses in such affiliates attributable to Collagen's ownership, which losses have had and will continue to have an adverse effect on Collagen's operating results. Furthermore, there can be no assurance that any investments in affiliates will result in any return nor as to the timing of such return, or that Collagen will not lose its entire investment. See "Management's Discussion and Analysis of Financial Condition Results of Operations of Collagen."

     Patents and Proprietary Technology. Collagen depends substantially upon its proprietary technological expertise in the extraction, purification, and formulation of collagen-based materials and other biomaterials into biomedical products. Collagen seeks patents on inventions concerning novel manufacturing processes, compositions of matter, and applications for its proprietary biomaterials.

     Patent-related litigation is an increasing risk in the medical device industry. There can be no assurance Collagen will be successful in the future in obtaining patents or license rights, that patents will be issued for

Collagen's current patent applications, that Collagen will develop additional proprietary technology that is patentable, that any issued patents will provide Collagen with any competitive advantages or will not be challenged by third parties, or that patents of others will not have an adverse effect on Collagen. There can be no assurance that others will not independently develop similar products, duplicate any of Collagen's products, or design around any patents used by Collagen. No assurance can be given that Collagen's processes or products will not infringe patents or proprietary rights of others or that any licenses required under any such patents or proprietary rights would be made available on terms acceptable to Collagen. If Collagen does not obtain such licenses, it could encounter delays in product introductions while it attempts to design around such patents, or it could find that the manufacture, sale or use of products requiring such licenses could be enjoined. In addition, Collagen could incur substantial costs in defending itself in suits brought against Collagen on such patents or in bringing suits to protect Collagen's patents against infringement.

     Competition. The medical device industry is characterized by rapidly evolving technology and increasing competition. At the present time there is a commercial product in the United States that is directly competitive with Zyderm and Zyplast Implants, Collagen's collagen-based products for cosmetic and reconstructive surgery. This product is a gelatin-based (denatured collagen) product for soft tissue augmentation presently being marketed in the U.S. and Canada. Collagen is also aware of one foreign company which is marketing internationally a collagen-based material for soft tissue augmentation. In addition, several companies are engaged in research and development activities relating to the use of collagen and other biomaterials for the correction of soft tissue defects. Collagen's injectable collagen products also compete in the dermatology and plastic surgery markets with substantially different alternative treatments, such as surgery and topical applications. In addition, several companies and institutions are engaged in the development of collagen-based and other materials, techniques, procedures and products for use in medical applications anticipated to be addressed by Collagen's Contigen Implant, Collagraft Implant and Collagraft Strip products. Some of these companies and institutions may have substantially greater capital resources; research and development staffs and facilities; and experience in conducting clinical trials, obtaining regulatory approvals, and manufacturing and marketing products similar to those of Collagen. These companies and institutions may represent significant long-term competition for Collagen. There can be no assurance that Collagen's competitors will not succeed in developing technologies and products that are more effective than any which have been or may be developed by Collagen or that would render Collagen's technology and products obsolete or non-competitive. There can be no assurance that such potential competition will not have an adverse effect on the future business, financial condition or results of operations of Collagen. Certain of Collagen's collagen-based products, including the Zyderm implants, were manufactured and sold pursuant to an exclusive license from Stanford University under a U.S. patent, which expired in April 1993, covering the use of native, solubilized collagen for soft-tissue augmentation. The expiration of this patent may result in increased competition in the market for injectable collagen implants if and as other companies enter that market. See "Business of Collagen -- Competition."

     Effect of Reduced Ownership Interest in Target. As of March 15, 1995, Collagen owned 2,124,194 shares of Target Common Stock, representing approximately 30% of the outstanding shares of Target Common Stock. Collagen's earnings have been favorably affected in recent periods by Collagen's equity in earnings of Target, which represented a benefit to Collagen of approximately $1.7 million in fiscal 1994 and approximately $1.1 million in the six month period ended December 31, 1994. Collagen has engaged in regular open-market sales of its Target Common Stock and expects to continue such sales. Collagen's ownership of Target may also be further reduced through additional equity offerings by Target that dilute Collagen's ownership interest, exchanges of Notes for shares of Target Common Stock or otherwise. As a result of such reduced ownership, Collagen's equity in any earnings of Target will decrease, which will have an adverse effect on Collagen's operating results. In addition, Collagen will not recognize any further equity in earnings or losses of Target after such time as Collagen ceases to own at least 20% of Target's outstanding voting stock. See "Beneficial Ownership of Target Common Stock By Collagen and Certain Other Relationships."

     Product Liability; Insurance. Collagen is involved in various legal actions arising in the ordinary course of business, the majority of which involve product liability claims. While the outcome of such matters currently is not determinable it is management's opinion that these matters will not have a material adverse effect on Collagen's future consolidated financial position and results of operations.

     Collagen faces an inherent business risk of exposure to product liability claims alleging that the use of Collagen's technology or products has resulted in adverse effects. Such risks will exist even with respect to those products that have received or in the future may receive regulatory approval for commercial sale. There can be no assurance that Collagen will avoid significant product liability claims and attendant negative publicity. Furthermore, there can be no assurance that present insurance coverage will be adequate or that adequate insurance coverage will remain available at acceptable costs, if at all, or that a product liability claim or recall would not adversely affect the future business or financial condition of Collagen. In addition, adverse product liability actions could negatively affect Collagen's ability to obtain and maintain regulatory approval for its products.

     In light of regulatory investigations surrounding product safety, Collagen announced in September 1991 that it would indemnify physicians against damages and legal fees arising from lawsuits brought to a jury trial alleging a link between collagen injections and Polymyositis and Dermatomyositis. To date, the impact of this indemnification on Collagen's results of operations has not been significant. There can be no assurance, however, that any future such claims would not have a material adverse effect on Collagen's operating results.

     Impact of Currency Fluctuations; Importance of Foreign
Sales. Approximately 32% and 37% of Collagen's revenues in fiscal year 1994 and the six month period ended December 31, 1994, respectively, came from its international operations. Because international sales of Collagen's products typically are denominated in local currencies, Collagen's results of operations have been and are expected to continue to be affected by changes in exchange rates between certain foreign currencies and the United States dollar. Although the effect of currency fluctuations on Collagen's operating results were positive during the six month period ended December 31, 1994, there can be no assurance that Collagen will not experience unfavorable currency fluctuation effects in future periods, which could have an adverse effect on Collagen's operating results. Prior to December 1994, Collagen engaged in certain hedging transactions to mitigate currency exchange exposure. Collagen does not currently engage in any currency hedging activities. Collagen's operations and financial results also may be significantly affected by other international factors, including changes in governmental regulations or import and export restrictions, and foreign economic and political conditions generally. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Collagen."

     Single Manufacturing Facility. All of Collagen's manufacturing capacity is located in a single facility. An earthquake, fire or other similar calamity could result in significant disruptions and delays in Collagen's manufacturing and distribution process. Collagen currently maintains only limited amounts of finished product inventory, and Collagen's business, financial condition and results of operations would be materially adversely affected in such event.

     Dependence on Key Personnel. Collagen is dependent upon a limited number of key management and technical personnel, the loss of any one of which could have a material adverse effect on Collagen's business. Collagen's future success will depend in part upon its ability to attract and retain highly qualified personnel. Collagen competes for such personnel with other companies, academic institutions, government entities and other organizations. There can be no assurance that Collagen will be successful in hiring or retaining qualified personnel. See "Business of Collagen -- Employees."

     Third-Party Reimbursement. Certain of Collagen's products, including the Contigen Implant, Collagraft Implant and Collagraft Strip products, are purchased by hospitals or physicians, which, in the United States, then bill various third-party payors including Medicare, Medicaid and private insurers for the healthcare services provided to patients. Third-party payors are increasingly challenging the prices charged for medical products and services. There can be no assurance that the reimbursement of treatments using Collagen's products will not be subject to such challenges in the future.

RISK FACTORS RELATING TO TARGET

     Volatility of Stock Price and Quarterly Fluctuations in Operating
Results. Target's stock price has been and may continue to be subject to significant volatility, particularly on a quarterly basis. Any shortfall in revenues or earnings from levels expected by securities analysts could have an immediate and significant adverse effect on the trading price of Target's Common Stock in any given period. Furthermore, Target participates in a highly dynamic industry, which often results in significant volatility of Target's Common Stock price. The trading price of Target's Common Stock also may vary on the basis of numerous other factors, including the timing and amount of expenses associated with expanding Target's operations both domestically and internationally, increased revenues and expenses in conjunction with Target's recently commenced German operations, Target's ability to successfully meet new product development plans, success in achieving regulatory clearance for new products (such as Target's detachable coil systems) in a timely manner, the acceptance of new product introductions both in the United States and internationally, the mix between pilot production of new products and full-scale manufacturing of existing products, the mix between domestic and export sales, the availability of complementary products and the effects this may have, particularly on domestic sales, possible changes in ordering patterns of its customers due to changes in the business environment or to potential variations in foreign exchange rates, Target's ability to continue to attract qualified engineers to further the development of future products, potential future partnering arrangements, changes in the domestic and foreign health care policies (including third-party reimbursement issues), increased competitive forces, developments in Target's ongoing intellectual property litigation, and the general litigious nature of the medical device industry. Target also believes that seasonal patterns, including a reduction in the number of procedures performed by physicians using Target's products during summer and holiday periods, may affect its quarterly revenue stream. In addition, Target cannot predict ordering rates by distributors, some of which place infrequent stocking orders while others order at regular intervals. Although Target has experienced revenue growth since its inception and has been profitable on a quarterly basis since the quarter ended December 31, 1990, no assurance can be given that revenue growth or profitability on a quarterly or annual basis will be sustained. Target's results of operations have varied significantly from quarter to quarter, and revenue growth rates have been inconsistent. As a result of these and other factors, Target expects to continue to experience significant fluctuations in the trading price of its Common Stock and in its quarterly operating results.

     Reliance on Future Products and New Applications. Target has an ongoing and active research and development program pursuant to which it is developing several new and enhanced versions of its catheters, guidewires and micro-coils. Target's future success will depend upon, among other factors, its ability to develop or acquire from third parties, introduce and manufacture new products or enhanced versions of existing products and to obtain regulatory clearance on a timely basis for such products or for use of existing products for new indications. Target is also developing technology that enhances the performance of its existing catheter and guidewire products. In addition, Target has several new versions of its micro-coils under development. There can be no assurance that Target will be able to develop or acquire new products successfully, to manufacture new products in commercial volumes, to obtain regulatory clearances on a timely basis to use such products in existing or new clinical applications or to gain satisfactory market acceptance for such products. Delays in commercial introduction or acceptance of new products could have a material adverse effect on Target's business, financial condition and results of operations. See "Business of Target -- Product Development" and "Business of Target -- Government Regulation and Product Testing."

     Governmental Regulation. The manufacture and marketing of Target's products are subject to extensive and rigorous federal and state regulation in the United States and to various regulatory requirements in other countries. The process of obtaining and maintaining required regulatory clearances is lengthy, expensive and uncertain. The FDA requires that a new medical device or a new indication for use of an existing medical device obtain either a 510(k) premarket notification clearance or an approved Premarket Approval application ("PMA") prior to being introduced into the market. The process of obtaining a 510(k) clearance has recently taken at least six months from the date of filing of the application and generally requires the submission of supporting data, which can be extensive and extend the process for a considerable length of time. In addition, the FDA may require review by an advisory panel as a condition for 510(k) clearances, which can further lengthen the process. The PMA process generally takes more than two years from initial filing and requires the submission of extensive supporting data and clinical information. No assurance can be given that any future products or applications developed by Target will not require clearance under the more lengthy and expensive PMA process. If Target is required to obtain clearance for any products pursuant to the PMA procedure or if the 510(k) process with respect to any products is extended for a considerable length of time, the commencement of commercial marketing could be delayed substantially.

     Sales of medical devices outside the United States are subject to foreign regulatory requirements that vary widely from country to country. The time required to obtain clearance required by foreign countries may be longer or shorter than that required for FDA clearance, and requirements for licensing may differ significantly from FDA requirements. Some countries have historically permitted human studies earlier in the product development cycle than regulations in the United States. Other countries, such as Japan, have standards similar to those of the FDA. This disparity in the regulation of medical devices may result in more rapid product clearance in certain countries than in the United States, while clearance in countries such as Japan may require longer periods than in the United States. In addition, the European Union has developed a new approach to the regulation of medical products which may significantly change the situation in those countries. The receipt or denial of FDA clearance for a particular product may affect the receipt or denial of regulatory clearance for that product in certain other countries.

     There can be no assurance that Target will obtain timely regulatory clearance for its future products, or that existing clearances will not be withdrawn. In particular, there can be no assurance that Target's pending 510(k) application for the Guglielmi Detachable Coil ("GDC") system, which was filed in March 1995, will be granted in a timely manner or at all. Target anticipates that this application, which includes clinical data on approximately 800 patients, will be reviewed by advisory consultants to the FDA, some of whom may also be members of other FDA panels, which is expected to further extend the review process. Moreover, regulatory clearances, if granted, may include significant limitations on the indicated uses for which a product may be marketed. Failure to comply with applicable regulatory requirements can, among other consequences, result in fines, civil penalties, injunctions, suspensions or losses of regulatory clearances, product recalls, seizure of products, operating restrictions, refusal of the government to approve product license applications or allow Target to enter into supply contracts, and criminal prosecution. In addition, governmental regulations may be established that could prevent or delay regulatory clearance of Target's products. Delays in receipt of, or failure to receive, clearances, or the loss of previously received clearances, could have a material adverse effect on Target's business, financial condition and results of operations. See "Business of Target -- Government Regulation and Product Testing."

     Product Liability Litigation; Insurance. Target faces the risk of financial exposure to product liability claims alleging that the use of Target's products resulted in adverse effects. Target's products are often used in life-threatening situations and in the brain, where there is a high risk of serious injury or death. Such risks will exist even with respect to those products that have received, or in the future may receive, regulatory clearance for commercial sale. Target is currently a party to several legal actions involving product liability claims. While Target seeks to maintain product liability insurance with coverage that Target believes is comparable to that maintained by companies similar in size and serving similar markets, there can be no assurance that Target will avoid significant product liability claims and attendant adverse publicity. Furthermore, there can be no assurance that Target's product liability insurance will be adequate or that such insurance coverage will remain available at acceptable costs. A successful claim brought against Target for which coverage is denied or in excess of its insurance coverage could have a material adverse effect on Target's business, financial condition and results of operations. Additionally, it is possible that adverse product liability actions could negatively affect Target's ability to obtain and maintain regulatory clearance for its products. See "Business of Target -- Product Liability Litigation and Insurance."

     Concentrated Customer Base and Adoption of Technology. Target believes that the number of interventional neuroradiologists and neurosurgeons trained to use its vascular access and delivery products to treat neurovascular disorders is relatively small, both in the United States and abroad. The growth in the number of neuro-interventional physicians in the United States is constrained by the lengthy training programs required to educate these physicians. Target believes that there are approximately 130 interventional neuro-radiologists in the United States and that approximately 30 physicians are currently being trained to perform neuro-interventional procedures in fellowship programs at 15 hospitals in North America. Future growth of the market for Target's neurovascular micro-catheters will require continued expansion of the number of trained interventional practitioners. To the extent that physicians do not adopt micro-catheters for use in treating neurovascular disorders or sufficient physicians are not trained in the use of Target's products, both in the United States and abroad, the market for Target's products may remain limited. See "Business of Target -- Marketing and Sales."

     Competition. The medical device industry is characterized by rapidly evolving technology and competition. Target currently experiences competition in the interventional neuroradiology market and expects such competition to increase substantially. Several companies in the United States, including large companies with resources significantly greater than Target's, have introduced products that are being used in the interventional neuroradiology market. Target is also aware of other companies that may pursue commercialization of products which may compete with Target products and may result in pricing and margin pressures within this market. There can be no assurance that these companies will not succeed in developing technologies and products that are more effective than any which have been or are being developed by Target or that would render Target's technologies or products obsolete or not competitive.

     The cardiovascular and peripheral vascular interventional markets are substantially more developed than the neuroradiology market and are subject to intense competition. There are many large companies with significantly greater financial, manufacturing, marketing, distribution and technical resources, and experience than Target focusing principally on cardiovascular and peripheral applications for their catheter technologies. As a result, Target focuses its product development and marketing strategies on market segments where Target's small vessel access and delivery systems can be used in applications not presently addressed by conventional catheter and other interventional products. There can be no assurance, however, that competitors will not successfully enter these markets with superior products. In addition, Target is aware of several other companies that have introduced guidewires to the marketplace and attributes the slower growth rate of its guidewire product line to increased competitive pressures. Such competition could have a material adverse effect on Target's business, financial condition and results of operations. See "Business of Target -- Competition."

     Patents and Proprietary Technology. The medical device market is characterized by substantial litigation regarding patent and other intellectual property rights. Target is aware of certain United States patents with which certain of Target's current or proposed products may be in conflict. Two United States patents held by third parties may cover certain of Target's micro-catheter products. With respect to one of these patents, based upon Target's analysis with the assistance of its patent counsel, Target believes that such patent is invalid. With respect to the other of these patents, although Target has not obtained a formal opinion of counsel, Target believes that it has available defenses to a claim of infringement with respect to such patent. However, the invalidity of any particular patent and the availability of Target's defenses must be determined by a court in the event of litigation, and no assurance can be given that any dispute will be resolved in a manner satisfactory to Target. With respect to another patent that may cover one element in the fabrication of a particular guidewire product and one potential guidewire product, Target has designed a guidewire product that Target believes avoids the risk of infringement. However, Target has continued and expects to continue to market the existing guidewire product for the foreseeable future. The above-described patents are held by large companies, each of which has substantial resources, and no assurance can be given that such companies will not be successful in maintaining the validity of their patents. If legal action is commenced against Target to enforce these patents and the plaintiff in such action prevails, Target could be prevented from practicing the subject matter claimed in such patents. In such event or under other appropriate circumstances, Target may attempt to obtain licenses to such patents or redesign its products. Target is also aware that certain of its products under development may be covered by existing patents, in which event Target may be required to obtain licenses prior to the introduction and commercial shipment of such products. There can be no assurance that such licenses will be available or, if available, will be available on terms acceptable to Target, or that Target will be successful in any attempt to redesign its products or processes to avoid infringement. Moreover, there can be no assurance that Target has identified all patents that may pose a risk of infringement by Target's current or proposed products. Target's business, future operating results and financial condition could be materially and adversely affected if its products are found to infringe any of these patents. Target has depended and will continue to depend substantially on its technological expertise in the development and manufacture of its current and future products. In addition, Target depends and will likely continue to depend on trade secret protection and on various patents, such as its patent covering the variable stiffness shaft design of its micro-catheters, to strengthen its proprietary position. There can be no assurance that Target will be successful in the future in obtaining patents or that patents will not be challenged by third parties. There can be no assurance that measures to protect trade secrets will be successful, or that others will not independently develop similar products, duplicate any of Target's products, or design around any patents owned or licensed by Target. Litigation, which could result in substantial costs to and diversion of effort by management of Target, may be necessary to enforce patents issued to Target, to protect trade secrets or know-how owned by Target or to defend Target against claimed infringement of the rights of others and to determine the scope and validity of the patents or other proprietary rights of other entities. The resolution of these claims generally involves complex legal and factual questions and is highly uncertain. Adverse determinations in any litigation could subject Target to significant liabilities to third parties, require Target to seek licenses from third parties and prevent Target from manufacturing and selling its products, any of which could have a material adverse effect on Target's business, financial condition and results of operations. See "Business of Target -- Patents, Trade Secrets and Licenses."

     The patent which relates to the variable stiffness design of Target's Tracker micro-catheters (the "Tracker patent") has been the subject of reexamination proceedings in the United States Patent and Trademark Office ("PTO"). The first such proceeding concluded on November 15, 1994, when the PTO issued a reexamination certificate and confirmed the patentability of the patent claims set forth in the certificate. The second reexamination of the patent was initiated by one of Target's competitors, SciMed Life Systems, Inc. ("SciMed") a subsidiary of Boston Scientific Corporation, raising new issues of patentability. A petition for a third reexamination was filed recently by the same competitor alleging another new issue of patentability and requiring the merger with the second reexamination. Both proceedings are currently pending in the PTO. No assurance can be given that the PTO will issue a reexamination certificate confirming the patentability of the patent claims, or that the patent claims will not be amended in ways that will reduce any competitive advantages the Tracker patent has provided for Target's products.

     During the last half of calendar 1994, Target learned that two of its United States competitors had commenced sales in the United States of micro-catheters that Target believes infringe the Tracker patent. On November 9, 1994, Target filed a lawsuit against SciMed and Cordis Endovascular Systems, Inc. in the United States District in San Jose, seeking damages and preliminary and permanent injunctive relief against further infringing sales. The defendants responded, challenging the validity of the Tracker patent, denying infringement, and raising other defenses. The Court has stayed the lawsuit until the pending reexamination proceedings have been completed in the PTO. There can be no assurance that Target will be successful in this action or that even if Target receives a favorable ruling in the pending reexamination, the defendants will not prevail in this lawsuit.

     Target is also aware that at least one competitor in Europe has sold micro-catheters that may infringe a patent that could issue on Target's European patent application which is pending in the European Patent Office. Target is investigating its options for enforcement of its rights with respect to such infringement.

     The patent which relates to the variable stiffness design of Target's Tracker micro-catheter is being opposed in Japan by an undisclosed party.

     Importance of Foreign Sales. Export product sales outside of the United States were 61%, 60% and 69% of product sales, respectively, for the fiscal years ended March 31, 1993 and 1994 and for the nine months ended December 31, 1994. Target anticipates that product sales to customers in Europe and Japan will generate a majority of total product sales through at least fiscal year 1996. Fluctuations in the value of foreign currencies relative to the U.S. dollar could adversely affect Target's sales and results of operations from time to time. Target's international operations are also subject to certain other risks common to foreign operations in general, including governmental regulations and import and export restrictions. Changes in such governmental regulations or import and export restrictions could adversely affect sales of Target's products and Target's results of operations.

     Third-Party Reimbursement. Target's products are purchased by hospitals, which, in the United States, then bill various third-party payors including Medicare, Medicaid and private insurers for the healthcare services provided to patients. Government agencies reimburse hospitals for medical procedures at a fixed rate according to diagnosis-related groups. Federal and state laws and regulations govern reimbursement by such government agencies. Such laws and regulations also influence reimbursement of medical fees by private insurance companies. Changes in current policies could reduce or eliminate such reimbursements and thereby adversely affect future sales of Target's products. In addition, third-party payors may deny reimbursement if they determine that the device used in the procedure is unnecessary, inappropriate, not cost-effective, experimental or for a non-approved indication. Third-party payors may deny reimbursement for treatments using Target's products, regardless of the FDA clearance status of such products. Third-party payors are increasingly challenging the prices charged for medical products and services. There can be no assurance that reimbursement from third-party payors will be available, or if available, that reimbursement will not be limited, thereby adversely affecting Target's ability to sell its products profitably. Although Target has not experienced any problems to date, significant uncertainty exists as to the reimbursement status of newly approved healthcare products, and there can be no assurance that adequate third-party coverage will be available to patients. In such event, sales of Target's products could be adversely affected.

     Dependence on Key Personnel. Target is dependent upon a limited number of key management and technical personnel. Target's future success will depend in part upon its ability to attract and retain highly qualified personnel. Target competes for such personnel with other companies, academic institutions, government entities and other organizations. There can be no assurance that Target will be successful in hiring or retaining qualified personnel. The loss of key personnel or the inability to hire or retain qualified personnel could have a material adverse effect on Target's business, financial condition and results of operations. See "Business of Target -- Employees."

     Control By Collagen. As of March 15, 1994, Collagen owned 2,124,194 shares of Target Common Stock, representing approximately 30% of the outstanding shares of Target Common Stock. Prior to any exchange of Notes for Target Common Stock, Collagen will continue to own the shares of Common Stock issuable upon exchange of the Notes, and will continue to exercise all rights, including voting rights, incident to such ownership. Accordingly, Collagen has sufficient voting power to significantly influence the outcome of matters submitted to Target's stockholders for approval. As a result, Collagen may have the power to influence any potential proxy contest, merger, tender offer, open-market repurchase program or other purchases of Target Common Stock that could result in a change of the composition of the Exchange Property or give the holders of Target Common Stock the opportunity to realize a premium over the then prevailing market price for shares of Target Common Stock. In addition, two members of Target's Board of Directors, Howard D. Palefsky and William G. Davis, are also directors of Collagen, and Mr. Palefsky also is an officer of Collagen, and Collagen thereby may be able to exercise additional control over Target's affairs. See "Beneficial Ownership of Target Common Stock By Collagen and Certain Other Relationships" and "Underwriting."

     Single Manufacturing Facility. All of Target's manufacturing capacity is located in a single facility. An earthquake, fire or other similar calamity could result in significant disruptions and delays in Target's manufacturing and distribution process. Target currently maintains only limited amounts of certain finished product inventory, and Target's business, financial position and results of operations could be materially adversely affected in such event.

     Future Sales of Target Common Stock. Future sales of Target Common Stock in the public market could adversely effect prevailing market prices of the Target Common Stock and, as a result, the trading price of the Notes offered hereby. Substantially all of the outstanding shares of Target Common Stock are freely tradeable in the open market, subject only in the case of affiliates of Target to the volume and other limitations of Rule 144 under the Securities Act. Target, Collagen and certain directors and executive officers of Collagen and Target have agreed subject to certain limited exceptions not to offer to sell, contract to sell or otherwise sell or dispose of any shares of Target Common Stock, any options or warrants to purchase Target Common Stock, or any securities convertible into or exchangeable for shares of Target Common Stock for a period of 90 days following the date of this Prospectus, without the prior written consent of the Underwriter. Collagen has in the past and expects to continue to sell shares of Target Common Stock in the open market or otherwise, subject to the limitations of Rule 144 and Collagen's agreement with the Underwriter to refrain from sales of Target Common Stock for a period of 90 days after the date of this Prospectus. Such sales may have the effect of depressing the trading price of Target's Common Stock. See "Beneficial Ownership of Target Common Stock By Collagen and Certain Other Relationships" and "Underwriting."

                                USE OF PROCEEDS

     The net proceeds to Collagen from the sale of the Notes offered hereby are estimated to be $38,275,000 ($43,125,000 if the Underwriter's over-allotment option is exercised in full), after deduction of estimated underwriting discounts and commissions and estimated offering expenses payable by Collagen. The net proceeds will be used for additions to working capital, equity and debt investments in affiliated companies and other strategic alliances, research and new product development activities, the purchase or financing of capital equipment and leasehold improvements, and other general corporate purposes. Collagen also may use a portion of the proceeds to repurchase shares of its Common Stock in the open-market or otherwise under a stock repurchase program that has been approved by Collagen's Board of Directors. The actual timing and amount of such repurchases, if any, have not been determined. In addition, Collagen may use a portion of the proceeds for the acquisition of technologies or businesses complementary to Collagen's business, although no such transactions are currently pending. Pending such uses, Collagen intends to invest such funds in short-term, interest-bearing obligations. Target will not receive any of the proceeds from the sale of the Notes.

                           CAPITALIZATION OF COLLAGEN

     The following table sets forth the capitalization of Collagen and its consolidated subsidiaries at December 31, 1994, and as adjusted to give effect to the net proceeds from the sale of the Notes offered hereby.

                                                                         ACTUAL      AS ADJUSTED
                                                                        --------     -----------
                                                                             (IN THOUSANDS)
Long-term obligations(1):
  % Exchangeable Subordinated Debentures due 2002.....................  $     --       $40,000
                                                                        --------     -----------
Stockholders' equity:
  Preferred Stock, $0.01 par value, 5,000,000 shares authorized, no
     shares issued and outstanding....................................        --            --
  Common Stock, $0.01 par value, 28,950,000 shares authorized;
     10,466,346 shares issued and outstanding(1)......................       105           105
Additional paid-in capital............................................    62,837        62,837
Cumulative translation adjustment.....................................      (839)         (839)
Retained earnings.....................................................    12,740        12,740
Treasury stock, at cost, 1,200,000 shares.............................   (26,971)      (26,971)
                                                                        --------     -----------
  Total stockholders' equity..........................................    47,872        47,872
                                                                        --------     -----------
     Total capitalization.............................................  $ 47,872       $87,872
                                                                        ========     =========

- ---------------
(1) Collagen currently does not have any long-term debt. See Note 4 of Notes to Consolidated Financial Statements of Collagen for information about Collagen's commitments.

(2) Does not include approximately 102,000 shares of Common Stock available for issuance pursuant to Collagen's employee stock purchase plan and up to approximately 754,000 shares of Common Stock available for issuance pursuant to Collagen's stock option plans, of which approximately 1,223,000 shares of Common Stock were issuable upon exercise of options outstanding at December 31, 1994.

                       PRICE RANGE OF TARGET COMMON STOCK
                              AND DIVIDEND POLICY

     Target Common Stock has been traded on the Nasdaq National Market under the symbol "TGET" since Target's initial public offering in January 1992. The following table presents the high and low closing sale prices reported by Nasdaq for the calendar quarters indicated. These prices do not include retail markups, markdowns or commissions and may not reflect actual transactions.

                                                                               HIGH       LOW
                                                                               -----     -----
1992
First Quarter (from January 24, 1992)......................................    $31 5/8   $22 3/4
Second Quarter.............................................................       23     16 3/4
Third Quarter..............................................................       28     19 3/4
Fourth Quarter.............................................................       28     18 3/4
1993
First Quarter..............................................................    $27 3/4   $18 1/4
Second Quarter.............................................................    24 3/4    17 3/4
Third Quarter..............................................................    25 1/4    21 1/8
Fourth Quarter.............................................................    22 1/4       14
1994
First Quarter..............................................................    $26 1/4   $16 1/2
Second Quarter.............................................................    26 1/2    20 1/2
Third Quarter..............................................................    30 1/4    19 3/4
Fourth Quarter.............................................................    32 1/4    23 3/4
1995
First Quarter (through March 22, 1995).....................................    39 1/4    27 3/8

     On March 22, 1995, the last sale price of Target Common Stock on the Nasdaq National Market was $36 per share. As of March 15, 1995, there were approximately 150 holders of record of Target Common Stock.

     Target has not historically paid cash dividends, with the exception of a $7.0 million dividend to Collagen and other holders of record of Target's Preferred Stock as of January 15, 1992. Target currently intends to retain any future earnings for use in its business and does not anticipate paying any further cash dividends in the foreseeable future. Target's line of credit prohibits the payment of cash dividends.

                SELECTED CONSOLIDATED FINANCIAL DATA OF COLLAGEN

     The consolidated statement of operations data of Collagen set forth below for the fiscal years ended June 30, 1992, 1993 and 1994 and the consolidated balance sheet data at June 30, 1993 and 1994 are derived from, and are qualified by reference to, the audited consolidated financial statements included elsewhere herein. The consolidated statement of operations data of Collagen for the fiscal years ended June 30, 1990 and 1991 and the consolidated balance sheet data at June 30, 1990, 1991 and 1992 are derived from audited consolidated financial statements not included in this Prospectus. The consolidated statement of operations data for the six month periods ended December 31, 1993 and 1994, and the consolidated balance sheet data at December 31, 1994 have been derived from unaudited interim condensed financial statements herein and reflect, in management's opinion, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for such periods. Results of operations for any interim period are not necessarily indicative of results to be expected for the full fiscal year.

                                                                                                              SIX MONTHS ENDED
                                                                     YEARS ENDED JUNE 30,                       DECEMBER 31,
                                                      ---------------------------------------------------    ------------------
                                                       1990       1991      1992(1)     1993       1994       1993       1994
                                                      -------    -------    -------    -------    -------    -------    -------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues:
  Product sales....................................   $49,404    $61,282    $65,782    $49,743    $64,552    $30,238    $34,302
  Other............................................       500        100      1,400         --      1,000      1,000      1,000
                                                      -------    -------    -------    -------    -------    -------    -------
                                                       49,904     61,382     67,182     49,743     65,552     31,238     35,302
Costs and expenses:
  Cost of sales....................................    10,878     15,073     22,759     15,659     18,940      8,590      9,216
  Research and development.........................     8,498      8,954     12,023      8,767      9,366      4,565      5,038
  Selling, general and administrative..............    18,495     28,698     38,694     29,176     28,639     14,292     15,331
                                                      -------    -------    -------    -------    -------    -------    -------
                                                       37,871     52,725     73,476     53,602     56,945     27,447     29,585
                                                      -------    -------    -------    -------    -------    -------    -------
Income (loss) from operations......................    12,033      8,657     (6,294)    (3,859)     8,607      3,791      5,717
Other income (expense):
  Net gain from investments, principally Target....        --         --      9,439     20,323         --         --        775
  Equity in earnings (losses) of affiliates........        --         --        (32)       968       (269)       (37)      (369)
  Interest income..................................       570      1,080      1,586        880        510        283        215
  Interest expense.................................      (983)    (1,000)      (796)        --         --         --        (55)
                                                      -------    -------    -------    -------    -------    -------    -------
Income before income taxes.........................    11,620      8,737      3,903     18,312      8,848      4,037      6,283
Provision for income taxes.........................     4,685      3,492      1,262      8,580      3,928      2,000      2,731
Minority interest in earnings of Target............        62        132      1,233         --         --         --         --
                                                      -------    -------    -------    -------    -------    -------    -------
Income from continuing operations..................     6,873      5,113      1,408      9,732      4,920      2,037      3,552
Loss from discontinued operations, net of tax......    (2,778)    (9,462)      (261)        --         --         --         --
                                                      -------    -------    -------    -------    -------    -------    -------
Income before cumulative effect of accounting
  change...........................................     4,095     (4,349)     1,147      9,732      4,920      2,037      3,552
Cumulative effect of change in method of accounting
  for income taxes.................................        --         --         --       (989)        --         --         --
                                                      -------    -------    -------    -------    -------    -------    -------
Net income (loss)..................................   $ 4,095    ($4,349)   $ 1,147    $ 8,743    $ 4,920    $ 2,037    $ 3,552
                                                      =======    =======    =======    =======    =======    =======    =======
Income (loss) per share:
  Continuing operations............................      $.77       $.53       $.14       $.95       $.50       $.20       $.37
  Discontinued operations..........................      (.31)      (.98)      (.03)        --         --         --         --
  Cumulative effect of accounting change...........        --         --         --       (.10)        --         --         --
                                                      -------    -------    -------    -------    -------    -------    -------
    Net income (loss) per share....................   $   .46    ($  .45)   $   .11    $   .85    $   .50    $   .20    $   .37
                                                      =======    =======    =======    =======    =======    =======    =======
Shares used in calculating per share information...     8,937      9,710     10,232     10,267      9,896     10,031      9,517
                                                      =======    =======    =======    =======    =======    =======    =======
Cash dividends per share(2)........................        --         --         --         --    $   .10         --    $  .075
                                                      =======    =======    =======    =======    =======    =======    =======
Ratio of earnings to fixed charges(3)..............       7.8x       4.9x       2.6x      12.1x       6.8x       6.4x       8.5x
                                                      =======    =======    =======    =======    =======    =======    =======

                                                                              JUNE 30,
                                                        ----------------------------------------------------  DECEMBER 31,
                                                          1990       1991       1992       1993       1994        1994
                                                        --------   --------   --------   --------   --------  ------------
BALANCE SHEET DATA:
Working capital.......................................   $28,556    $20,264    $50,747    $24,557    $16,227    $13,580
Total assets..........................................    70,804     67,591     95,479     76,206     74,505     73,726
Long-term debt........................................    12,750      9,350         --         --         --       --
Stockholders' equity..................................    44,207     37,798     57,174     54,936     49,082     47,872

- ---------------

(1) As a result of the sale of a portion of the Company's shares of Target in fiscal 1993, the Company's ownership position in Target decreased to 34% in December 1992. The fiscal 1994 and 1993 financial information is presented with Target accounted for under the equity method. All previous years contain consolidated results of Target (see Notes 1 and 3 of Notes to Consolidated Financial Statements of Collagen). Gains from the Company's investment in Target contributed $20,323,000 ($1.98 per share) to fiscal 1993 earnings and $10,239,000 ($1.00 per share) to fiscal 1992 earnings.

(2) The Board of Directors expects to review semiannually the potential for future dividends.

(3) The ratios of earnings to fixed charges were calculated by dividing the sum of (i) consolidated pretax income from continuing operations, (ii) adjustment to exclude the net equity income or loss of less than 50% owned affiliates and (iii) fixed charges, by fixed charges. Fixed charges consist of expensed interest and the estimated interest portion of rent expense.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS OF COLLAGEN

     The following discussion should be read in conjunction with Collagen's consolidated financial statements, notes thereto and discussion thereof incorporated by reference herein.

OVERVIEW

     Collagen's revenues have been derived primarily from the sale of products principally used in reconstructive and cosmetic applications for the face, the treatment of urinary stress incontinence, and in bone repair. Collagen markets its reconstructive and cosmetic products directly and through a network of international distributors and its urinary stress incontinence and bone repair products through marketing partners.

     In addition to joint development arrangements, Collagen has an active program for developing new products through affiliated companies in which Collagen makes equity and debt investments. Collagen believes the formation of new companies allows each to focus its technology on select market segments to bring products efficiently to market and to advance proprietary know-how at a rapid rate. Collagen funded Target as an affiliated company of this type.

IMPACT OF TARGET ON FISCAL 1992 HISTORICAL RESULTS

     Collagen reduced its equity interest in Target as a result of the sale of stock held in Target in January and December 1992. Collagen's ownership percentage in Target decreased from approximately 87% at June 30, 1991 to approximately 52% at the end of fiscal 1992 and to approximately 34% by December 31, 1992. As of December 31, 1994, Collagen's ownership percentage in Target was approximately 32%. Gains from Collagen's investment in Target were $20.3 million in fiscal 1993 and $10.2 million in fiscal 1992. Beginning in fiscal 1993, Collagen's investment in Target has been accounted for under the equity method as a result of the reduced ownership position at December 1992. In fiscal 1992 and prior years, Target was a consolidated subsidiary of Collagen. Target's product sales in fiscal 1992 were $21.1 million, representing 32% of Collagen's consolidated 1992 product sales of $65.8 million. Other revenues of $1.4 million in fiscal 1992 represented payments received by Target under the terms of the research and development arrangement between Target and Century Medical, Inc., Target's joint venture partner in Japan.

     Target's contribution to consolidated net income on an equity basis was approximately $1.0 million in fiscal 1994 and $900,000 in fiscal 1993 (excluding the gain on the sale of a portion of Collagen's investment). These compare to a contribution to consolidated net income of $3.2 million in Fiscal 1992, when Target was a consolidated subsidiary. (See Note 3 of Notes to Consolidated Financial Statements of Collagen.)

RESULTS OF OPERATIONS

     The following table sets forth for the periods indicated certain selected statement of operations information of Collagen as a percentage of product sales for the periods indicated.

                                                                                      SIX MONTHS
                                                                                        ENDED
                                                          YEARS ENDED JUNE 30,       DECEMBER 31,
                                                         -----------------------    --------------
                                                         1992     1993     1994     1993     1994
                                                         -----    -----    -----    -----    -----
Product sales.........................................     100%     100%     100%     100%     100%
Other revenue.........................................      --       --        2        3        3
Cost and expenses:
  Cost of sales.......................................      34       31       29       28       27
  Research and development............................      15       18       15       15       15
  Selling, general and administrative.................      73       59       44       47       45
Income (loss) from operations.........................     (22)      (8)      13       13       17

  Comparison of Annual and Six-Month Results of Operations

     Management believes that a comparison of fiscal 1994 and 1993 operating results to the previously reported fiscal 1992 results excluding Target is more meaningful. Accordingly, the following discussion and all charts exclude the results of Target in all areas other than equity in earnings and losses of affiliate companies.

     Product Sales. Product sales of $64.6 million in fiscal 1994 increased $14.9 million or 30% over prior year sales of $49.7 million, which in turn increased $5.0 million or 11% over fiscal 1992 sales of $44.7 million. The $14.9 million increase in fiscal 1994 is principally attributable to new products, primarily Contigen Implant, Collagraft Implant and Collagraft Strip. The $5.0 million increase in fiscal 1993 was principally from $4.4 million of product sales from shipping initial stocking orders of Contigen Implant. Product sales of $34.3 million in the six months ended December 31, 1994 increased $4.1 million, or 13%, over the same prior-year period.

     Fiscal 1994 worldwide sales of plastic surgery and dermatological products were $43.5 million or 2% lower than fiscal 1993 sales of $44.2 million, compared to a 1% increase in fiscal 1993 over fiscal 1992 sales of $43.7 million. U.S. sales of plastic surgery and dermatological products, representing slightly more than 50% of worldwide sales, remained relatively flat from year to year. Collagen believes the lack of growth in demand was primarily due to competition from alternative cosmetic procedures such as chemical peels, as well as the lingering effects of adverse publicity in prior years from the news media on cosmetic procedures in general and to regulatory investigations specific to Collagen.

     For the six months ended December 31, 1994, worldwide sales of plastic surgery and dermatological products were $24.3 million, up 17% from sales of $20.9 million for the same prior-year period. U.S. sales of plastic surgery and dermatological products were $12.7 million for the six-month period ended December 31, 1994, representing 52% of worldwide sales for such period and an increase of 15% over U.S. sales of $11 million for the same prior-year period. The increase in sales in the current fiscal year was primarily due to a price increase which was effective February 1994 as well as increases in unit sales which may be attributable to an increase in advertising and public relations campaigns, and increased physician interest in cosmetic procedures not reimbursed by third party payors.

     International unit sales of plastic surgery and dermatological products increased approximately 8% in fiscal 1994 over the prior year, while fiscal 1993 unit sales decreased by 6% from fiscal 1992. For the six months ended December 31, 1994, international unit sales of plastic surgery and dermatological products increased 19% over the same prior-year period. Collagen believes the turnaround in international unit sales in fiscal 1994 and in the current fiscal year periods are a result of successful marketing and public relations efforts, as well as strong distributor sales and a recovery from recessionary economic conditions in Europe. International sales in dollars were negatively impacted by unfavorable foreign exchange rates in fiscal 1994 by approximately $1.6 million compared to fiscal 1993, and in fiscal 1993 by approximately $380,000 compared to fiscal 1992; however, international sales in dollars were favorably impacted by approximately $620,000 in the six months ended December 31, 1994, due to favorable foreign exchange rates, compared with the same prior-year period. (See " -- Operating Income" below.) Collagen expects growth in future worldwide demand for its plastic surgery and dermatological products to continue, but at a lower rate.

     In September 1993, Collagen and its marketing partner, Bard, received final clearance from the FDA to market Contigen Implant, resulting in sales of Contigen Implant to Bard of $15.9 million and income of $789,000 from Bard's direct sales to physicians during fiscal 1994 compared to $4.4 million of sales of Contigen Implant to Bard in fiscal 1993. There were no sales of Contigen Implant in fiscal 1992. For the six months ended December 31, 1994, product sales of Contigen Implant to Bard were $8.1 million, which consisted of shipments of Contigen Implant of $6.6 million and income from Bard's direct sales of Contigen Implant to physician customers of approximately $1.5 million, compared with product sales of $8.1 million for the same prior year period, which consisted of shipments of Contigen Implant only. Collagen did not record any income from Bard's direct sales of Contigen Implant to physician customers in the same prior-year periods since Bard's direct sales of the product to physician customers commenced late in the prior-year second quarter. Under an agreement between Collagen and Bard, Bard agreed to make certain minimum purchases of Contigen Implant products, and Bard currently has significant inventory of these products. No minimum purchases are required under this agreement after June 30, 1995, and there can be no assurance that Bard's purchases of Contigen Implant will not decrease thereafter to the extent that Bard seeks to reduce its Contigen Implant inventory levels. Any significant decrease in such purchases could have a material adverse effect on Collagen's operating results. While Collagen intends to pursue further agreements regarding future shipment levels of Contigen Implant to Bard, there can be no assurances that such agreements can be reached. During the quarter ended December 31, 1994, Collagen's share of sales made by Bard to physician customers increased from 5% to 10%, pursuant to the terms of an agreement between Collagen and Bard. Future income from Bard's direct sales of Contigen Implant to physician customers is expected to increase, but is uncertain and may fluctuate significantly due to market demand.

     Fiscal 1994 represented the first full fiscal year of Collagraft Implant sales. In January 1994, Collagen and its marketing partner, Zimmer, received clearance from the FDA to market Collagraft Strip, a second-generation product for the treatment of acute long bone fractures and traumatic osseous (bony) defects. Combined sales of Collagraft Implant and Collagraft Strip to Zimmer totaled $2.7 million in fiscal 1994 compared to sales of Collagraft Implant of $150,000 in fiscal 1993. There were no sales of Collagraft Implant or Collagraft Strip in fiscal 1992. For the six months ended December 31, 1994, sales of Collagraft Implant and Collagraft Strip to Zimmer were $1.6 million, compared to sales of Collagraft Implant of approximately $700,000 to Zimmer in the same prior-year period. The increase in the current fiscal year was primarily due to sales of Collagraft Strip in the current fiscal period, whereas there were no sales of that product during the same prior-year period. Due to higher than expected shipments to Zimmer in the quarter ended September 30, 1994, Collagen expects sales of Collagraft Implant and Collagraft Strip in the fiscal quarter ending March 31, 1995 to be at a level similar to those reported in the quarter ended December 31, 1994.

     A number of uncertainties exist surrounding the marketing and distribution of Collagen's new products, Contigen Implant, Collagraft Implant and Collagraft Strip. Collagen's primary means of distribution for these products is through third party firms, Bard, in the case of Contigen Implant, and Zimmer, in the case of Collagraft Implant and Collagraft Strip. Collagen's business and financial results could be adversely affected in the event that either or both of these parties, or Collagen, are unable to effectively market the products, accurately anticipate customer demand, or effectively manage industry-wide pricing and cost containment pressures in health care.

     Other Revenue. Other revenue recorded in fiscal 1994 consisted of a $1.0 million milestone payment from Bard earned upon receipt of clearance from the FDA to market Contigen Implant. Other revenue in the six months ended December 31, 1994 and 1993 consisted of milestone payments of $1 million each from Bard in accordance with an agreement between Collagen and Bard. Under the agreement, Bard is scheduled to pay a final milestone payment of $2 million to Collagen on September 30, 1995.

     Cost of Sales. Cost of sales as a percentage of product sales averaged 29%, 31% and 34% in fiscal 1994, 1993 and 1992, respectively. The decrease in cost of sales as a percentage of product sales reflected slightly lower unit costs due to increased production volume, primarily from Contigen Implant. This was partially offset by the effect of the lower gross margins from sales of Contigen Implant, which are attributable to the marketing and distribution arrangement with Bard. Cost of sales as a percentage of product sales was 27% for the six months ended December 31, 1994, compared with 28% for the same prior-year period. The lower cost of sales as a percentage of product sales in the current fiscal year period was primarily due to increased product revenues resulting from income received from Bard's direct sales of Contigen Implant to physician customers, which lowered the cost of sales as a percentage of product sales, as well as the favorable impact of foreign exchange rates on international product sales. Due to the high fixed costs of Collagen's manufacturing facility, unit cost of sales is expected to remain highly dependent on maintaining current level of output at Collagen's manufacturing facility, which is heavily dependent on production of Contigen Implant. Changes in cost of sales as a percentage of sales are dependent on the product mix of future sales for which demand and pricing characteristics may vary.

     Research and Development. Research and Development ("R&D") expenses, which include expenditures for regulatory compliance, were $9.4 million (15% of product sales) in fiscal 1994, $8.8 million (18% of product sales) in fiscal 1993, and $6.9 million (15% of product sales) in fiscal 1992. The increases in R&D expenses over the past two years were primarily attributable to Collagen devoting additional resources to expand its capabilities in collagen-based technologies through the hiring of additional personnel and the expansion of its facilities. R&D expenses were $5.0 million for the six months ended December 31, 1994, an increase of 10% over the same prior year period. The increase in R&D spending in the current fiscal year was primarily attributable to advancements in soft tissue programs, including clinical trials for Zyplast II Implant, a concentrated collagen material for soft tissue augmentation. Collagen expects R&D spending for fiscal 1995 to be at a level slightly higher than that of the prior year.

     Selling, General and Administrative. Selling, general and administrative ("SG&A") expenses totaled $28.6 million in fiscal 1994, $29.2 million in fiscal 1993 and $32.6 million in fiscal 1992, representing 44%, 59% and 73% of product sales, respectively. The $600,000, or 2%, decrease in fiscal 1994 from fiscal 1993 was primarily due to lower commission expenses related to international sales and lower promotional expense for the U.S. plastic surgery and dermatological products, partially offset by increased personnel costs. The $3.4 million, or 11%, decrease in fiscal 1993 from fiscal 1992 was primarily due to the high level of expenses incurred in the prior year to respond to both legislative and regulatory investigations, and negative publicity about plastic surgery and dermatological products and other cosmetic procedures, as well as costs incurred in connection with product liability lawsuits. SG&A expenses were $15.3 million for the six months ended December 31, 1994, compared with $14.3 million in, or an increase of 7% over, the same prior-year period. The increase in the current fiscal year period was primarily due to higher international spending and an unfavorable impact of foreign exchange rates, partially offset by lower U.S. advertising and public relation campaign expenses. SG&A expenses as a percentage of product sales were 45% for the six months ended December 31, 1994, compared to 47% for the same prior-year period. Collagen expects SG&A spending in the full fiscal 1995 year to be at levels comparable to fiscal 1994.

     Operating Income. Operating income was $8.6 million in fiscal 1994, compared to operating losses of $3.9 million and $9.9 million in fiscal 1993 and fiscal 1992, respectively. The increase in operating income over the past two years is primarily the result of increased sales of Contigen Implant, Collagraft Implant and Collagraft Strip, as well as decreased SG&A expenses. Operating income was $5.7 million for the six months ended December 31, 1994, compared with $3.8 million in, or an increase of 51% over, the same prior-year period. The increase in operating income in the current fiscal year period was primarily due to higher product sales, partially offset by higher operating expenses.

     Compared with foreign exchange rates for the same prior-year period, the impact of foreign exchange rates in the six months ended December 31, 1994 on operating income was a net increase of $170,000, resulting from an increase of approximately $620,000 in revenue on equivalent local currency sales, partially offset by an increase of approximately $450,000 in operating expenses.

     Gain on Sale of Target Common Stock. In November 1994, Collagen sold 35,000 shares of the common stock of Target for a pre-tax gain of approximately $775,000.

     Equity in Earnings (Losses) of Affiliate Companies. Equity in losses of affiliate companies in fiscal 1994 was $269,000 compared to equity in earnings of affiliates of $968,000 in fiscal 1993. The losses in fiscal 1994 were primarily due to increased losses from affiliates and increased ownership percentages in certain of those affiliates, partially offset by increased equity in earnings of Target. Equity in losses of affiliates in fiscal 1994 consisted of approximately $1.7 million of earnings from Target, offset by approximately $2.0 million of losses from other affiliates. The equity earnings in fiscal 1993 were comprised of approximately $1.5 million of earnings from Target, partially offset by approximately $500,000 equity in losses of other affiliates. In fiscal 1992, Target was accounted for as a consolidated subsidiary and contributed approximately $3.2 million to Collagen's consolidated net income. For the six months ended December 31, 1994, equity in losses of affiliate companies was $369,000, compared with losses of $37,000 in the same prior-year period. The increase in equity in losses of affiliate companies in the six-month period in the current fiscal year over the same prior-year period was primarily due to increased losses recognized by affiliate companies, partially offset by increased equity in earnings in Target. Collagen currently intends to continue to make significant additional investments in affiliated companies. These affiliated companies typically are in an early stage of development and may be expected to incur substantial losses which in turn will have an adverse effect on Collagen's operating results. Furthermore, there can be no assurance that any investments in affiliates will result in any return nor as to the timing of such return, or that Collagen will not lose its entire investment.

     Interest Income and Expense. Interest income was $510,000 in fiscal 1994, $880,000 in fiscal 1993 and $770,000 in fiscal 1992. The decrease in fiscal 1994 from fiscal 1993 was primarily due to lower average investment balances resulting primarily from the repurchase of common stock and to lower interest rates, while the increase in fiscal 1993 over fiscal 1992 was primarily due to higher average investment balances resulting largely from the sale of a portion of Collagen's investment in Target, despite lower interest rates during fiscal 1993 compared to fiscal 1992. Fiscal 1992 interest expense of $667,000 related to interest on a term loan, which Collagen prepaid in March 1992. Interest income was $215,000 for the six months ended December 31, 1994, compared with $283,000 for the same prior-year period. The decrease in the current fiscal year period was primarily due to lower average investment balances resulting from the repurchase of common stock and additional investments in affiliate companies, partially offset by slightly higher interest rates. Interest expense of $55,000 in the six months ended December 31, 1994 was related to a $7 million revolving credit facility, which Collagen finalized with a bank in November 1994.

     Provision for Income Taxes. Collagen's effective income tax rate was approximately 44% for fiscal 1994 compared to 47% for fiscal 1993 and 32% for fiscal 1992. The decrease in fiscal 1994 from fiscal 1993 was primarily attributable to a reduction in unbenefited foreign subsidiary losses and the recognition of tax credits, partially offset by an increase in non-deductible equity losses of affiliates. The increase in fiscal 1993 over fiscal 1992 was primarily attributable to a reduction in benefits from tax credits, non-taxable investment gains, and export sales included in the fiscal 1992 provision. The provision for income taxes for the six months ended December 31, 1994 and 1993 was computed by applying the estimated annual income tax rates of approximately 43% and approximately 49%, respectively, to income before income taxes. The lower effective tax rate in the current fiscal year is primarily due to increased equity in losses of affiliates which is partially offset by a change in the mix of anticipated foreign and domestic earnings and a lower effective state income tax rate. It is expected that the overall effective income tax rate for fiscal 1995 will be slightly lower than for fiscal 1994. Effective July 1, 1992, Collagen prospectively changed its method of accounting for income taxes from the deferred method to the liability method required by SFAS No. 109 "Accounting for Income Taxes." The cumulative effect of adopting SFAS No. 109 was a charge to earnings of $989,000 in the first quarter of fiscal 1993.

     Impact of Foreign Exchange Rates. The impact of foreign exchange rates from fiscal 1993 to fiscal 1994 resulted in approximately a $1.6 million reduction in revenue on equivalent local currency sales and approximately a $1.0 million reduction in operating expenses, resulting in approximately a $600,000 net reduction in operating income on an equivalent local currency basis, compared to a reduction of approximately $380,000 in revenue, a reduction of approximately $170,000 in operating expenses and a net reduction of approximately $210,000 in operating income from fiscal 1992 to fiscal 1993.

LIQUIDITY AND CAPITAL RESOURCES

     At December 31, 1994, Collagen's cash, cash equivalents and short-term investments were $9.6 million compared to $12.7 million at June 30, 1994. Net cash provided by operating activities was $3.9 million for the six months ended December 31, 1994, compared with $5.0 million provided by operating activities for the same prior-year period. Net cash provided by operating activities was approximately $10.7 million in fiscal 1994, compared to approximately $9.1 million used in operating activities in fiscal 1993. The improvement in cash flow from operating activities in fiscal 1994 was primarily due to a turnaround from an operating loss in fiscal 1993 to operating income in fiscal 1994. Non-cash items included in net income for fiscal 1993 included the cumulative effect of the change in accounting for income taxes of $989,000.

     The $3.9 million of cash provided by operating activities in the six-month period in the current fiscal year was primarily offset by $5.5 million used to repurchase 262,500 shares of Collagen's Common Stock at an average acquisition price of approximately $21 per share, $2.4 million of additional investments in affiliate companies and the payment of an aggregate cash dividend of approximately $943,000, which was declared in June 1994, to Collagen's stockholders in July 1994. During fiscal 1994, 567,500 shares were repurchased at an average acquisition cost of approximately $24 per share for a total of approximately $13.8 million. During fiscal 1993, 370,000 shares were repurchased at an average acquisition cost of approximately $21 per share for a total of approximately $7.6 million. Additional significant cash outflows included capital expenditures of $4.0 million in fiscal 1994, compared to $2.5 million in fiscal 1993. Cash invested in affiliate companies was $2.4 million in fiscal 1994, compared to $3.0 million in fiscal 1993. In January 1995 Collagen's Board of Directors authorized the repurchase of up to an additional 300,000 shares of Collagen Common Stock in the open market.

     Collagen currently anticipates capital expenditures, equity investments in, and loans to affiliate companies to be approximately $10.0 million in fiscal 1995. Approximately $3.8 million of this amount had been expended in the six months ended December 31, 1994. Collagen paid cash dividends of $0.10 per share in July 1994 and $0.075 per share in January 1995, totaling $943,000 and $694,000, respectively. Collagen anticipates that the Board of Directors will review the possibility of declaring an additional dividend before the end of fiscal 1995.

     Collagen's principal sources of liquidity include cash generated from operations and its cash, cash equivalents and short-term investments. In addition, during the fiscal quarter ended September 30, 1994, Collagen's Board of Directors authorized Collagen to sell portions of its holdings of approximately 2.3 million shares of Target Common Stock. On November 1, 1994, Collagen sold 35,000 shares of its Target Common Stock for a pre-tax gain of approximately $775,000. The pre-tax sales proceeds were approximately $1.1 million. Collagen anticipates that stock sales pursuant to the authorization will be made from time to time, under Rule 144, with the objective of generating cash, for, among other things, further investments in both current and new affiliate companies. In addition, Collagen established a $7.0 million revolving credit facility with a bank in November 1994, which Collagen has not used and intends to terminate shortly after the closing of the sale of the Notes offered hereby. Collagen believes that the proceeds from the sale of the Debentures offered hereby, together with other available sources of liquidity should be adequate to fund its anticipated cash needs for the foreseeable future.

                 SELECTED CONSOLIDATED FINANCIAL DATA OF TARGET

     The consolidated statement of income data of Target set forth below for the fiscal years ended March 31, 1992, 1993 and 1994 and the consolidated balance sheet data at March 31, 1993 and 1994 are derived from, and are qualified by reference to, the audited consolidated financial statements included elsewhere herein. The consolidated statement of income data of Target for the fiscal years ended March 31, 1990 and 1991 and the consolidated balance sheet data at March 31, 1990, 1991 and 1992 are derived from audited consolidated financial statements not included in this Prospectus. The consolidated statement of income data for the nine month periods ended December 31, 1993 and 1994, and the consolidated balance sheet data at December 31, 1994 have been derived from unaudited interim condensed financial statements included elsewhere herein and reflect, in management's opinion, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of income for such periods. Results of operations for any interim period are not necessarily indicative of results to be expected for the full fiscal year.

                                                                                                             NINE MONTHS ENDED
                                                                     YEARS ENDED MARCH 31,                      DECEMBER 31,
                                                       --------------------------------------------------    ------------------
                                                        1990      1991       1992       1993       1994       1993       1994
                                                       ------    -------    -------    -------    -------    -------    -------
CONSOLIDATED STATEMENT OF INCOME DATA:
Total revenues......................................   $8,604    $12,510    $20,449    $28,117    $35,353    $25,453    $34,497
Costs and expenses:
  Cost of sales.....................................    3,001      4,558      6,920      9,657     13,368     10,103     11,060
  Research and development..........................    2,044      3,129      4,347      6,496      7,624      5,468      7,472
  Selling, general and administrative...............    2,683      3,580      5,447      7,543      9,245      6,886      9,645
                                                       ------    -------    -------    -------    -------    -------    -------
    Total costs and expenses........................    7,728     11,267     16,714     23,696     30,237     22,457     28,177
                                                       ------    -------    -------    -------    -------    -------    -------
Income from operations..............................      876      1,243      3,735      4,421      5,116      2,996      6,320
Interest income, net................................        1        (50)       297        890        954        682        921
Other income........................................       --         --         --         16        515        276        973
                                                       ------    -------    -------    -------    -------    -------    -------
Income before income taxes and cumulative effect of
  change in method of accounting for income taxes...      877      1,193      4,032      5,327      6,585      3,954      8,214
Provision for income taxes..........................      294        486      1,532      1,747      2,265      1,344      2,957
                                                       ------    -------    -------    -------    -------    -------    -------
Income before cumulative effect of accounting
  change............................................      583        707      2,500      3,580      4,320      2,610      5,257
Cumulative effect of change in method of accounting
  for income taxes..................................       --         --         --         --        631        631         --
                                                       ------    -------    -------    -------    -------    -------    -------
Net income..........................................   $  583    $   707    $ 2,500    $ 3,580    $ 4,951    $ 3,241    $ 5,257
                                                       ======    =======    =======    =======    =======    =======    =======
Income per share:
  Income before cumulative effect of accounting
    change..........................................                                      $.51       $.61       $.37       $.73
  Cumulative effect of change in method of
    accounting for income taxes.....................                                        --        .09        .09         --
                                                                                       -------    -------    -------    -------
  Net income per share..............................                                      $.51       $.70       $.46       $.73
                                                                                       =======    =======    =======    =======
Pro forma net income (unaudited)(1).................                        $ 2,599
                                                                            =======
Pro forma net income per share (unaudited)(1).......                           $.51
                                                                            =======
Shares used in computing net income per share and
  pro forma net income per share....................                          5,093      7,075      7,103      7,087      7,190
                                                                            =======    =======    =======    =======    =======

                                                                            MARCH 31,                         DECEMBER 31,
                                                        -------------------------------------------------     ------------
                                                         1990      1991      1992       1993       1994           1994
                                                        ------    ------    -------    -------    -------     ------------
CONSOLIDATED BALANCE SHEET DATA:
Working capital......................................   $2,269    $2,601    $34,602    $37,370    $41,527       $ 43,054
Total assets.........................................    5,670     7,166     42,103     46,827     57,130         64,884
Long-term obligations................................      140       169        138        152        124            104
Stockholders' equity.................................    3,839     4,578     37,983     42,462     49,064         55,060

- ---------------
(1) See Notes 1 and 6 of Notes to Consolidated Financial Statements of Target for pro forma information relating to Target's Accounting for Income Taxes as a separate company.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF TARGET

     The following discussion should be read in conjunction with Target's consolidated financial statements, notes thereto and discussion thereof incorporated by reference herein.

OVERVIEW

     Target's revenues have been derived primarily from the sale of its micro-catheters, guidewires and micro-coils. Target also derives a portion of its revenues from the distribution of certain products manufactured by other companies pursuant to distribution agreements. Target also entered into a research and development agreement with Century Medical, Inc. ("CMI") in March 1991, under which CMI provided $2.0 million of development funding, of which $1.4 million was included in revenue in fiscal 1992, to assist Target in the development of its Stealth balloon angioplasty micro-catheter. In addition, Target entered into a management agreement, effective in January 1994, with its Japanese joint venture in which Target was obligated to provide certain management services for which Target was reimbursed during calendar 1994.

RESULTS OF OPERATIONS

     The following table sets forth certain selected statement of income information of Target as a percentage of product sales for the periods indicated.

                                                                                     NINE MONTHS
                                                                                        ENDED
                                                          YEARS ENDED MARCH 31,      DECEMBER 31,
                                                         -----------------------    --------------
                                                         1992     1993     1994     1993     1994
                                                         -----    -----    -----    -----    -----
Product sales.........................................     100%     100%     100%     100%     100%
Other revenue.........................................       7       --       --       --       --
Costs and expenses:
  Cost of sales.......................................      36       34       38*      40*      32
  Research and development............................      23       23       22       21       22
  Selling, general and administrative.................      29       27       26       27       28

- ---------------

*Includes $1.5 million charge for costs associated with changes being made to the Guglielmi Detachable Coil system as described under Cost of Sales below. Cost of sales, exclusive of this charge, was 34% of product sales for both the fiscal year ended March 31, 1994 and the nine months ended December 31, 1993.

  Comparison of Annual and Nine-Month Results of Operations

     Revenues. Total revenues for the year ended March 31, 1994 were $35.4 million, an increase of $7.2 million, or 26%, from $28.1 million for the prior year. Total revenues for the year ended March 31, 1993 increased 37% from $20.4 million in fiscal 1992. Total revenues for the year ended March 31, 1992 included $1.4 million received under the CMI research and development agreement. Product sales of $28.1 million in fiscal 1993 represented an increase of 48% over $19.0 million in fiscal 1992. These increases were primarily attributable to new product introductions and additional unit sales in each of Target's product lines resulting from an increased number of treatment sites, training of additional physicians and the continued acceptance of Target's products. During fiscal 1993, Target implemented a nominal price increase to certain of its products to both domestic and international customers with the exception of its distributor in Japan. Target currently intends to increase prices to its Japanese distributor in fiscal 1996. See "-- Interest and Other Income."

     Revenues for the nine months ended December 31, 1994 were $34.5 million, an increase of 36% compared to $25.5 million for the prior year period. The increase was primarily attributable to the continued acceptance of new and recently enhanced products and additional sales in each of Target's product lines resulting from an increased number of treatment sites and the training of additional physicians.

     The increase in Target's revenues is also attributable to the growing market for Target's products in Europe and Japan. Export product sales increased to $21.1 million in fiscal 1994 from $17.2 million in fiscal 1993 and $10.6 million in fiscal 1992. For the nine months ended December 31, 1994 export product sales increased to $23.6 million from $15.1 million in the prior year period. Export product sales as a percentage of total product sales were 60% in fiscal 1994, 61% in fiscal 1993 and 56% in fiscal 1992. For the nine months ended December 31, 1994, export products sales as a percentage of total product sales increased to 69% from 59% in the prior year period. During fiscal 1994 and 1993, Target sold products in Japan through a joint venture formed with CMI. Sales to the Japanese market in fiscal 1994 and 1993 accounted for approximately 29% and 27%, respectively, of product sales. Sales of Target's products in Japan through its former distributor accounted for approximately 21% of Target's product sales in fiscal 1992.

     Target's continued revenue growth is subject to a number of factors, including new product introductions, the availability of suitable alternative products manufactured by competitors, the timeliness and availability of regulatory clearance and the continued expansion of its customer base. Target continues to research and develop new applications for its products in an effort to expand its practitioner customer base. As more companies become aware of the market potential of such products, Target anticipates an increase of competitive forces which may have an adverse effect on revenues of Target. Several companies in the United States have introduced products that are being used in the interventional neuroradiology market. Target is also aware of other companies that may pursue commercialization of products which may compete with Target products and may result in future pricing and margin pressures within this market. Prior to commercialization in the United States, sales of certain of Target's products, including the Guglielmi Detachable Coil ("GDC") system are limited to clinical settings pursuant to Investigational Device Exemptions ("IDEs") granted by the FDA which limit the number of patients treatable with such products. Target must obtain clearance from the FDA to market these products for other than clinical investigation, and the overall review time of such regulatory process has apparently increased. Regulatory requirements vary in other countries in which Target markets its products. Failure to develop new products successfully or to obtain regulatory clearance for such products, including Target's detachable coil systems, in a timely manner may have an adverse effect on Target's revenues in the future. Target's revenue growth may also be adversely affected by the limited number of teaching hospitals that train practitioners in fields in which Target's products are utilized. Target continues to obtain a significant amount of its revenues from one customer in Japan. Should this customer continue to represent a significant portion of revenues, significant changes in this customer's ordering rates will likely cause similar changes in Target's revenues. It is Target's understanding that physicians use certain devices, products and materials manufactured by other companies in conjunction with the use of certain of Target's products. Reductions in the availability or the elimination of such complementary products have had and may continue to have an adverse effect on sales of Target's products. This is believed to have been a contributing factor to the decrease in the percentage of total revenues derived from domestic sources during the past several quarters. Currently, products sold commercially in the United States pursuant to 510(k) clearance by the FDA may generally be marketed in Europe. However, political and regulatory changes, particularly in Western Europe in connection with the formation of the European Union, as well as the future impact of IS09000 standards may adversely affect Target's product sales in Europe. Similarly, changes in the United States and foreign national health care policies, including third-party reimbursement issues, may have a significant adverse effect on revenues of Target. Furthermore, the future rate of Target's revenue growth, if realized, may be below that experienced in prior annual and quarterly periods.

     In October, 1994 Target acquired certain assets and liabilities of the former distributor of Target's products in Germany. Target has formed a subsidiary that is responsible for the direct sales operations of Target in Germany. As a result, Target anticipates that future sales to end-users in Germany will be at prices higher than those of sales to the former distributor, reflecting the markup previously realized only by the distributor. Two months of such sales activity are reflected in the three month period ended December 31, 1994.

     Cost of Sales. Cost of sales as a percentage of product sales was 38% for fiscal 1994 compared to 34% and 36% for fiscal 1993 and 1992, respectively. For the nine month period ended December 31, 1994, cost of sales as a percentage of product sales decreased to 32% from 40% in the prior year period. Included in cost of sales for fiscal 1994 and the nine months ended December 31, 1993 was a charge for the estimated costs associated with changes being made to the GDC system as described below. Excluding the GDC charge, cost of sales was $11.9 million, or 34% of product sales for fiscal 1994 and $8.6 million, or 34% of products sales for the nine months ended December 31, 1993. Target's increased manufacturing efficiency, primarily due to increased production volume, was offset primarily by the commencement of sales of products manufactured by other companies which are sold by Target at lower gross margins. In addition, the commencement of the direct sales operation in Germany contributed to the improvement in cost of sales as a percentage of revenues for the nine months ended December 31, 1994. Target believes that the reduction in cost of sales as a percentage of product sales from fiscal 1992 to 1993 is attributable to several factors, including commencement of sales to CMI at higher gross margins than had been realized with the prior Japanese distributor, the price increases discussed above, and increased manufacturing volume as a result of Target's move to its current facility in fiscal 1993 which resulted in improved productivity. Generally, there can be no assurance that cost of sales as a percentage of revenues will show improvement in future periods over current or prior periods due to the distribution by Target of certain products at lower gross margins, fluctuation in manufacturing production levels, potential increases in certain costs associated with the use of third-party technology and potential pressure on product prices as a result of competition. As a result of the direct sales operation in Germany described above, a slight improvement in cost of sales as a percentage of revenues derived from sales in such country will likely be included in future period results. In addition, although no supply issues have arisen in the past, there can be no assurance that current or future suppliers of Target's raw materials will be able to continue to meet the quality and quantity demands of Target at current suppliers' prices.

     Target's GDC system is an investigational device that is currently being sold to a limited number of clinical investigators pursuant to an IDE. In October 1993, Target announced that it was pursuing certain changes to the GDC system as a result of magnetic resonance imaging ("MRI") tests which indicated a potential for the creation of small metallic particles during the electrolytic detachment of the coil. Upon completion of certain laboratory tests of these changes a supplement to the existing IDE was filed with the FDA in January 1994 and approved in March 1994. The revised IDE protocol submitted to the FDA by Target required commencement of limited clinical trials for the modified GDC system. Target has exchanged modified product for any original product that customers still had in their inventory as treatment sites were converted to the modified product. The limited clinical trials in the United States were commenced in April 1994. The clinical trials with the modified GDC system have shown an apparent reduction in both the frequency of the occurrence and the size of these microscopic particles. The results of these clinical trials were then included in a new application for 510(k) clearance for the modified GDC system, which Target submitted in March 1995. Results of the clinical investigations of both the original GDC system, for which the 510(k) application was withdrawn, and the modified GDC system were included as supporting data in its March 1995 510(k) application. Target anticipates that this application, which includes clinical data on approximately 800 patients, will be reviewed by advisory consultants to the FDA, some of whom may also be members of other FDA panels. This review may increase the overall length of the regulatory review period. Regulatory clearance to market the modified product in France was obtained during the quarter ended December 31, 1994, and Target is currently pursuing regulatory clearance in Japan for such product.

     Target has provided for the estimated costs of exchanging customer's inventory and disposition of Target's remaining inventory of original GDC product. A $1.5 million charge was included in cost of sales for the nine months ended December 31, 1993. The effect of this charge on net income after benefit for income taxes was approximately $975,000, or $.14 per share. Although Target does not anticipate a recurrence of the $1.5 million charge, no assurance can be given that similar incidents will not occur in the future with respect to the GDC system or other Target products.

     Research and Development. Research and development ("R&D") expense, which includes expenditures for regulatory compliance and quality assurance, increased 17% to $7.6 million in fiscal 1994 compared to $6.5 million in fiscal 1993. R&D expense increased 49% in fiscal 1993 from $4.3 million in fiscal 1992. For the nine months ended December 31, 1994, R&D expense increased 37% to $7.5 million from $5.5 million in the prior year period. Target attributes the increased amounts expended for R&D primarily to the expenses incurred in collecting clinical data, preparing regulatory filings for new products and expansion of its research activities and pilot manufacturing line. The pilot manufacturing line was developed to aid in the transition between the new product development and manufacturing stages of production. As a percentage of product sales, R&D expense was 22% for fiscal 1994 compared to 23% for both fiscal 1993 and 1992. This decrease is primarily attributable to increased revenues and a slower-than-anticipated increase in the number of R&D personnel. R&D expense was 22% and 21% of revenues for the nine-month periods ended December 31, 1994 and 1993, respectively. This increase is primarily attributable to increased headcount in addition to the factors described above.

     Target believes that its investments in product development and engineering and manufacturing processes are essential to enable it to maintain its competitive position. Furthermore, Target believes that such investments enhance its ability to continue to attract qualified engineers which Target believes is critical to the continued development of future products. Target expects to continue to make substantial expenditures on new product development and to continue to increase the dollar amount expended for R&D in the foreseeable future.

     Selling, General and Administrative. Selling, general and administrative ("SG&A") expense for the year ended March 31, 1994 increased to $9.2 million from $7.5 million and $5.4 million for the years ended March 31, 1993 and 1992, respectively. For the nine months ended December 31, 1994, SG&A expense increased to $9.6 million from $6.9 million in the prior year period. As a percentage of product sales, SG&A expense was 26%, 27% and 29% in fiscal 1994, 1993 and 1992, respectively, and 28% and 27% in the nine months ended December 31, 1994 and 1993, respectively. The increase in the amount expended was primarily due to additional staffing, including sales and management personnel, to expand the corporate infrastructure, to support the growth in Target's product sales and, with respect to the nine months ended December 31, 1994, expenses associated with the commencement of operations in Germany. Target currently anticipates that the dollar amount expended will continue to increase primarily due to the recent commencement of direct operations in Germany as described above (including costs associated with the additional headcount and marketing operations and the amortization of purchase price in excess of the fair value of the net tangible assets acquired), additional expenses associated with a legal action filed by Target to protect certain of its proprietary assets and planned increases in sales and support staff to introduce, market and support anticipated new products for which increased physician training and education, clinical field work and sales support will be required. These expenses may also increase as Target pursues the feasibility of additional operations overseas.

     Income from Operations. Income from operations was $5.1 million in fiscal 1994, an increase of 16% from $4.4 million in fiscal 1993. This increase is attributable to increased product sales and slightly lower R&D and SG&A expenses as a percentage of product sales over the previous year. These reductions have been partially offset by the charge to cost of sales for estimated costs associated with the changes to the GDC system as described above. Income from operations increased to $4.4 million in fiscal 1993 from $3.7 million in fiscal 1992. The increase was primarily a result of increased revenue in fiscal 1993, a reduction from 1992 to 1993 in cost of sales as a percentage of product sales and decreased SG&A expenses as a percentage of product sales. The favorable changes were partially offset by the absence of revenue from a research partner in fiscal 1993, while $1.4 million of such revenue was recorded in fiscal 1992.

     For the nine-month period ended December 31, 1994 income from operations increased to $6.3 million compared to $3.0 million for the same period of the prior year. This increases is primarily attributable to the charge for the GDC system taken in the prior year as described above, increased revenues and lower cost of sales as a percentage of revenues compared to the prior year periods as described above.

     Although Target has experienced revenue growth since its inception and has been profitable on a quarterly basis since the quarter ended December 31, 1990, no assurance can be given that revenue growth or profitability on a quarterly or annual basis will be sustained. Target's results of operations have varied significantly from quarter to quarter, and revenue growth rates have been inconsistent. Future operating results will depend upon several factors in addition to those discussed above, including the timing and amount of expenses associated with expanding Target's operations both domestically and internationally, increased revenues and expenses in conjunction with Target's German operations, Target's ability to successfully meet new product development plans, success in achieving regulatory clearance for new products (including Target's detachable coil systems) in a timely manner, the acceptance of new product introductions both in the

United States and internationally, the mix between pilot production of new products and full-scale manufacturing of existing products, the mix between domestic and export sales, the availability of complementary products and the effects this may have particularly on domestic sales, possible changes in ordering patterns of its customers due to changes in the business environment or to potential variations in foreign exchange rates, Target's ability to continue to attract qualified engineers to further the development of future products, potential future partnering arrangements, changes in the domestic and foreign health care policies (including third-party reimbursement issues), increased competitive forces, developments in Target's ongoing intellectual property litigation, increased expenses associated with protecting Target's proprietary assets and the general litigious nature of the medical device industry. Target also believes that seasonal patterns, including a reduction in the number of procedures performed by physicians using Target's products during summer and holiday periods, may affect its quarterly revenue stream. In addition, Target cannot predict ordering rates by distributors, some of which place infrequent stocking orders while others order at regular intervals. As a result of these and other factors, Target expects to continue to experience significant fluctuations in its quarterly operating results.

     Target's stock price may be subject to significant volatility, particularly on a quarterly basis. Any shortfall in revenues or earnings from levels expected by securities analysts could have an immediate and significant adverse effect on the trading price of Target's common stock in any given period. Additionally, Target may not learn of, or be able to confirm, revenues or earnings variations from estimates until late in the fiscal quarter which could result in an even more immediate and adverse effect on the trading price of Target's common stock. Finally, Target participates in a highly dynamic industry, which often results in significant volatility of Target's common stock price.

     Interest and Other Income. Net interest income increased to $954,000 in fiscal 1994 compared to $890,000 in fiscal 1993. For the nine month period ended December 31, 1994, net interest income increased to $921,000 from $682,000 for the prior year period. These increases are primarily attributable to increased amounts of cash generated from operating activities which were available for investment. The increase in net interest income to $890,000 in fiscal 1993 from $297,000 in fiscal 1992 is attributable to an increase in cash, cash equivalents and short-term investments resulting from Target's initial public offering of its common stock in January 1992, the proceeds of which were invested for only a portion of fiscal 1992. Target expects that interest rates obtainable in the remainder of fiscal 1995, for the quality of cash investments it seeks, are unlikely to exceed significantly the rates obtained in recent periods and, therefore, does not expect significant increases in interest income in the foreseeable future.

     Other income increased to $515,000 in fiscal 1994 from $16,000 in fiscal 1993. Target had no other income in fiscal 1992. Other income for the nine month period ended December 31, 1994 increased to $973,000 from $276,000 in the same period of the prior year. The increase from fiscal 1993 to 1994 is due, in part, to $445,000 received in fiscal 1994 pursuant to the management agreement with the Japanese joint venture whereby Target was required to provide certain services during calendar 1994 for which the joint venture paid Target a total of $700,000. The increase in the nine-month data is primarily due to increased equity earnings in Target's Japanese joint venture and to $85,000 recognized during each of the first three fiscal 1995 quarters pursuant to the management agreement described above. Also included in other income is Target's portion of equity losses in unconsolidated subsidiaries for which Target's interest is less than 50% and which are accounted for on the equity method. Target anticipates that other income may decrease during the remainder of fiscal 1995 and the next fiscal year due to expected lower earnings in Target's Japanese joint venture as a result of anticipated price increases to Target's Japanese distributor and the recognition of increased equity losses resulting from anticipated additional investments by Target in its less than 50% owned subsidiaries to further the development of these companies' products.

     Provision for Income Taxes. Target's combined effective federal and state tax rate was approximately 34% in fiscal 1994 compared to 33% and 38% in fiscal 1993 and 1992, respectively. The fiscal 1994 and 1993 rates reflect the benefits derived from Target's foreign sales corporation, research credits and certain nontaxable investment income. For the nine months ended December 31, 1994 and 1993, Target's income tax provision has been calculated based upon the estimated annual effective tax rate for the fiscal years ending March 31, 1995 and 1994, respectively, and reflects the benefits derived from Target's foreign sales corporation, research credits and certain nontaxable investment income. A revision of such estimate during the third quarter of fiscal 1995 resulted in a reduction of the estimated effective rate for fiscal 1995 to 36% from the previous estimate of 37%. Target anticipates a significant reduction in its estimated effective rate for fiscal 1995 due to increased benefits derived from foreign tax credits generated in Japan as a result of certain changes with respect to Target's ownership of its Japanese joint venture in the fourth quarter of fiscal 1995.

     Effective April 1, 1993, Target adopted Financial Accounting Standards Board Statement 109, "Accounting for Income Taxes." As permitted by Statement 109, Target elected to report the cumulative effect of the change currently rather than restate the financial statements of prior years. The positive cumulative effect of the change in method of accounting for income taxes of $631,000 was recorded in the first quarter of fiscal 1994. Target has considered the evidence supporting the realizability of net deferred tax assets at March 31, 1994 including carrybacks, future reversal of temporary differences and future taxable income exclusive of temporary differences, and has recorded a valuation allowance of $490,000 to reduce the net deferred tax assets to the amount that is more likely than not to be realized.

     Target's provision for income taxes for periods prior to February 1, 1992, was determined based upon Tax Allocation Agreements with Collagen. Such provision may not reflect Target's actual tax rate had it not been consolidated with Collagen for tax purposes. Consequently, Target has presented on the face of Target's statement of income unaudited pro forma net income and pro forma net income per share for fiscal 1992 assuming Target filed its tax returns on a separate company basis. For the period February 1, 1992 through March 31, 1994, Target's federal and state income tax provisions are calculated on a separate company basis.

LIQUIDITY AND CAPITAL RESOURCES

     At December 31, 1994, Target had working capital of approximately $43.1 million and its principal sources of liquidity consisted of approximately $36.4 million in cash, cash equivalents and short-term investments, cash provided by operating activities and $3.0 million available under a line of credit which expires in July 1996. At December 31, 1994, no amounts were outstanding under this line of credit. Net cash provided by operating activities for the nine months ended December 31, 1994 was $4.3 million.

     Inventories increased to $5.0 million at December 31, 1994 (including inventories held at the German subsidiary location) compared to $3.0 million at March 31, 1994. The increase is primarily attributable to the products introduced during the last year resulting in a broader product range for which inventories are maintained to meet customer demand and increased revenue levels. Accounts receivable increased to $8.9 million at December 31, 1994 compared to $6.4 million at March 31, 1994 due primarily to the increased sales volume in the third quarter of fiscal 1995 and to the consolidation of accounts receivable of the new German subsidiary described above. Other assets increased to $6.2 million at December 31, 1994 from $3.0 million at March 31, 1994 primarily due to the net effect of equity accounting for Target's joint venture and unconsolidated subsidiaries, increased investments in unconsolidated subsidiaries and increased long-term receivables from less than 50% owned subsidiaries pursuant to lease-line agreements with Target as lessor. Target anticipates making additional investments in its less than 50% owned subsidiaries during the final quarter of fiscal 1995 of up to an aggregate of approximately $750,000 and approximately $200,000 of additional lease-line drawdowns. Target currently expects to purchase approximately $3.5 million of capital equipment in fiscal 1995 of which purchases and commitments totaling approximately $2.9 million had been made at December 31, 1994.

     Target expects to invest $1.7 million in fiscal 1996 to substantially upgrade its information systems infrastructure. This upgrade is expected to improve customer service turnaround times and better materials planning. There can be no assurance that this project will be completed successfully or in a timely manner, or that the project will not result in disruptions in Target's operations and it is unlikely that these improvements will result in increased revenues or profits in the near term if at all.

     Target believes that available cash, cash equivalents and short-term investments, as well as funds expected to be generated from operations, will be sufficient to meet Target's operating expenses and cash requirements for the foreseeable future.

                              BUSINESS OF COLLAGEN

GENERAL

     Collagen develops, manufactures and markets on a worldwide basis high quality biocompatible products for the treatment of defective, diseased, traumatized or aging human tissues. Collagen has grown by identifying medical applications for its technology, developing innovative products and building markets with respected healthcare professionals, either directly or with marketing and technology partners. Collagen's core products are principally used in cosmetic and reconstructive applications for the face, the treatment of stress urinary incontinence, and bone repair. Collagen focuses on development of new products based upon biomaterials, especially collagen, for sale in human healthcare markets worldwide.

CORE TECHNOLOGY

     The foundation of Collagen's current business is the collagen protein family, around which Collagen has developed proprietary technology and patented materials, processes and uses. Collagen is a family of naturally occurring proteins that serve as the basic structural building blocks of the tissues found in skin, cartilage, bone, tendons, ligaments, arterial walls, nerve sheaths and other organs and tissues of the body. Collagen is present in all mammals in higher concentration than any other protein and is quite similar among species. There are at least fifteen types of collagen, the most common of which is the type primarily used in Collagen's commercial products and products under development.

     Collagen has developed proprietary processes to purify its bovine-source collagen on a commercial scale and to manufacture "tissue-like" implants from the resulting materials. These proprietary processes alter the immunological profile of the bovine-source collagen, thus minimizing the potential for causing an allergic reaction. The result is a purified and sterilized fibrous collagen material that can be easily injected or implanted into the human body.

     The potential for causing an allergic reaction arising from the injection of bovine-source collagen is relatively low. Based on Collagen's statistics, approximately 97% of men and women tested show no allergic reaction to a skin test and can be treated with the bovine-source collagen injection. The 3% that show an allergic reaction to the skin test display typical symptoms of hypersensitivity, which include redness, itchiness and swelling. An additional 1-2% of the people treated develop an allergic reaction after one or more injections.

STRATEGY

     Collagen's strategy consists of the following principal elements:

     - Expand Existing Medical Franchise. Collagen has a 14-year involvement with the cosmetic procedure-oriented segments of the plastic surgery and dermatology markets. Medical procedures for cosmetic indications in those markets are generally paid for by the patient and therefore are not commonly subject to reimbursement constraints imposed by third party payors. Collagen's objectives include developing, in-licensing, and acquiring products related to this market. Collagen holds marketing rights in the United States, United Kingdom, Italy, France and Germany for the TRILUCENT Breast Implant, which is a vegetable-oil based product currently under development by LipoMatrix, Incorporated ("LipoMatrix"), a company affiliated with Collagen.

     - Broaden Therapeutic Applications. Collagen has developed innovative medical products that take advantage of the physical and biological properties of collagen, and has developed proprietary collagen technology platforms that could lead to new applications for product development. In addition, Collagen has implemented an "affiliate" program to expand its new product development activities outside of the areas of its core competence, such as interventional cardiology, ophthalmology, and otology (treatment of ear disorders).

     - Enhance Biomaterials Technology. Collagen has substantial research, pre-clinical, clinical and regulatory expertise in the development of collagen-based medical devices. Collagen's current objectives include improving the clinical persistence of current collagen materials and reducing or eliminating allergic reactions arising from the bovine source of current collagen products.

PRODUCTS, MARKETS AND METHODS OF DISTRIBUTION

     Cosmetic and Reconstructive Surgery. Collagen has three principal products for the treatment of skin contour defects: Zyderm I Implant, Zyderm II Implant, a more concentrated form of injectable collagen, and Zyplast Implant, a cross-linked collagen product. These products are sterile devices, composed of highly purified bovine dermal collagen, dispersed in a saline solution containing a small amount of lidocaine and packaged in a sterile syringe. They are injected with a fine gauge needle into depressed layers of skin to elevate the area to surface contour.

     Depending on the indication and the product (or product combination) used, most patients can achieve considerable correction in one to four treatment sessions, utilizing an average of 1.5 - 2.0 cc of collagen product. The implants take on the texture and appearance of normal host tissue and are subject to similar stresses and aging processes. Consequently, supplemental treatments are often necessary after initial treatment, depending on the location and original cause of the skin deformity.

     Collagen believes that opportunities exist in the market for injectable collagen implants based on potential new products and product applications, potential increases in patient awareness of the procedure and product price, demand among younger people for cosmetic procedures and increased physician interest in cosmetic procedures and increased physician interest in cosmetic procedures not reimbursed by third party payors. Factors such as negative publicity, adverse rulings by regulatory authorities or in connection with product liability lawsuits, introduction of competitive products by third parties or other loss of market acceptance for Collagen's principal products may significantly and adversely affect Collagen's business, financial condition and results of operations.

     Collagen markets Zyderm and Zyplast Implants primarily to the approximately 11,000 dermatologists and plastic surgeons in the United States through a direct sales force. Approximately 4,000 of these medical professionals have purchased Zyderm and Zyplast Implants from Collagen in the past two years. United States sales of Zyderm and Zyplast Implants, which represented slightly more than 50% of worldwide sales of Zyderm and Zyplast Implants, remained relatively flat from year to year.

     Collagen utilizes a variety of methods to market its dermatological products. Collagen sponsors a "Partners in Growth" program for plastic surgeons and dermatologists. This program is designed to identify and support a committed group of physicians who endorse the appropriate use of injectable collagen and are skilled in its proper use. Collagen conducts other physician marketing activities such as direct mail campaigns, physician education, in-office merchandising and patient seminars. Collagen has emphasized physician education to ensure proper training in the use of its products and timely communication of clinical and product use information. To stimulate demand at the patient level, Collagen also conducts consumer marketing awareness programs such as public relations events, health and beauty magazine advertising and direct mailing campaigns.

     Collagen markets its Zyderm and Zyplast Implants directly to physicians in 10 European countries, Canada, Australia and New Zealand. Collagen markets its products through distributors in all other international markets. Collagen has granted exclusive distribution rights in Japan, for Zyderm and Zyplast Implants. Over the past two years, Collagen has appointed a number of new foreign distributors for its injectable collagen products.

     A large portion of Collagen's revenues in recent years has come from its international operations. Consolidated export sales of Zyderm and Zyplast Implants totaled $20.8 million in fiscal 1994. Export sales for Zyderm and Zyplast Implants represented 32% of Collagen's revenues in fiscal 1994 and 34% for the six months ended December 31, 1994. Collagen has expanded and intends to further expand its direct selling efforts in certain international markets. There can be no assurance that difficulties associated with a transition to direct marketing efforts would not have an adverse effect on Collagen's results of operations.

     Incontinence. According to the National Institutes of Health, more than ten million Americans suffer from urinary incontinence, or the involuntary loss of urine. While comprehensive data are not available as to the incidence of a form of stress urinary incontinence called intrinsic sphincter deficiency ("ISD"). Collagen has estimated, based upon physician survey information, that as many as one million of these persons suffer from ISD, a poor or nonfunctioning bladder outlet mechanism that may be helped by a locally injected bulking agent. Collagen and its marketing and distribution partner, Bard, received approval from the FDA to produce and market Contigen Implant in September, 1993 for the treatment of ISD. ISD occurs among all demographic groups, but its incidence increases with age and is twice as high in women as men. Management and treatment alternatives have historically included absorbent products, behavior modification, medication and surgery. Contigen Implant injections may improve stress incontinence caused by stretched pelvic muscles from childbirth, decreased tone in the pelvic muscles supporting the bladder (often associated with menopause and aging) and prostate surgery.

     Contigen Implant is a sterile, highly purified bovine dermal collagen that is lightly crosslinked and dispersed in a saline solution. Contigen Implant is injected into the submucosal tissues of the urethra and/or bladder neck, and into the tissues adjacent to the urethra. The injection of Contigen Implant creates increased tissue bulk and subsequent coaptation (joining) of the urethral lumen. After injection, the suspended collagen forms a soft cohesive network of fibers. Over time, the implant takes on the appearance of normal host tissue.

     Pursuant to the terms of an agreement between Collagen and Bard, Bard purchases commercial products, including Contigen Implant, developed under this agreement. In addition, Collagen receives a percentage of Bard's direct sales to physician customers. Bard holds exclusive worldwide marketing and distribution rights to Contigen Implant.

     Collagen recorded approximately $16.7 million of revenue from sales of Contigen Implant in fiscal 1994. Of such revenue, $15.9 million was derived from sales of Contigen Implant to Bard and $789,000 from Bard's direct sales to physicians, compared to $4.4 million of sales of Contigen Implant to Bard recorded in fiscal 1993. For the six months ended December 31, 1994, product sales of Contigen Implant to Bard were $8.1 million, which consisted of shipments of Contigen Implant of $6.6 million and income from Bard's direct sales of Contigen Implant to physician customers of approximately $1.5 million. There were no sales of Contigen Implant in fiscal 1992.

     Orthopaedics. Collagen and its orthopaedic marketing partner, Zimmer, a wholly-owned subsidiary of Bristol-Myers Squibb, received approval from the FDA in May 1993 to produce and market Collagraft Implant. Collagraft Strip, a "premixed" formulation which is the early "ready-to-mix" Collagraft Implant formulation, was subsequently approved in January 1994. Collagraft Implant and Collagraft Strip, when used with autogenous bone marrow, is indicated for use in acute long bone fractures and traumatic osseous defects to provide a matrix for the repair process of bone. Bone graft substitute eliminates the need for patients to undergo a painful autograft bone grafting procedure, which involves harvesting patients' own bone from another site, and it prevents the transmission of human infectious agents and inconsistent results from allograft procedures (bone graft supplied through a bone bank). During surgery Collagraft Strip or Collagraft Implant is mixed with the patient's own bone marrow and is placed into the fracture site providing a scaffolding around which new bone will grow. Medical conditions which may require bone grafting include acute long bone fractures and certain tumors and cysts.

     Collagraft Implant and Collagraft Strip are a mixture of purified fibrillar collagen and hydroxyapatite/tricalcium phosphate ceramic ("HA/TCP"), and is supplied sterile in both a strip form (premixed) and a ready-to-mix form. Hydroxyapatite is a substance which is biocompatible and is minimally resorbed. Tricalcium phosphate is radiopaque, biocompatible and biodegradable. Its degradation products can be reconstituted by the body to form new bone mineral allowing for bone deposition.

     An agreement between Collagen and Zimmer provides for the development and distribution of collagen and other biologically-based products for orthopaedic applications. Collagen will manufacture approved products and sell them to Zimmer, which has exclusive marketing rights for Collagraft Implant and Collagraft Strip in the United States and Asia. Collagen holds marketing rights for Collagraft Implant and Collagraft Strip in Europe, Canada, Africa and the Middle East. Collagraft Implant and Collagraft Strip are currently sold only in the United States, and Collagen does not anticipate substantial sales outside the United States for the foreseeable future.

     Fiscal 1994 represented the first full year of Collagraft Implant and Collagraft Strip sales, which totaled $2.7 million. Collagraft Implant and Strip sales to Zimmer totalled $1.6 million in the six months ended December 31, 1994, compared to sales of approximately $700,000 of Collagraft Implant in the same period of the prior year. Collagen had approximately $150,000 of Collagraft Implant and Collagraft Strip sales in fiscal 1993. There were no sales of Collagraft Implant or Collagraft Strip in fiscal 1992.

     A number of uncertainties exist surrounding the marketing and distribution of Collagen's new products, Contigen Implant, Collagraft Implant and Collagraft Strip. Collagen's business and financial results could be adversely affected in the event that either or both of Bard and Zimmer, or Collagen, are unable to effectively market the product, accurately anticipate customer demand, or effectively manage industry-wide pricing and cost containment pressures in health care.

     Other Medical Products. In June 1979, Collagen introduced Vitrogen 100 Purified Collagen for Tissue Culture ("Vitrogen 100 Collagen"), which is primarily for non-diagnostic laboratory use in cell and tissue culture systems for biomedical research. This sterile solution of collagen provides an environment which facilitates cell growth, maturation and differentiation.

COMPETITION

     The medical device industry is characterized by rapidly evolving technology and increasing competition under the recent changes in the health care environment. Collagen faces competition in each of its target product markets.

     Zyderm and Zyplast Implants. Collagen is aware of one commercial product in the United States that is directly competitive with Zyderm and Zyplast Implants. This product is a gelatin-based (denatured collagen) product for soft tissue augmentation presently being marketed in the U.S. and Canada. Collagen is also aware of one foreign company which is marketing a collagen-based material for soft tissue augmentation internationally. Indirect competitors to Zyderm and Zyplast Implants include, among others, chemical peels, fat injections, dermabrasion, laser treatment and face lifts. In addition, several companies are engaged in research and development activities examining the use of collagen and other biomaterials for the correction of soft tissue defects. There can be no assurance that Collagen will not face increased direct and indirect competition in the soft-tissue augmentation market.

     Contigen. At the present time, autologous fat, silicon micro-implants and polytetrafluorethane (Teflon paste, or PTFE) are directly competing with Contigen Implant for the treatment of stress incontinence due to ISD. Neither silicon micro-implants nor PTFE have been approved by the FDA for use in the United States. Other methods of treatment or amelioration of ISD may be considered competitive with Contigen Implant. These include surgery, medication, absorbent products and behavior modification.

     Collagraft. Bone graft substitutes currently are used in a small fraction of bone grafting procedures. The vast majority of bone grafting procedures currently use autograft (autologous bone) taken from the patient's own body and allograft (bone bank bone taken from deceased donors). Collagraft Implant and Collagraft Strip belong to a new family of products called bone graft substitutes. The most direct competitor to Collagraft Implant and Collagraft Strip is Pro-Osteon, a synthetic bone graft substitute made of a coral-like mineral. A less direct competitor to Collagraft Implant and Collagraft Strip is an allograft bone product called Grafton, which is packaged in a syringe and marketed and priced like a bone graft substitute.

     In addition, several companies and institutions are engaged in the development of collagen-based and other materials, techniques, procedures and products for use in medical applications anticipated to be addressed by Collagen's products, including Contigen Implant and Collagraft Implant products. Some of these companies and institutions may have substantially greater capital resources; research and development staffs and facilities; and experience in conducting clinical trials, obtaining regulatory approvals, and manufacturing and marketing products similar to those of Collagen. There can be no assurance that Collagen's competitors will not succeed in developing technologies and products that are more effective than any which have been or may be developed by Collagen or that would render Collagen's technology and products obsolete or non-competitive. There can be no assurance that such potential competition will not have an adverse effect on the future business or financial condition of Collagen. Certain of Collagen's collagen-based products, including the Zyderm implants, were manufactured and sold pursuant to an exclusive license from Stanford University under a U.S. patent, which expired in April 1993, covering the use of native, solubilized collagen for soft-tissue augmentation. The expiration of this patent may result in increased competition in the market for injectable collagen implants if and as other companies enter that market.

MANUFACTURING

     Collagen manufactures its collagen-based products utilizing readily available chemicals and enzymes. The source of its collagen is bovine (cow) dermis. In an attempt to ensure that the hides are free from any herd-threatening disease such as BSE, the hides are sourced from a closed herd, which requires the physical separation of the herd from other herds, the tracking of the lineage of each animal and the maintenance of each animal under a veterinarian program. Collagen believes that the supply of raw materials and processing materials for its manufacturing operations is and will continue to be adequate for the foreseeable future and that such materials are available from other sources. Collagen obtains HA/TCP solely from Zimmer for the manufacture of Collagraft Implant. See "-- Competition" and "Risk Factors -- Risk Factors Relating to Collagen -- Governmental Regulation and Adverse Publicity."

     Collagen's principal products have various refrigerated shelf lives of 30 to 36 months. Collagen typically ships products to physicians as orders are received on an express delivery basis, and has no material backlog. It is Collagen's policy to maintain levels of finished goods inventory adequate to allow for the expeditious handling of orders received. Collagen believes its physician customers typically purchase products on an as-needed basis, while distributor customers purchase products based on inventory stocking levels.

     In November 1990, Collagen commenced manufacture of its collagen-based products in its facility located in Fremont, California, significantly increasing its capacity. Collagen has experienced and may continue to experience disruptions in its manufacturing schedule as it continues to manufacture products in increasingly larger quantities and with new process improvements. Collagen's manufacturing facilities are subject to regulatory requirements and periodic inspection by regulatory authorities both in the United States, including the FDA, and outside the United States, in countries such as the United Kingdom. See "Risk Factors -- Risk Factors Relating to Collagen -- Single Manufacturing Facility."

PRODUCT RESEARCH AND DEVELOPMENT

     Collagen maintains an active program of technology and new product development. Collagen intends to continue to devote a significant portion of revenues to research and product development activities throughout its product lines to generate significant returns to stockholders. Research and Development ("R & D") expenses for Collagen totaled $5.0 million for the six months ended December 31, 1994, $9.4 million in fiscal 1994, $8.8 million in fiscal 1993, and $6.9 million in fiscal 1992. R & D expenses represented 14%, 14%, 18%, and 15% of total revenues for the six months ended December 31, 1994, in fiscal years 1994, 1993 and 1992, respectively. Fiscal 1992 results in the foregoing comparison exclude results of Target, a consolidated subsidiary of Collagen in fiscal 1992.

     Collagen is pursuing a soft tissue augmentation product development program with the objective of developing new injectable products and enhancements to existing products for the treatment of skin contour defects. The types of improvements being focused on relate to one of two performance criteria: duration of treatment benefit and/or the elimination of local inflammatory reactions. Collagen is exploring human collagen, which may prove to be the alternative for the potential collagen patients who are allergic to bovine-based products as well as first choice for patients who elect to minimize this possibility; in addition, human collagen could become the basis for numerous future products that currently rely on a bovine collagen foundation. There are two potential sources for human collagen: placental-sourced human collagen and recombinant human collagen through transgenic animals. Collagen has an ongoing collaboration with IMEDEX, a subsidiary of Rhone-Poulenc S.A., to develop new products based on the use of human placental-collagen. In addition, Collagen has made an equity investment in and is actively collaborating with GenPharm International, Inc. for the purpose of developing recombinant human collagen.

     The Amended and Restated Development and Distribution Agreement between Collagen and Bard provides for funding of expenditures by Bard related to certain R&D projects agreed upon by both companies. The funding, which will be equal to a percentage of net sales of Contigen Implants, is not expected to have a significant impact on fiscal 1995 results.

     An additional element of Collagen's product development strategy is the support of research at leading institutions in areas that may broaden Collagen's basic technology or suggest new clinical applications for Collagen's products. Collagen enters into contractual research agreements with various institutions throughout the United States and Europe in the normal course of business. These agreements typically provide for various levels of funding over time periods not exceeding two years. These agreements typically give Collagen rights of first refusal to develop and market any commercial products which may result from research performed and impose, in some cases, royalty and payment obligations and marketing restrictions.

     In addition to joint development arrangements, Collagen has an active program for developing new products through affiliated companies in which Collagen makes equity and debt investments. Collagen believes the formation of new companies allows each to focus its technology on select market segments, to bring products efficiently to market and to advance proprietary know-how at a rapid rate. However, there can be no assurance that these investments will result in positive returns nor can there be any assurance on the timing of any return on such investments. Collagen's product development and research strategy consists of the following principal elements:

     - New Products in New Market Segments. In fiscal 1994, Collagen, together with Target, and Celtrix Pharmaceuticals, Inc., formed Prograft Medical Inc. ("Prograft"). Prograft focuses on the development of proprietary vascular grafts, vascular stents and vascular stent-graft combinations, which may use certain of Collagen's biomaterials, for use in the repair and replacement of diseased and damaged blood vessels. As of December 31, 1994, Collagen held approximately 32% of the equity of, and has also entered into license and supply agreements with, Prograft. Also in fiscal 1994, Collagen and its founder, Dr. Rodney Perkins, formed Otogen Corporation, a start-up company which is seeking to develop PEG-collagen based tympanostomy tubes and tympanic membrane prostheses for use in the ear by otolaryngologists. In fiscal 1993, Collagen participated in the formation of CollOptics, Inc. to develop collagen-based lenticules, which are custom-made contact lenses for refractive errors.

     - New Products in Existing Plastic Surgery/Dermatology Market. In 1992, Collagen participated in the formation of LipoMatrix, a start-up company which intends to research, develop, manufacture, and market medical devices designed to replace, restore, or augment body structures that consist largely of adipose (fat) tissues, including the human breast. During fiscal 1994, Collagen made an additional equity investment of $1.75 million in LipoMatrix, which recently received clearance from the FDA to commence clinical studies in the U.S., and already has gathered clinical data on its breast implants from more than 100 patients treated in Europe.

     - Access to New Technology. In addition, Collagen has made an equity investment in and is actively collaborating with GenPharm International, Inc. for the purpose of developing recombinant human collagen. This technology could provide Collagen with a source of recombinant human collagen that is chemically identical to native human collagen.

LITIGATION

     Collagen is involved in various legal actions arising in the ordinary course of business, the majority of which involve product liability claims. While the outcome of such matters is currently not determinable, it is management's opinion that these matters will not have a material adverse effect on Collagen's future consolidated financial position or results of operations.

     Collagen faces an inherent business risk of exposure to product liability claims alleging that the use of Collagen's technology or products has resulted in adverse effects. Such risks will exist even with respect to those products that have received or in the future may receive regulatory approval for commercial sale. There can be no assurance that Collagen will avoid significant product liability claims and attendant negative publicity. Furthermore, there can be no assurance that present insurance coverage will be adequate or that adequate insurance coverage will remain available at acceptable costs, if at all, or that a product liability claim or recall would not adversely affect the future business or financial condition of Collagen. It is possible that adverse product liability actions could negatively affect Collagen's ability to obtain and maintain regulatory approval for its products.

     In light of regulatory investigations surrounding product safety, Collagen announced in September 1991 that it will indemnify physicians against damages and legal fees arising from lawsuits brought to a jury trial alleging a link between collagen injections and Polymyositis and Dermatomyositis. To date, the impact of this indemnification on Collagen's results of operations has not been significant. There can be no assurance, however, that any future such claims would not have a material adverse effect on Collagen's operating results.

     On December 21, 1994, Collagen filed suit against Matrix Pharmaceutical, Inc., ("Matrix") alleging fraud, misappropriation of trade secrets, unfair competition, breach of fiduciary duty, inducing breach of contract and tortious interference. Collagen alleges that Matrix, which uses collagen for certain drug delivery applications, unlawfully obtained Collagen's confidential and proprietary information regarding the manufacture of purified fibrillar collagen by hiring ten former employees that Collagen alleges had access to or were knowledgeable about Collagen's trade secrets. On February 12, 1995, Matrix denied Collagen's allegations and filed a cross-complaint charging Collagen with, among other things, unfair competition, defamation and restraint of trade. Howard Palefsky, Chairman of the Board and Chief Executive Officer of Collagen, was personally named as an additional defendant to the Matrix defamation charge. Collagen intends to vigorously contest Matrix's charges and believes that they are without merit.

EMPLOYEES

     As of December 31, 1994, Collagen employed 320 full-time employees, of which 69 were engaged in research and development, 105 were engaged in sales and marketing, 95 were involved in production and quality control, and 51 were engaged in finance and administration. None of Collagen's employees is covered by a collective bargaining agreement. Collagen also has a Board of Scientific Advisors which currently consists of five scientists, each of whom is prominent in his field and serves as a professor at a major academic institution. Collagen has a consulting agreement with each advisor which ranges from two to three years.

PROPERTIES

     Collagen's principal executive, marketing, and research activities are presently located in three buildings in Palo Alto, California which occupy a total of approximately 77,000 square feet. Collagen has leased these buildings under various leases that expire between June 1999 and November 2004 and contain renewal options. Collagen's international facilities are also leased under various leases and amount to approximately 10,000 square feet in total.

     In 1989, Collagen completed a sale-leaseback transaction relating to its manufacturing facility in Fremont, California. The facility lease term extends for fifteen years with four five-year renewal options. Collagen commenced commercial manufacturing in this facility in November 1990. In addition, Collagen leases approximately 11,000 square feet of warehouse space in Fremont, California.

     Collagen considers that its facilities are adequate to meet its requirements for at least the next twelve months.

                               BUSINESS OF TARGET

GENERAL

     Target develops, manufactures and markets disposable and implantable medical devices used in minimally invasive procedures to treat vascular diseases of the brain associated with stroke and other disease sites accessible through small vessels of the circulatory system. Interventional physicians can navigate Target's variable stiffness micro-catheters and guidewires through tortuous blood vessels not accessible using conventional catheters. Target's products are used to treat diseased, ruptured or blocked blood vessels in the brain responsible for stroke, the third leading cause of death in the United States. One of these products, the GDC system, is being used in clinical trials to treat and prevent the rupture of cerebral aneurysms. Target has recently submitted a 510(k) application to the FDA covering the GDC system. Target's products are also used in regions of the body other than the brain. Target's products are used prior to or in lieu of surgery and can significantly reduce procedural trauma, complexity, risk to the patient, cost and recovery time. Target markets its products through a direct sales force in North America and internationally through a network of 30 specialty distributors, its German subsidiary, Target Therapeutics International GmbH, and its joint venture in Japan with Century Medical, Inc. ("CMI"), a subsidiary of ITOCHU International, Inc.

TARGET STRATEGY

     Target's strategy consists of the following principal elements:

     - Primary Focus on Neurovascular Disorders. Target focuses its resources primarily on developing products for the minimally invasive treatment of neurovascular disorders associated with stroke. Acute stroke is the third leading cause of death in the United States and a major cause of long-term disability. Target's micro-catheters and guidewires are specially designed to access the tortuous vascular system of the brain for delivery of therapeutic agents and devices, such as its micro-coils, and chemotherapeutic drugs. Target believes that its GDC system, which is currently in clinical trials, can provide minimally invasive treatment for cerebral aneurysms.

     - Apply Proprietary Technology in Specialized Applications. In addition to treatment of neurovascular disorders, Target also seeks to apply its technology in other areas, including access to small peripheral vessels, reproductive physiology, vascular stent-graft products and electrophysiology. Target pursues these opportunities directly and, in areas outside Target's core business focus, through affiliated companies. Target expects that in the future it may also pursue such opportunities through strategic alliances with other companies.

     - Emphasize Technology, Innovation and Leadership. Target has substantial design, manufacturing and applications engineering expertise in the development of small vessel access and delivery systems. Target has developed proprietary techniques and customized equipment to extrude and process its micro-catheters, as well as proprietary processes to grind its guidewires to precise specifications. Target has obtained a number of patents on its products, including its variable stiffness micro-catheter shaft design, and has other patent applications pending.

     - Maintain Close Relationships with Leading Practitioners
       Worldwide. Target maintains close relationships with leading interventional neuroradiologists and neurosurgeons worldwide who are dedicated to expanding the use of interventional neurovascular techniques. Target works closely with interventional physicians to identify potential new applications for product development. Target's objectives include increasing the number of interventional practitioners and promoting new ideas for the intravascular treatment of disease. Target actively supports fellowship programs in the United States that provide training in interventional techniques.

PRODUCTS

     Target's products include micro-catheters and guidewires, micro-coils and vascular angioplasty products. All of Target's products are intended for single use and are either disposed of or, in the case of micro-coils, remain in the patient after the procedure.

  MICRO-CATHETERS AND GUIDEWIRES

     Target's micro-catheters and guidewires are used to access small vessels in the circulatory system. A catheterization procedure typically involves the insertion of a guidewire through a needle puncture into the easily accessible femoral artery of the upper leg. A large diameter guidewire is pushed through the vasculature of the circulatory system and a large guiding catheter is then advanced over the guidewire so that the tip of the guiding catheter reaches the appropriate large artery. The guidewire is then removed. To access the vasculature of the brain, Target's guidewires and micro-catheters are advanced through the large guiding catheter to a blood vessel in the neck and then pushed through the guiding catheter tip. Using x-ray imaging to monitor positioning, the interventional physician alternately advances the guidewire and micro-catheter through blood vessels in the brain to the diseased site. These blood vessels are smaller than those in the neck and are typically characterized by numerous acute curves. After the micro-catheter is positioned, the guidewire is removed to allow the infusion of diagnostic, embolic or other therapeutic agents through the micro-catheter directly to the diseased site.

     Several design characteristics enable Target's guidewires to be manipulated and maneuvered through small tortuous blood vessels to allow its micro-catheters to access the diseased site. These include (i) gradual transitioning of guidewire stiffness to provide a flexible, atraumatic tip and a more rigid handle for manipulation and advancement, (ii) torqueability to permit steering of the guidewire by the interventional physician (through manipulation of the angled tip of the guidewire) into side-branch vessels, (iii) lubricious guidewire surface coating to reduce friction as the catheter is advanced over the guidewire, and (iv) tip radiopacity to enable the physician to view the device under x-ray imaging. Target's Taper, Seeker and Dasher guidewires allow the interventional physician to use a guidewire specifically designed and engineered to match the challenges of the vasculature being catheterized. Target's Taper guidewire is made of a precision ground, tapered stainless steel core with a wrapped platinum coil tip. The Taper is Target's most steerable guidewire and is typically used to provide initial access to the tortuous vascular anatomy. The Seeker and Dasher guidewires are more flexible than the Taper, incorporating coatings that enhance smooth tracking of Target's micro-catheters over the guidewire. Target's guidewires range in size from 0.010 inches to 0.022 inches in diameter and are often used sequentially in a procedure. For example, to access remote sites, an interventional physician could first use a Taper, followed by a Seeker or Dasher.

     To navigate the complex vascular anatomy of the brain and other regions remote from large arteries, Target's micro-catheters must be rigid enough to be pushed as much as five feet through the circulatory system, yet flexible enough to track over a guidewire without injuring the blood vessel. All of Target's micro-catheters utilize Target's variable shaft stiffness design, which is a patented design feature of Target's Tracker catheters. Target's micro-catheters are highly flexible at the leading (distal) end, have a slightly stiffer middle section and are stiffer still at the trailing (proximal) end. Target believes that this design enables the interventional physician to navigate tortuous vessels that cannot practically be navigated by a catheter not incorporating variable stiffness. Target's largest selling micro-catheter, the Tracker, is manufactured in diameters ranging from 0.026 to 0.062 inches and in a variety of lengths. After accessing a diseased site, Target's micro-catheters may be used by the practitioner to treat the disease by delivering various diagnostic or therapeutic agents or embolic devices such as Target's micro-coils.

     The newest addition to Target's family of Tracker catheters is the FasTRACKER, which incorporates a proprietary chemically bonded hydrophilic polymer that allows the micro-catheter to glide more easily through the circulatory system, possibly resulting in shortened procedure times. Market clearance for the FasTRACKER has been obtained in the United States and Japan.

     The Soft Stream micro-catheter incorporates perforations on the sides of the distal end for more effective infusion of diagnostic and therapeutic agents. Guidewire tracking of the Soft Stream micro-catheter into small tortuous blood vessels is enhanced by the varied stiffness of the catheter shaft. The flexible distal end of the Soft Stream micro-catheter is intended to minimize trauma to occluded vessels, such as saphenous (coronary bypass) vein grafts. The catheter may remain in the vessel for several hours to permit continuous infusion of clot-dissolving (thrombolytic) drugs.

     Target also markets a number of flow-assisted micro-catheters that incorporate a highly flexible shaft material and are designed to access diseased sites characterized by rapid blood flow. Using the "flow-assisted" technique, the interventional physician advances the micro-catheter without a guidewire and allows the blood flow to assist in positioning the catheter. In certain cases, this technique enables interventional physicians to maneuver more quickly through rapid flow vessels than would be possible using micro-catheters that track over guidewires. In June 1993, Target introduced a redesigned Zephyr flow-assisted micro-catheter. In August 1992, Target entered into an agreement with Balt Extrusion of Paris, France ("Balt") pursuant to which Target agreed to obtain the necessary regulatory clearance for Balt's neurological products and to promote and distribute such products on an exclusive basis in the United States and Canada. The products distributed by Target include Balt's Magic line of flow-assisted catheters, guiding catheters and catheter valve introducers.

     Target's Retriever endovascular snare is designed to retrieve objects in the cerebral, peripheral and coronary vasculature. The Retriever combines a guidewire and variable stiffness catheter to allow access to remote, tortuous vasculature. The distal end of the guidewire is radiopaque and is attached to the distal end of the catheter, forming a loop. By extending or retracting the guidewire through the catheter, the interventional physician can adjust the size of the loop to encircle and grasp the desired object. Target introduced the Retriever endovascular snare in June 1992.

     Target's micro-catheters range in domestic list price from $140 to $340, and its guidewires range in domestic list price from $120 to $180. In a typical procedure involving difficult-to-access vessels, multiple Target micro-catheters and guidewires may be used.

     For the nine months ended December 31, 1994 and the fiscal years ended March 31, 1994, 1993 and 1992, sales of Target's micro-catheters accounted for approximately 50%, 52%, 49% and 49%, respectively, and sales of Target's guidewires accounted for approximately 20%, 22%, 24% and 30%, respectively, of Target's product sales during such periods.

     The following table shows Target's principal micro-catheter and guidewire products and indicates significant applications for which such products are used.

                                        CURRENT   DATE FIRST
                                        NUMBER      MODEL
                                          OF      INTRODUCED             FDA CLEARED                 REPRESENTATIVE
             PRODUCT LINE               MODELS     IN U.S.             INDICATIONS(1)            CLINICAL APPLICATIONS
- --------------------------------------- -------   ----------   -------------------------------  ------------------------
MICRO-CATHETERS
Tracker Infusion Catheter                  8      Oct. 1986    Neurovascular, general vascular  Delivery of diagnostic
                                                               and cardiovascular infusion      and therapeutic agents
Tracker Soft Stream Infusion Catheter      2      Dec. 1991    General vascular and             Delivery of diagnostic
  and Micro Soft Stream with Hydrolene                         cardiovascular infusion          and therapeutic agents
Retriever Endovascular Snare               2      June 1992    General vascular use             Retrieval of foreign
                                                                                                objects in small vessels
Zephyr Flow-Assisted Catheter              1      June 1993    Neurovascular and general        Delivery of therapeutic
                                                               vascular infusion                agents
FasTRACKER Infusion Catheter               4      Aug. 1993    Neurovascular, general vascular  Delivery of diagnostic
                                                               and cardiovascular infusion      and therapeutic agents
Balt Magic Flow-Assisted Catheter          4      Sept. 1993   Neurovascular infusion           Infusion of contrast
                                                                                                materials
FasGUIDE Guiding Catheter                  2      Nov. 1994    General vascular use             Conduit for other
                                                                                                medical devices and
                                                                                                infusion of diagnostic
                                                                                                agents
GUIDEWIRES
Taper Steerable Guidewire                  5      July 1987    Neurovascular, general vascular  Assist in placement of
                                                               and cardiovascular use           therapeutic and
                                                                                                diagnostic catheters(2)
Seeker Steerable Guidewire                 3      Dec. 1988    Neurovascular, general vascular  Assist in placement of
                                                               and cardiovascular use           therapeutic and
                                                                                                diagnostic catheters
Dasher Steerable Guidewire                 2      June 1992    Neurovascular, general vascular  Assist in placement of
                                                               and cardiovascular use           therapeutic and
                                                                                                diagnostic catheters

- ---------------

(1) Not all models are cleared for all stated indications.

(2) Pursuant to an agreement with Eli Lilly and Company, Target cannot market this product for use in coronary angioplasty applications. See "-- Patents, Trade Secrets and Licenses."

MICRO-COILS

     Target's family of micro-coil products includes micro-coils that are pushed through a catheter for delivery to a diseased site, and micro-coils that are mechanically detached or released in applications and procedures where highly precise coil placement is necessary.

     Target's pushable coils include complex helical and straight platinum coils, and Braided Occlusion Devices. Target's complex helical and straight platinum micro-coils are designed to be inserted through a Tracker micro-catheter to occlude the diseased area of a blood vessel. These micro-coils are placed by positioning the distal tip of a Tracker micro-catheter at the desired delivery site and pushing the micro-coil through the catheter and out the tip with a coil pusher. Target's complex helical coils, when released, twist and take on a complex shape to fill and block the diseased vessel. Target's micro-coils are used to treat arteriovenous malformations ("AVM"s), which are aberrant interconnections of arteries and veins. In these cases, Target's micro-coils are delivered to the diseased region to block blood vessels and restrict blood flow. This allows for surgical removal of the AVM with significantly reduced blood loss. Many models of Target's micro-coils incorporate polyester fibers to enhance space filling and promote occlusion. Target's micro-coils vary in length and shape, and range in domestic list price from $160 to $370 for a box of five. Target has also developed its Braided Occlusion Devices, all of which are densely covered with polyester fibers and are manufactured in relatively simple shapes. The greatly increased density of polyester fibers, relative to Target's other micro-coil products, promotes occlusion.

     Target's mechanically detachable coils include its GDC system, which provides detachment through electrolysis, and its Interlocking Detachable Coil ("IDC") system, which provides detachment through release of an interlocking mechanical coupling.

     Target is clinically testing its GDC system for the treatment of neurovascular aneurysms, which are balloon-like enlargements stemming from weakened vessel walls. The GDC system is currently being sold, in accordance with cost-recovery provisions of applicable regulations, to a limited number of clinical investigators pursuant to an Investigational Device Exemption ("IDE") for treatment of patients suffering from high-risk or inoperable cerebral aneurysms. The GDC system incorporates a micro-coil which is attached to a delivery wire. This allows a micro-coil to be retracted into the catheter and then reinserted if initial micro-coil placement is suboptimal. In addition, movement of the micro-coil is eliminated until detachment, which reduces the risk that the micro-coil will be dislodged. Precise coil placement is essential for effective treatment but is difficult to achieve and may require a number of attempts. If placed improperly in an aneurysm, the micro-coil may become dislodged or released into the bloodstream. Application of a slight electric current to the wire produces controlled, electrolytic detachment of a complete coil system after the micro-coil has been placed precisely in the aneurysm. Once in place, the GDC system is intended to disrupt blood supply to the aneurysm, occluding and sealing off the aneurysm from the blood vessel. One patent has been issued and two additional patents have been applied for with respect to the GDC system.

     In October 1993, Target announced that it was pursuing certain changes to the GDC system as a result of magnetic resonance imaging ("MRI") tests which indicated a potential for the creation of small metallic particles during the electrolytic detachment of the coil. Upon completion of certain laboratory tests of these changes a supplement to the existing IDE was filed with the FDA in January 1994 and approved in March 1994. The revised IDE protocol submitted to the FDA by Target required commencement of limited clinical trials for the modified GDC system. Target has exchanged modified product for any original product that customers still had in their inventory as treatment sites were converted to the modified product. The limited clinical trials in the United States were commenced in April 1994. The clinical trials with the modified GDC system have shown an apparent reduction in both the frequency of the occurrence and the size of these microscopic particles. The results of these clinical trials were then included in a new application for 510(k) clearance for the modified GDC system, which Target submitted in March 1995. Results of the clinical investigations of both the original GDC system, for which the 510(k) application was withdrawn, and the modified GDC system were included as supporting data in its March 1995 510(k) application. Target anticipates that this application, which includes clinical data on approximately 800 patients, will be reviewed by advisory consultants, some of whom may also be members of other FDA panels. This review may increase the overall length of the regulatory review period. Regulatory clearance to market the modified product in France was obtained during the quarter ended December 31, 1994, and Target is currently pursuing regulatory clearance in Japan for such product.

     Unlike the GDC, the IDC is not released by an electrical charge but through mechanical means. Currently, the IDC system is principally marketed in Japan. Target is currently seeking regulatory clearance to use the IDC in United States clinical trials for the treatment of fistulae and AVMs.

     For the nine months ended December 31, 1994 and the fiscal years ended March 31, 1994, 1993 and 1992, Target's micro-coil products, including the GDC system, accounted for 28%, 24%, 26% and 19%, respectively, of Target's product sales.

     The following table shows Target's principal micro-coil products and indicates significant applications for which such products are used.

                                                DATE FIRST
                                     CURRENT      MODEL
                                    NUMBER OF   INTRODUCED             FDA CLEARED                 REPRESENTATIVE
           PRODUCT LINE              MODELS      IN U.S.               INDICATIONS              CLINICAL APPLICATIONS
- ----------------------------------- ---------   ----------   -------------------------------  -------------------------
MICRO-COILS
Complex Helical and Straight          20        Sept. 1989   Neurovascular and peripheral     Embolization of AVMs and
  Platinum Coils                                             vascular occlusion               trauma-induced vessel
                                                                                              rupture
Guglielmi Detachable Coil System      28        (1)          Investigational Device           Aneurysm embolization
                                                             Exemption permitting limited
                                                             regulated clinical trials for
                                                             neurovascular aneurysm
                                                             occlusion
Interlocking Detachable Coil System   14        (2)          None currently                   Embolization of AVMs and
                                                                                              fistulae
Braided Occlusion Device              7         Dec. 1992    Neurovascular and peripheral     Embolizations of AVMs and
                                                             vascular occlusion               trauma-induced vessel
                                                                                              rupture

- ---------------

(1) This product is currently in U.S. clinical trials. See "-- Government Regulation and Product Testing" for additional information.

(2) Target is currently planning clinical trials for this product, for which an application for an IDE has been submitted. The initial applications will include embolization of AVMs and fistulae. Target expects to include data from the planned clinical trials in a submission to the FDA seeking future market clearance.

  VASCULAR ANGIOPLASTY

     Target has developed its Stealth balloon angioplasty micro-catheters, including the FasSTEALTH (which incorporates a hydrophilic polymer), for use in dilation of certain arteries of the peripheral vasculature that have become narrowed due to atherosclerotic disease. These balloon-tipped micro-catheters are inserted into the vessel system and guided through the arteries over a guidewire to the site of a blockage, using a technique similar to that used to maneuver Target's other micro-catheters. The deflated balloon is positioned across the occluded area and inflated and deflated once or several times, resulting in expansion of the arterial narrowing to improve blood flow. Target's Stealth balloon angioplasty micro-catheter utilizes a proprietary single lumen (or channel) design and incorporates variable shaft stiffness to impart guidewire tracking characteristics similar to those of the Tracker micro-catheter. Target believes that other balloon angioplasty catheters are less maneuverable because they either use a single lumen with a fixed wire or two lumens -- one to track over the guidewire and a second to allow infusion of liquids to inflate the balloon located at the tip of the catheter. Target's trackable, single lumen design and variable shaft stiffness allow the Stealth to track through tortuous vascular paths. The Stealth is used to dilate arteries in the brain diseased by atherosclerotic plaque that are not accessible by conventional angioplasty catheters. The Stealth and FasSTEALTH micro-catheters are each available in five balloon diameters and have a domestic list price of $650 and $695, respectively.

MARKETS

     Interventional Neurology. Acute stroke is the third leading cause of death in the United States and a major cause of adult long-term disability. Stroke is the disruption of blood supply to critical areas of the brain. The reduced blood flow results in a lack of oxygen to the brain, known as ischemia, and often causes the loss of normal brain functions. Patients who survive a stroke may experience partial paralysis or may lose the ability to speak or comprehend language. Strokes are typically caused either by ruptures (hemorrhagic stroke) or blockages (vaso-occlusive stroke) of arteries within or leading to the brain.

     Hemorrhagic strokes are generally caused by the rupture of arteries resulting from vascular defects such as cerebral aneurysms or AVMs. Cerebral aneurysms and AVMs are estimated to occur in one-half of one percent to five percent of the general population in the United States. Without treatment, these vascular defects typically grow with time and may cause a variety of symptoms or may remain asymptomatic until they rupture. In some people, these defects never become symptomatic or rupture. The treatment of hemorrhagic stroke typically requires highly invasive neurosurgery, which involves the opening of a portion of the skull, manipulation of the brain, extensive blood loss, prolonged hospitalization and a long recovery period.

     In the case of aneurysms, neurosurgery is generally performed either before or after an aneurysm ruptures, although many patients who survive a ruptured aneurysm are not treated surgically due to the high risk of such surgery. Approximately 18,000 aneurysm surgeries were performed in the United States in 1989. Target's GDC system, used with a Tracker micro-catheter, is a specialized micro-coil designed for use in aneurysms and is being investigated in clinical trials. Target believes the GDC system may in certain cases be an effective, minimally invasive treatment to lessen blood loss or reduce the risk of a re-rupture for patients suffering from hemorrhagic stroke due to ruptured aneurysms, or as prophylactic treatment for nonsurgical patients by embolizing aneurysms prior to rupture.

     Approximately 4,000 AVMs were surgically removed in the United States in 1989. Target's micro-coils enable interventional physicians to occlude AVMs prior to surgery. After occluding the vessels of or leading to an AVM, the neurosurgeon may perform surgery to remove the abnormal vasculature more rapidly and with significantly less blood loss than if the surgery was performed without first using the micro-coil, greatly reducing the attendant surgical risks. In some cases, the micro-coils may occlude the AVM completely and highly-invasive surgery can be avoided.

     Vaso-occlusive stroke is typically caused by the existence of a blood clot within an artery causing a complete blockage of blood flow or by the narrowing of blood vessels due to the formation of atherosclerotic plaque on the inside of vessel walls, causing a reduction in the flow of blood and increasing the risk that a blood clot will cause a complete blockage.

     There are a number of conventional treatments for cerebral atherosclerotic disease. Pharmacologic treatment using drugs to dilate narrowed vessels often has limited effectiveness, especially in highly diseased blood vessels. Vascular surgery to remove the atherosclerotic tissue within a diseased artery has proven to be somewhat more effective but currently is limited to blood vessels within the neck. Arteries within the brain are generally too small and difficult to reach for this procedure and have typically been treated by highly invasive bypass grafting techniques. Balloon angioplasty, which is considered to be less invasive and more cost-effective as a means of treating coronary atherosclerosis, has not been used extensively to treat cerebral atherosclerosis primarily due to the limitations of standard catheter systems. The Company is not aware of any balloon catheter currently on the market indicated for cerebral angioplasty. Target's Stealth micro-catheter has been cleared by the FDA for performing minimally invasive balloon angioplasty procedures to access and dilate small vessels of the peripheral vascular system to permit the restoration of normal blood flow.

     The conventional treatment for a cerebral blood clot involves the use of thrombolytic drugs. However, such drugs appear to be relatively ineffective when delivered intravenously and may cause significant bleeding in other parts of the body as a side effect. Certain of Target's catheter products are cleared for delivery of therapeutic agents, but additional clearances must be obtained with respect to the use of a particular drug to treat a specific indication. Similarly, Target believes that its Soft Stream micro-catheter may be used to deliver certain therapeutic agents through perforations in its side holes directly to a disease site. By delivering such agents through the side-hole zone of the micro-catheter, the entire length of the diseased area can be treated at once, potentially accelerating treatment. Regulatory clearance of Target's catheter products for site-specific drug delivery will depend in part on clinical proof of efficacy and safety, and there can be no assurance that such clinical proof will be obtained. While Target is aware that others are conducting or planning to conduct such studies, Target does not currently intend to initiate independent studies in this area.

     Peripheral Vascular Intervention. Target's products are used to treat many site-specific disorders affecting the peripheral vascular system. These disorders, which include gastro-intestinal bleeding, peripheral vascular blood clots, internal bleeding from trauma, and peripheral AVMs and other malformations, are not easily accessible by conventional catheters and therefore have traditionally been treated by highly invasive surgery. Tracker micro-catheters can be used to deliver embolizing agents or devices to address certain cases of gastro-intestinal bleeding, trauma-induced bleeding or AVMs and other malformations. Occluded peripheral vessels can be treated by dilation using a Stealth balloon angioplasty micro-catheter in the case of atherosclerosis.

     Target's infusion micro-catheters are also being used to treat liver cancer, primarily in Japan where the incidence of that disease is relatively high. The micro-catheters are used to deliver embolizing agents to the blood vessels that iced the tumor to reduce or eliminate its blood supply. Although not curative, such treatment may contribute to an improved quality of life for such patients.

MARKETING AND SALES

     Target's marketing strategy is designed to promote awareness of the clinical efficacy and cost-effectiveness of the minimally invasive interventional procedures in which Target's products are employed. Target implements this strategy by providing clinical and technical information to its sales force and worldwide distributors that encourages the interventionalist to perform procedures utilizing Target's products. Target places particular marketing emphasis on physician assistance and support for physician training.

     In North America, the typical user of Target's products is the interventional neuroradiologist. Target believes that the number of interventional neuroradiologists and neurosurgeons trained to use its vascular access and delivery products to treat neurovascular disorders is relatively small and the growth in the number of neuro-interventional physicians is constrained by the lengthy training programs required to educate these physicians in the United States. Target supports these programs through consultation with these practitioners. The expansion of these training programs, and increased usage of Target's products by these practitioners, are important factors in the growth of Target's domestic market for treating neurovascular disorders with its products. In addition, an important source of product promotion comes from referrals within the medical community. As of December 31, 1994, there were ongoing programs training approximately 30 fellows at 15 teaching hospitals in North America. Target believes that future growth in the United States market also depends significantly on the unpredictable, costly and time-consuming process of obtaining regulatory clearance to market its products, such as the GDC system, which is awaiting regulatory clearance. See
"-- Government Regulation and Product Testing."

     Internationally, Target's products are typically used by interventional neuroradiologists, neurosurgeons, cardiologists and peripheral vascular radiologists. These practitioners provide peer training, expanding the use of Target's products. To date, Target is not aware of any formal fellowship programs outside of the United States. However, there are several interventional centers where physicians are trained in the field of interventional neuroradiology.

     Future growth of the market for Target's neurovascular micro-catheters, guidewires and micro-coils will depend upon success in obtaining necessary regulatory clearances and expansion of the number of trained interventional practitioners. To the extent that physicians do not adopt these products for use in treating neurovascular disorders or sufficient physicians are not trained in the use of Target's products, both in the United States and abroad, the market for Target's products will remain limited.

     Of the 1,500 hospitals in the United States providing interventional radiology services, approximately 450 provide some treatment for neurovascular disease. Approximately 100 hospitals in the United States accounted for a substantial portion of Target's domestic revenues in the fiscal year ended March 31, 1994. Internationally, approximately 225 centers provide neurointerventional therapy. In Japan, the majority of cases are performed by neurosurgeons trained in these techniques.

     Sales to customers outside North America are made through a network of 30 international specialty distributors, Target's new German subsidiary and the Japanese joint venture with CMI, both of which are described below. Target promotes its products through trade shows, seminars, publications and direct mailings to interventional practitioners. Export product sales accounted for 69%, 60%, 61% and 56% of total product sales for the nine months ended December 31, 1994 and the fiscal years ended March 31, 1994, 1993 and 1992, respectively. Target anticipates that product sales to customers in Europe and Japan will generate a large portion of total product sales through at least fiscal 1996. Target's international operations are subject to certain risks common to foreign operations in general, including governmental regulations, reimbursement practices, and import and export restrictions. Changes in such governmental regulations or import and export restrictions could adversely affect sales of Target's products and Target's results of operations. See "Risk Factors Relating to Target -- Importance of Foreign Sales."

     In addition to selling its own products, Target has exclusive rights in the United States and Canada to distribute Balt's Magic line of flow-assisted catheters, guiding-catheters and catheter valve introducers. The agreement between Target and Balt, effective in June 1992, has an initial term of three years and is renewable at the option of Target for an additional three-year term if certain sales and regulatory milestones are achieved.

     In 1991, Target formed a distribution joint venture with CMI in order to provide Target a direct presence in Japan. CMI initially contributed approximately $200,000 for a 100% ownership in the joint venture, and in November 1992, CMI sold a 50% ownership in the joint venture to Target for approximately $120,000. The joint venture, Target-CMI, Inc., commenced selling in Japan certain of Target's products for coronary applications in December 1991 and Target's products for neurology and peripheral vascular intervention in April 1992. Sales to CMI accounted for approximately 29% and 27% of Target's product sales for the years ended March 31, 1994 and 1993, respectively.

     In October 1994, Target acquired certain assets and liabilities of the former distributor of Target's products in Germany. Target has formed a subsidiary that is responsible for the direct sales operations of Target in Germany.

MANUFACTURING

     Target's manufacturing organization fabricates certain proprietary components of Target's products and assembles, inspects, tests and packages all components into finished products. By designing and manufacturing all of its products from raw materials, Target believes it maintains greater control of quality and manufacturing process changes and is better able to limit outside access to its proprietary technology.

     Target believes that its custom-designed, proprietary process equipment is an important component of its manufacturing strategy. In some cases, Target has added proprietary software to standard equipment and, in others, has developed proprietary enhancements for existing production machinery to facilitate the manufacture of its products to exacting standards. Target has also developed core manufacturing technologies and processes, including (i) proprietary extrusion techniques and equipment and polymer processing capabilities, including composite lamination, welding of dissimilar materials, balloon-forming, tubing expansion and silicone-coating, and (ii) proprietary precision guidewire grinding techniques enabling fabrication of a large variety of guidewire core profiles using many core alloys, thermal treating, variable pitch spring winding and soldering. Other areas of Target's technological expertise include braiding, teflon-spray coating, hydrophilic coatings, electroplating and material cleaning and surface preparation.

     Most of Target's subassemblies and products are assembled and tested in a controlled clean-room environment by trained production personnel. At various assembly stages each lot of product undergoes thorough testing to ensure compliance with applicable regulations. Target's quality assurance group independently verifies that product fabrication and inspection process steps meet Target's specifications and applicable regulatory requirements. Upon successful completion of these tests, the products are sterilized, packaged and prepared for shipment.

     Raw materials utilized in Target's products are purchased from outside vendors. Target's manufacturing group procures, tests and inspects all raw materials used in Target's products. Target relies on single sources for certain of its key components. Target believes, however, that alternative sources for these components are available and generally maintains adequate raw material inventory supply to avoid product flow interruptions. Nevertheless, any unanticipated interruption in the supply of these components could have a material adverse effect on Target.

PRODUCT DEVELOPMENT

     Target's product development strategy is to improve its current products and to develop new products to meet the needs of physicians performing small vessel interventional procedures. Target is developing new products and enhanced versions of its existing products to perform an expanded range of diagnostic and therapeutic procedures within Target's core interventional neurovascular and peripheral vascular markets. Target's future success will depend upon, among other factors, its ability to develop or acquire from third parties, introduce and manufacture new products or enhanced versions of, or new uses for, existing products, and to obtain regulatory clearance on a timely basis for such products.

     For the embolization of peripheral aneurysms and AVMs, Target has developed its IDC coils that are detached by mechanical, rather than electrolytic, means as described above. The initial intended use of the IDC system is the treatment of AVMs or fistulae. Target is currently planning clinical trials, the results of which will be used as support for a future filing with the FDA in order to obtain market clearance in the United States. The IDC system may have applications where speed of detachment is important or where a high degree of accuracy of placement is not as critical. Target has three patents relating to the IDC system and has acquired rights from a third party with respect to an IDC. The IDC system is currently being marketed commercially in Japan as the Mechanical Detachable Coil.

     Target believes its technology may be used for applications other than those currently marketed or currently in Target's product pipeline. For example, in December 1992, Target formed a partially owned subsidiary, Conceptus, Inc., to focus on the diagnosis and treatment of female and male reproductive disorders such as infertility and impotence. As of December 31, 1994, Target held an approximate 20% equity position in Conceptus with an option to increase this ownership position in the future by exercising a warrant for Conceptus common stock. The warrant is exercisable at any time on or before December 1996 subject to acceleration upon the occurrence of certain events. In return, Target has granted to Conceptus certain rights to its current and future proprietary technologies for exclusive use in developing and commercializing products for application in the field of reproductive physiology. In March 1994, Conceptus completed a second round of financing.

     In May 1993, Target formed another partially owned subsidiary, Cardima, Inc. ("Cardima"), which is engaged in the development of products for diagnosis and treatment of cardiac rhythm disorder. As of December 31, 1994, Target held an equity interest in Cardima of approximately 30%. Target has granted Cardima certain rights to its current and future proprietary technologies for exclusive use in developing and commercializing products primarily for electrophysiology applications.

     In June 1993, Target, along with Collagen and Celtrix, formed another partially owned subsidiary, Prograft Medical, Inc. ("Prograft"), by contributing cash and granting certain rights to its current and future proprietary technologies for exclusive use in developing and commercializing products for applications in the field of vascular prostheses. Prograft is focusing its development efforts on vascular stents (devices that hold arteries open from within), grafts (that allow for the repair of narrowed, blocked or weakened arteries and veins) and stent-grafts. As of December 31, 1994, Target held approximately 32% of the equity in Prograft. In July and August of 1994, Prograft partially completed a second round of financing.

     Target's expenditures for research and development totaled approximately $7.6 million, $6.5 million and $4.3 million in the years ended March 31, 1994, 1993 and 1992, respectively. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

COMPETITION

     The medical device industry is characterized by rapidly evolving technology and competition. Target currently experiences competition in the interventional neuroradiology market and expects such competition to increase substantially. Target believes that procedures using its interventional products, including the recovery period, are substantially less costly than highly invasive, traditional surgical procedures and may ultimately replace these procedures in some applications. In many other applications, Target's products can be used prior to surgery to enable the physician to perform procedures less invasively, with greater efficiency and reduced patient trauma in a shorter period of time. Several companies in the United States, including large companies with resources significantly greater than Target's, have introduced products that are being used in the interventional neuroradiology market. Target is also aware of other companies that may pursue commercialization of products which may compete with Target products and may result in future pricing and margin pressures within this market. There can be no assurance that these companies will not succeed in developing technologies and products that are more effective than any which have been or are being developed by Target or that would render Target's technologies or products obsolete or not competitive.

     The cardiovascular and peripheral vascular interventional markets are substantially more developed than the neuroradiology market and are subject to intense competition. There are many large companies with significantly greater financial, manufacturing, marketing, distribution and technical resources, and experience than Target focusing principally on cardiovascular and peripheral applications for their catheter technologies. As a result, Target focuses its product development and marketing strategies on market segments where Target's small vessel access and delivery systems can be used in applications not presently addressed by conventional catheter and other interventional products. There can be no assurance, however, that competitors will not successfully enter these markets with superior products. In addition, Target is aware of several other companies that have introduced guidewires to the marketplace and attributes the slower growth rate of its guidewire product line to increased competitive pressures. Such competition could have a material adverse effect on Target's business, financial condition and results of operations.

     Target believes that the primary competitive factors in the market for interventional small vessel access and delivery products are safety, efficacy, ease of use, reliability, innovation and price. In addition, Target believes that customer service and physician relationships, as well as the time in which companies can develop products, complete the clinical testing and regulatory clearance process, and supply commercial quantities of the products to the market are important competitive factors.

PATENTS, TRADE SECRETS AND LICENSES

     Target's policy is to protect its proprietary position by, among other methods, filing United States and foreign patent applications to protect technology, inventions and improvements that are important to the development of its business. As of March 15, 1995, Target held or was the exclusive licensee of 35 issued United States patents and had 33 United States and numerous foreign patents issued and applications pending covering various aspects of its products and core technology. The issued patents relate to the variable stiffness design of Target's Tracker micro-catheters, the patent for which expires in April 2005, and other important aspects of Target's technologies. No assurance can be given that pending patent applications will be approved or that any patents will provide competitive advantages for Target's products or will not be challenged or circumvented by competitors. In order to preserve its competitive position, it is Target's intent to actively pursue any patent infringement issues of which it becomes aware.

     Target also relies upon trade secrets and technical know-how and continuing technological innovation to develop and maintain its competitive position. Target typically requires its employees, consultants and advisors to execute appropriate confidentiality and assignment of inventions agreements in connection with their employment, consulting or advisory relationship with Target. There can be no assurance, however, that these agreements will not be breached or that Target will have adequate remedies for any breach. Furthermore, no assurance can be given that competitors will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to Target's proprietary technology, or that Target can meaningfully protect its rights in unpatented proprietary technology.

     Target was founded in June 1985 as a corporate joint venture between Collagen and Eli Lilly and Company ("Lilly"). In January 1988, Lilly sold its interest in Target to Collagen. In connection with the transfer of ownership, Lilly and its wholly owned subsidiary, Advanced Cardiovascular Systems, Inc. ("ACS"), transferred to Target all rights to certain patents and confidential information developed through the transfer date by the joint venture. Additionally, Target granted to Lilly and ACS a royalty-free worldwide license to make, use and sell products, other than in the field of therapeutic embolization, under certain patents and know-how relating to the Taper guidewire. Such license is exclusive, except that Target retained a non-exclusive, royalty-free worldwide right under such patent rights and know-how to make, have made, use and sell products, other than in the field of diagnosis and treatment of coronary angioplasty. Lilly and ACS further agreed not to assert against Target any intellectual property right relating to Target's Tracker micro-catheter and Taper guidewire, or any products substantially similar to such products and for the applications for which such products were then being used.

     In June 1990, Target obtained an exclusive, worldwide, royalty-bearing license from The Regents of the University of California to certain pending patent applications relating to the construction and method of use of the GDC system. The license requires Target to make certain minimum payments and to pay a royalty based on net sales of products utilizing the licensed technology. This license extends for the life of the patents unless terminated earlier in the event of Target's breach of certain covenants or agreements, including failure to obtain regulatory clearance or market the GDC system within specified periods. Under the license, the licensor retained the rights to use the invention and associated technology for educational and research purposes.

     In March 1992, Target obtained an exclusive, worldwide, royalty-bearing license to certain inventions, technical information, know-how and patents which may issue with respect to an endovascular retrieval device. Target commenced marketing a product using this technology, the Retriever endovascular snare, in June 1992. The license requires Target to pay a royalty based on net sales of products utilizing the licensed technology. The license extends for the life of the patents, after which Target shall have a royalty-free, paid-up license.

     In October 1992, September 1993 and March 1994, Target obtained certain royalty-bearing licenses to certain inventions, technical information, know-how and patents with respect to the surface treatment of guidewires, temporary-use infusion catheters, devices used to introduce other neurovascular catheters or embolics and for a balloon dilatation catheter. Such licenses are non-exclusive except for infusion catheters sold exclusively for neurovascular infusion usage. Target commenced marketing an infusion catheter product line using this technology, the FasTRACKER product family, during fiscal 1994 and in the third quarter of fiscal 1995 introduced a line of guide catheters used to introduce other neurovascular catheters, the FasGUIDE product family, using this technology. These licenses require Target to make certain minimum payments and to pay royalties based on net sales of products utilizing the licensed technology. The licenses extend for the life of the patents but may be terminated at Target's discretion with no future right to the technology. Target has not yet commenced sales of guidewires or balloon dilatation products which use this technology.

     In addition to the licenses described above, Target may, in the future, license from third parties rights to certain products and processes related to Target's business.

     The patent which relates to the variable stiffness design of Target's Tracker micro-catheters (the "Tracker patent") has been the subject of reexamination proceedings in the United States Patent and Trademark Office ("PTO"). The first such proceeding was concluded on November 15, 1994, when the PTO issued a reexamination certificate and confirmed the patentability of the patent claims set forth in the certificate. The second reexamination of the patent was initiated by a subsidiary of Boston Scientific Corporation and one of Target's competitors, SciMed Life Systems, Inc. ("SciMed"), raising new issues of patentability. A petition for a third reexamination was filed recently by the same competitor alleging another new issue of patentability and requiring the merger with the second reexamination. Both proceedings are currently pending in the PTO. No assurance can be given that the PTO will issue a reexamination certificate confirming the patentability of the patent claims, or that the patent claims will not be amended in ways that will reduce any competitive advantages the Tracker patent has provided for Target's products.

     During the last half of calendar 1994, Target learned that two of its United States competitors had commenced sales in the United States of micro-catheters that Target believes infringe the Tracker patent. On November 9, 1994, Target filed a lawsuit against SciMed and Cordis Endovascular Systems, Inc. in the United States District in San Jose, seeking damages and preliminary and permanent injunctive relief against further infringing sales. The defendants responded, challenging the validity of the Tracker patent, denying infringement, and raising other defenses. The Court has stayed the lawsuit until the pending reexamination proceedings have been completed in the PTO. There can be no assurance that Target will be successful in this action or that even if Target receives a favorable ruling in the pending reexamination, the defendants will not prevail in this lawsuit.

GOVERNMENT REGULATION AND PRODUCT TESTING

     Target's research and development activities are subject to regulation by numerous governmental authorities in the United States and other countries, and the production and marketing of any products developed by Target are also significantly regulated, particularly as to safety and efficacy. In the United States, medical device products are subject to rigorous FDA review. The Federal Food, Drug, and Cosmetic Act (the "FDC Act"), the Public Health Service Act and other federal statutes and regulations govern or influence the testing, manufacture, safety, labeling, storage, record keeping, market clearance, advertising and promotion of such products. Non-compliance with applicable requirements can result in fines, civil penalties, injunctions, suspensions or losses of regulatory clearance, recall or seizure of products, operating restrictions, refusal of the government to approve product license applications or allow Target to enter into supply contracts, and criminal prosecution.

     Certain of Target's products are sold pursuant to IDEs obtained from the FDA. According to IDE regulations, sale of the applicable device for clinical use may not constitute commercialization. As a result, Target sells products subject to an IDE at prices which allow only for the recovery of research and development, manufacturing and handling costs. In addition, products sold under an IDE are limited by the FDA as to the number of investigation sites and the number of patients treatable in clinical trials.

     In the United States, Target currently sells the GDC system pursuant to an IDE. Target submitted a 510(k) application in March 1995 regarding the GDC system that includes clinical data on approximately 800 patients. See
"-- Micro-Coils.

     In order to obtain FDA clearance of a new medical device, Target must submit proof of safety and efficacy. In most cases, such proof entails extensive pre-clinical, clinical and laboratory tests. The testing, preparation of necessary applications and processing of those applications by the FDA is expensive and time consuming and may take several years to complete. There is no assurance that the FDA will act favorably or quickly in making such reviews, and significant difficulties or costs may be encountered by Target in its efforts to obtain FDA clearance that could delay or preclude Target from marketing any product it may develop. The FDA may also require post-marketing testing and surveillance to monitor the effects of proposed products or place conditions on any clearance that could restrict commercial applications of such products. Product clearances may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing. In addition, delays imposed by the governmental review process may materially reduce the period during which Target may have the exclusive right to commercialize patented products or technologies.

     The two principal methods by which medical devices may be submitted to the FDA for clearance to market include a premarket notification filing under
Section 510(k) and a Premarket Approval ("PMA") application. To obtain a PMA, the applicant is required to submit clinical data to the FDA, and the FDA may also request that a 510(k) include clinical data. Before beginning a clinical study, the applicant must submit an IDE application to the FDA for approval. The IDE application requires that in vitro and in vivo animal tests be completed in order to demonstrate sufficient safety of the product. Clinical studies must be done under a clinical protocol with assurance of adherence to the protocol, informed consent from clinical subjects, approval of an Institutional Review Board, maintenance of required documentation, proper monitoring and appropriate statistical evaluations.

     Applications under the 510(k) procedure must demonstrate substantial equivalence to a device that was on the market prior to the Medical Device Amendments of 1976 or to devices marketed thereafter under the 510(k) procedure. Applicants must defer marketing until a favorable response to the 510(k) is received from the FDA. While reviewing the 510(k), the FDA may require additional data, which can have the effect of materially extending the time required to commence marketing. Each 510(k) for a separate application may require the submission of clinical data concerning human patients relating to the safety and the effectiveness for each specific proposed medical use. The FDA may also refer the device to an advisory panel of experts for consideration and recommendation, which may delay the 510(k) clearance process.

     The preparation and processing of a PMA application is significantly more complex and time consuming than a 510(k). Once the clinical investigation is completed, Target must assemble and submit to the FDA a significant quantity of clinical, animal testing, manufacturing, and other data. The PMA clearance process may take several years or longer and no assurance can be given concerning the ultimate outcome of PMAs submitted by an applicant. In addition, there can be no assurance that required clearance from the FDA for any proposed potential medical use will be granted, or that the FDA process will not be unduly expensive or lengthy.

     To date, all of Target's FDA marketing clearances for commercially available products have been obtained through the 510(k) process. It is possible that future potential applications of existing products or that future products may require PMA clearance, with corresponding increases in the costs and tune required to obtain governmental clearance.

     Target is also required to register as a medical device manufacturer with the FDA and state agencies. Target is subject to inspection on a routine basis by both the FDA and the State of California for compliance with the FDA's current Good Manufacturing Practice ("GMP") regulations. Under GMP regulations, Target is subject to certain procedural and documentation requirements with respect to manufacturing and control activities, and Target's manufacturing facilities are subject to periodic inspections by the FDA, as well as by state and foreign regulatory authorities. Target's existing facilities have been inspected by the FDA in the past. Target believes its manufacturing facilities are in compliance in all material respects with all applicable local, state and federal regulations.

     Target must also comply with various FDA requirements for design, safety, advertising, labeling, record keeping and reporting of adverse experiences with the use of its products. The FDA actively enforces regulations prohibiting marketing of products for unapproved uses. Failure to comply with applicable regulatory requirements can result in, among other things, fines, civil penalties, injunctions, suspensions or loss of clearances, seizures or recalls of products, operating restrictions, refusal of the government to approve product license applications or allow Target to enter into supply contracts, injunctions and criminal prosecutions. Changes in existing requirements or adoption of new requirements could adversely affect the ability of Target to comply with regulatory requirements. Failure to comply with regulatory requirements could have a material adverse affect on Target's business, financial condition and results of operations.

     In addition to regulations enforced by the FDA, Target is also subject to regulation under the Occupational Safety and Health Act, the Environmental Protection Act and other present and potential future federal, state or local regulations. To date, compliance with these regulations has not had any material effect on its financial results, capital requirements or competitive position.

     Sales of medical devices outside the United States are subject to foreign regulatory requirements that vary widely from country to country. The time required to obtain clearance required by foreign countries may be longer or shorter than that required for FDA clearance, and requirements for licensing may differ significantly from FDA requirements. Some countries have historically permitted human studies earlier in the product development cycle than regulations in the United States. Other countries, such as Japan, have standards similar to those of the FDA. This disparity in the regulation of medical devices may result in more rapid product clearance in certain countries than in the United States, while clearance in countries such as Japan may require longer periods than in the United States. In addition, the European Union has developed a new approach to the regulation of medical products which may significantly change the situation in those countries. The receipt or denial of FDA clearance for a particular product may affect the receipt or denial of regulatory clearance for that product in certain other countries.

     Export sales of investigational devices or devices not cleared for commercial distribution in the United States are subject to FDA export permit requirements. In order to obtain such a permit, Target must provide the FDA with documentation from the medical device regulatory authority of the country in which the purchaser is located, stating that the sale of the device is not a violation of that country's medical device laws.

PRODUCT LIABILITY LITIGATION AND INSURANCE

     Medical device companies are subject to an inherent risk of product liability and other liability claims in the event that the use of their products results in personal injury claims. Target's products are often used in the brain, where there is a high risk of serious injury or death, and in other life-threatening situations. Such risks will exist even with respect to those products that have received, or in the future may receive, regulatory clearance for commercial sale. Target is currently a party to several legal actions involving product liability claims. While the outcome of these actions is presently not determinable, it is management's opinion that these matters will not, either individually or in the aggregate, have a material adverse effect on Target's business financial condition or results of operations. While Target seeks to maintain product liability insurance with coverage that Target believes is comparable to that maintained by companies similar in size and serving similar markets, there can be no assurance that Target's product liability insurance will be adequate or that such insurance will remain available at acceptable costs, or at all. A successful claim brought against Target for which coverage is denied in excess of its insurance coverage could have a material adverse effect on Target's business, financial condition and results of operations. Additionally, it is possible that adverse product liability actions could negatively affect Target's ability to obtain and maintain regulatory clearance for its products.

THIRD-PARTY REIMBURSEMENT

     Target's products are purchased by hospitals, which, in the United States, then bill various third-party payers, including Medicare, Medicaid and private insurers, for the healthcare services provided to patients. Government agencies reimburse hospitals for medical procedures at a fixed rate according to diagnosis-related groups. Federal and state laws and regulations govern reimbursement by such government agencies. Such laws and regulations also influence reimbursement by private insurance companies of medical fees. Changes in current policies could reduce or eliminate such reimbursements and thereby adversely affect future sales of Target's products. Third-party payers may deny reimbursement if they determine that the device used in the procedure is unnecessary, inappropriate, not cost-effective, experimental or for a non-approved indication. Third-party payers may deny reimbursement for treatments using Target's products, regardless of the FDA clearance status of such products. Third-party payers are increasingly challenging the prices charged for medical products and services. There can be no assurance that reimbursement from third-party payers will be available, or if available, that reimbursement will not be limited, thereby adversely affecting Target's ability to sell its products profitably. Although Target has not experienced any problems to date, significant uncertainty exists as to the reimbursement status of newly approved health care products and the current political issues being addressed by the Clinton Administration, and there can be no assurance that adequate third-party coverage will be available to patients. Similar circumstances exist in many international markets and are subject to various foreign health care policies. In such circumstances, sales of Target's products could be adversely affected.

EMPLOYEES

     As of December 31, 1994, Target had 317 full-time and part-time employees, including 49 in research and development, 19 in regulatory, clinical and quality assurance, 181 in manufacturing and quality assurance,

41 in sales, marketing and customer service and 27 in finance and administration. Target is dependent upon a limited number of key management and technical personnel. Target's future success will depend in part upon its ability to attract and retain highly qualified personnel. Target competes for such personnel with other companies, academic institutions, government entities and other organizations. Target attempts to maintain competitive compensation, benefits, equity participation and work environment policies to assist in attracting and retaining qualified personnel as Target believes that the success of its business will depend, in part, on its ability to attract and retain such employees. None of Target's employees is covered by a collective bargaining agreement. Target believes its relationship with its employees is good.

PROPERTIES

     In October 1991, Target signed a ten-year lease for a 76,000 square foot building in Fremont, California and in early fiscal 1993, consolidated its operations in this facility. In October 1994, Target subleased from Cardima, for a period of two years with the option to extend, certain space in Cardima's Fremont location primarily to be utilized for Target's finished goods storage and shipping needs. Target believes that these facilities will be adequate to meet its requirements through at least calendar 1995. Target currently anticipates that it will require additional office space in calendar 1996 and is currently reviewing alternatives to handle its anticipated future space requirements.

                             MANAGEMENT OF COLLAGEN

     The directors and executive officers of Collagen and their ages as of March 15, 1995 are as follows:

                NAME                    AGE                        POSITION
- -------------------------------------   ---     ----------------------------------------------
Howard D. Palefsky...................   47      Chairman of the Board and Chief Executive
                                                Officer
Gary S. Petersmeyer..................   47      President, Chief Operating Officer and
                                                Director
Frank A. DeLustro, Ph.D..............   46      Senior Vice President, Scientific Affairs
Ross R. Erickson.....................   49      Vice President, Regulatory Affairs and Quality
                                                Assurance
Deborah W. Berard....................   35      Vice President, Human Resources and
                                                Administrative Services
David Foster.........................   37      Vice President, Finance & MIS, and Chief
                                                Financial Officer
A. Neville H. Pelletier..............   53      Vice President and Managing Director, Europe
William C. Miller....................   57      Vice President and General Counsel
Michael Levitt.......................   44      Vice President, Operations
Reid W. Dennis(1)....................   68      Chairman Emeritus of the Board
Anne L. Bakar(1).....................   37      Director
John R. Daniels, M.D.................   56      Director
William G. Davis(1)..................   62      Director
Craig W. Johnson(2)..................   48      Director
Terry R. Knapp, M.D..................   51      Director
Michael F. Mee(2)....................   52      Director
Rodney Perkins, M.D..................   58      Director
Cornelius W. Pettinga, Ph.D.(1)......   72      Director
Roger H. Salquist(2).................   52      Director

- ---------------

(1) Member of the Human Resources Committee of the Board of Directors.

(2) Member of the Audit Committee of the Board of Directors.

     Mr. Palefsky joined Collagen as President, Chief Executive Officer and Director in March 1978 and served in such capacities until February 1995, when he became the Chairman of the Board and Chief Executive Officer. From 1973 to March 1978, Mr. Palefsky was employed by Alza Corporation where his last position was Vice President, Marketing. Prior to 1973, Mr. Palefsky was employed by Whitehall Laboratories as Assistant to the President. Both Alza Corporation and Whitehall Laboratories are manufacturers of pharmaceutical products. Mr. Palefsky is also a director of Calgene, Inc. and Target. Calgene, Inc. is an agribusiness biotechnology company.

     Mr. Petersmeyer joined Collagen as President, Chief Operating Officer and Director in February 1995. Prior to joining Collagen, Mr. Petersmeyer was employed by Syntex Corporation, a manufacturer of pharmaceutical products, from 1991 to January 1995, where he served as Vice President of Managed Health Care from March 1993 to January 1995, as well as serving at various times as National Sales Director and Director of Corporate Development. From 1986 to 1990, he served as President and Chief Executive Officer of Beta Phase, Inc., a medical device manufacturer, and from 1982 to 1986 he was the Executive Vice President and General Manager, Ophthalmic Products Division, of CooperVision, Inc., a manufacturer and distributor of ophthalmic products.

     Dr. DeLustro joined Collagen as Manager of Immunology in June 1983 and has served in various positions in Collagen. In 1991, Dr. DeLustro was promoted to Senior Vice President, Scientific Affairs. Prior to 1983, he was Assistant Professor of Medicine at the Medical University of South Carolina.

     Mr. Erickson joined Collagen as Program Director in January 1987 and served in various senior regulatory positions. In 1990, Mr. Erickson was promoted to Vice President, Regulatory Affairs and Quality Assurance. From 1983 to 1986, Mr. Erickson was employed by Laserscope as Director of Biomedical Affairs. From 1977 to 1983, he was employed by Cobe Laboratories as Manager of Clinical Evaluations. Both Laserscope and Cobe Laboratories are medical device manufacturers. From 1970 to 1977, Mr. Erickson was employed by Alza Corporation.

     Ms. Berard joined Collagen as a member of the finance staff in February 1982 and served in various human resource positions. In 1991, Ms. Berard was promoted to Vice President, Human Resources and Administrative Services. Prior to 1982, Ms. Berard held a position in Medical Development in the Stanford Medical School.

     Mr. Foster joined Collagen as Financial Analyst in November 1984 and served in various positions in Collagen. In 1992, Mr. Foster was appointed Vice President of Finance and Chief Financial Officer. From 1979 to 1984, Mr. Foster was employed by Brown, Vence and Associates, an energy and environmental consulting firm, as Engineering Project Manager.

     Mr. Pelletier joined Collagen in May of 1991 as Vice President of Collagen International, Inc. In 1992, he was appointed Vice President and Managing Director, Europe. From 1979 to 1991, Mr. Pelletier was employed by Sandoz AG, a manufacturer of food products, where his most recent position was Senior Vice President, Sandoz Nutrition, Inc. During his time at Sandoz, Mr. Pelletier was based in Minnesota, U.S., Australia and Switzerland. Prior to 1979, Mr. Pelletier held a variety of marketing positions with Pepsico, Inc., a manufacturer of beverages; Miles Laboratories, Inc., a manufacturer of over-the-counter toiletries and micro-nutrients; and Proctor and Gamble, a manufacturer of consumer products. In addition to Australia and Switzerland, Mr. Pelletier has spent his international career in Canada, the Philippines, Venezuela and Spain.

     Mr. Miller joined Collagen in October of 1992 as Vice President and General Counsel. From 1985 to 1992, Mr. Miller was employed by Boehringer Mannheim United States Holding, Inc., a manufacturer of medical products, as Vice President, General Counsel and Secretary. From 1981 to 1985, Mr. Miller was employed by Max Factor & Company, a manufacturer of cosmetics and fragrances, as Vice President, General Counsel and Secretary. From 1969 to 1980, Mr. Miller was employed by Xerox Corporation, a manufacturer of photocopying devices, as Associate General Counsel.

     Mr. Levitt joined Collagen in July 1994 as Vice President, Operations. Prior to joining Collagen, Mr. Levitt was employed by Eli Lilly and Company, a manufacturer of pharmaceutical products. During his 18 years with Eli Lilly and Company, Mr. Levitt held positions in sales, research, human resources and operations. Mr. Levitt's last position with Eli Lilly and Company was Director of Pharmaceutical Operations.

     Mr. Dennis has served as a director of Collagen since 1975. Mr. Dennis served as President of Collagen from February 1976 to March 1978, as Chairman of the Board from March 1978 to February 1995, and has served as Chairman Emeritus of the Board since February 1995. Mr. Dennis is also a director of MiniStor Peripherals International, Limited.

     Ms. Bakar has served as a director of Collagen since 1993. Ms. Bakar has been President and Chief Executive Officer of Telecare Corporation, the largest dedicated provider of in-patient psychiatric services in the state of California, since 1987. Previously, Ms. Bakar spent seven years in the investment banking industry.

     Dr. Daniels has served as a director of Collagen since 1977. Dr. Daniels, a founder of Collagen, was a Vice President of Collagen from September 1975 to September 1979. He served as President of Target from June 1985 to April 1989, and as a director from June 1985 to May 1990. Dr. Daniels is also the President, Chief Executive Officer and a director of Regional Therapeutics, Inc. and the Chairman of Balance Pharmaceuticals, Inc.

     Mr. Davis has served as a director of Collagen since 1984. Mr. Davis was associated with Eli Lilly and Company from 1957 to 1984, where he served as Executive Vice President, Eli Lilly International Corporation, from 1972 to 1975, Executive Vice President, Pharmaceutical Division, from 1975 to 1982 and

President, Medical Instrument Systems Division, from 1982 until his retirement in 1984. Mr. Davis is also a director of Abiomed, Inc., Alza Corp. and Endosonics, Inc.

     Mr. Johnson has served as a director of Collagen since 1991. Mr. Johnson has been a Director in Venture Law Group, A Professional Corporation, principal outside counsel to Collagen, since February 1993. From 1980 to February 1993, Mr. Johnson was a member of the law firm of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, principal outside counsel to Collagen during such period. He was appointed Secretary of Collagen in August 1986. Mr. Johnson served as Assistant Secretary of Collagen for ten years prior to his appointment as Secretary. Mr. Johnson is also a director of Retix.

     Dr. Knapp has served as a director of Collagen since 1990. Dr. Knapp, a founder of Collagen, has served as Chairman of the Board of Directors, President and Chief Executive Officer of LipoMatrix, Incorporated, a developer of alternative breast implants, since February 1992. He was a director and President of Centers for Human Appearance, Inc., a developer of medical device products, from February 1989 to November 1993. Dr. Knapp was also President of, and a surgeon with, Northern California Plastic Surgery Medical Group, Inc. from 1977 until 1993.

     Mr. Mee has served as a director of Collagen since 1986. Mr. Mee served as a director of Collagen from August 1981 to January 1985 and was re-elected to the Board in June 1986. He joined the Norton Company, a multinational manufacturer, in January 1985 as Vice President, Finance and served as a director, Vice President, Finance and Chief Financial Officer of that company through January 1990. In February 1990, Mr. Mee joined Wang Laboratories, Inc., a computer manufacturer, as the Executive Vice President, Finance, Chief Financial Officer and a director and subsequently served as Chairman of the Board of Directors and Chief Financial Officer of that company. He joined Bristol-Myers Squibb Company, a diversified producer and distributor of pharmaceutical products, medical devices, non-prescription health products, toiletries and beauty aids, as Senior Vice President and Chief Financial Officer in March 1994.

     Dr. Perkins has served as a director of Collagen since 1975. Dr. Perkins, a founder of Collagen, served as President of Collagen from September 1975 to November 1975. He is a Clinical Associate Professor of Surgery at the Stanford University Medical Center and President of the California Ear Institute.

     Dr. Pettinga has served as a director of Collagen since 1987. Dr. Pettinga served with Eli Lilly and Company from 1949 to 1986, most recently as a director and as Executive Vice President. Since 1987 he has served as a consultant to Great Lakes Chemical Corporation, a world-wide chemical manufacturer. He is also a director of Atrix Laboratories, Wyckoff Chemical Company and Celtrix Pharmaceuticals, Inc.

     Mr. Salquist has served as a director of Collagen since 1988. Mr. Salquist has served as Chief Executive Officer and a director of Calgene, Inc., an agribusiness biotechnology company, since November 1985, and is currently Chairman of the Board of Directors of that company. He is also Chairman of the Board of Directors of Celtrix, and a trustee of the Fidelity Investments Charitable Gift Trust.

                              MANAGEMENT OF TARGET

     The directors and executive officers of Target and their ages as of March 15, 1995 are as follows:

                NAME                    AGE                        POSITION
- -------------------------------------   ---     ----------------------------------------------
Gary R. Bang.........................   48      President, Chief Executive Officer and
                                                Director
Erik T. Engelson.....................   35      Senior Vice President, Operations and Research
                                                and Development
Abhi Acharya, Ph.D...................   53      Vice President, Regulatory, Quality and
                                                Clinical Affairs
U. Hiram Chee........................   35      Vice President, New Product Development
Robert Hellewell.....................   53      Vice President, Operations
Edward R. LeMoure....................   40      Vice President, International Sales
Timothy C. Mills, Ph.D...............   38      Vice President, New Business Development
Kevin P. Riley.......................   34      Vice President, Worldwide Marketing
A. Larry Tannenbaum..................   43      Vice President, Finance and Administration,
                                                Chief Financial Officer and Assistant
                                                Secretary
Charles M. Strother, M.D.............   54      Chairman of the Board
William G. Davis(1)..................   62      Director
Kathleen Murray, M.S.N...............   46      Director
Howard D. Palefsky(2)................   47      Director
Richard D. Randall(1)................   43      Director
John C. Villforth(1)(2)..............   63      Director

- ---------------

(1) Member of the Compensation Committee of the Board of Directors.

(2) Member of the Audit Committee of the Board of Directors.

     Mr. Bang joined Target in May 1993 as President and Chief Executive Officer and a director. Prior to joining Target, Mr. Bang worked for Baxter International, a diversified multinational manufacturer of health care products ("Baxter"), for 19 years. In his most recent position with Baxter, Mr. Bang served from April 1990 to April 1993 as President of the Pharmaseal Surgical Division, a world leader in disposable products sold to hospital operating rooms. Mr. Bang served as President of the Gloves Strategic Business Unit from November 1989 to April 1990. From October 1986 to November 1989, Mr. Bang served as Vice President, Sales and Marketing of Baxter U.K. in England. Prior to 1986, he served in various capacities including President, Vice President, Division Controller of divisions of Baxter, whose products included solutions, dialysis products and disposable hospital products.

     Mr. Engelson joined Target in 1985 as Project Manager. He became Manager of Research and Development in January 1987 and served in that position until March 1988 when he became Director of Research and Development. He was appointed Vice President, Research and Development in October 1988 and Senior Vice President, Operations and Research and Development in September 1992. Prior to joining Target, Mr. Engelson served as a research and development engineer at ACS, an intravascular catheter company, from November 1984 to October 1985.

     Dr. Acharya joined Target in July 1994 as Vice President, Regulatory, Quality and Clinical Affairs. Prior to joining Target, he served as Senior Technical Consultant at Biometrix Research Institute, Inc., a healthcare consulting firm, from July 1993 until June 1994. Dr. Acharya served as Director of the Division of Cardiovascular, Respiratory and Neurological Devices at the FDA from September 1985 until July 1993 and as Senior Reviewer in the FDA's Office of Device Evaluation from 1977 until September 1985.

     Mr. Chee joined Target in September 1987 as Senior Research and Development Engineer. He became Project Manager in September 1988 and served in that position until December 1990 when he became Project Director, Research and Development. He was appointed Vice President, New Product Development in October 1992. Before joining Target, Mr. Chee held various engineering positions from June 1983 to September 1987 with the Edwards Critical Care Division of Baxter.

     Mr. Hellewell joined Target in April 1991 as Director of Manufacturing Engineering and was appointed Vice President, Operations in February, 1993. Prior to joining Target, he held various professional and management positions with McGaw Laboratories, a manufacturer of intravenous solutions and related medical devices, from 1972 until 1991 including Director, Engineering from June 1988 to March 1991. Mr. Hellewell also worked with Proctor and Gamble, a multinational manufacturer of food products, cleansers and other similar products, from 1968 to 1972.

     Mr. LeMoure joined Target in April 1990 as Vice President, International Sales. He has been a director of Target-CMI, Inc. since April 1, 1992. From March 1986 to April 1990, he held various sales and marketing positions with the Bard Japan Division ("Bard Japan") of Bard, including Senior Product Manager, Cardiovascular Products from March 1986 to December 1988 and Manager of Sales and Marketing, Cardiovascular Products from December 1988 to April 1990. Mr. LeMoure served on the Bard Japan Management Board from 1987 to 1990. Before joining Bard Japan, Mr. LeMoure was employed with the U.S.C.I. Division of Bard from 1979 to 1986.

     Dr. Mills joined Target in April 1994 as Vice President, New Business Development. Prior to joining Target, he served as Director of Business Development of the Interventional Cardiology Division of Baxter from September 1991 to April 1994. Dr. Mills served as Director of the Artificial Heart Program at the University of California, Irvine Medial Center from September 1988 to September 1991. From June 1984 to June 1987, he was a research faculty member in the Department of Radiology at the University of California, San Francisco.

     Mr. Riley joined Target in September 1987 as a sales manager. In September 1989, he took on the role of Marketing Manager until October 1992 when he was promoted to Director of Marketing. In April 1994, Mr. Riley was appointed Vice President, Worldwide Marketing. Prior to joining Target, Mr. Riley held various sales positions with Elecath, a manufacturer of invasive electrophysiology devices, with Davis and Geck Surgical, a manufacturer of surgical products, and with Baxter.

     Mr. Tannenbaum joined Target in May 1992 and was appointed Vice President, Finance and Administration and Chief Financial Officer June 1, 1992. Mr. Tannenbaum was appointed Assistant Secretary in October 1992. Prior to joining Target, Mr. Tannenbaum held various positions with Tandem Computers Incorporated, a multinational manufacturer of mainframe computers, including Western Region Business Manager from October 1988 to May 1992 and Manager of Corporate Finance from May 1987 to October 1988. Mr. Tannenbaum will be stepping down as Target's Vice President, Finance and Administration and Chief Financial Officer on or before May 31, 1995.

     Dr. Strother joined Target as a member of the Scientific Advisory Board in October 1989 and was elected a director of Target in May 1990 and Chairman of the Board of Directors in May 1994. Since July 1976, Dr. Strother has been a Professor of Radiology, Neurology and Neurosurgery at the University of Wisconsin.

     Mr. Davis, an independent business consultant, has served as a director of Target since August 1988 and served as Chairman of the Board of Directors from June 1989 to July 1991. From 1957 to 1984, Mr. Davis was associated with Eli Lilly & Company, where he served as Executive Vice President, Eli Lilly International Corporation, from 1972 to 1975, Executive Vice President, Pharmaceutical Division, from 1975 to 1982, and President, Medical Instrument Systems Division, from 1982 until his retirement in 1984. Mr. Davis is also a director of Abiomed, Inc., Alza Corporation, Endosonics Corporation and Collagen.

     Ms. Murray was elected to Target's Board of Directors in February 1995. She has been employed by Northwestern Memorial Hospital since 1986 and currently serves as its Executive Vice President and Chief Operating Officer. Prior to 1986, Ms. Murray was Senior Vice President at St. Joseph Hospital.

     Mr. Palefsky has served as a director of Target since 1985. He has been Chief Executive Officer and a director of Collagen since 1978. He is also a director of Calgene, Inc.

     Mr. Randall joined Target in June 1989 as President and Chief Executive Officer and a director, and served as Chief Financial Officer of Target from July 1991 to June 1992. Mr. Randall served as President and Chief Executive Officer of Target until May 1993 and as Chairman of the Board of Directors of Target from

April 1993 to May 1994. Mr. Randall has served as President and Chief Executive Officer of Innovasive Devices, Inc., a medical device manufacturer, since January 1994. Prior to joining Target, he served as Vice President, Sales and Marketing of Trimedyne, Inc., a cardiovascular laser company ("Trimedyne"), from March 1987 to March 1989 and as Director of Marketing from March 1986 to March 1987. Mr. Randall also served as a director of Trimedyne from February 1988 to June 1989. Before joining Trimedyne, Mr. Randall served as Senior Product Manager of the Edwards Division of Baxter, from November 1984 to March 1986. From January 1981 to November 1984, Mr. Randall held several sales positions with the U.S.C.I. Division of C.R. Bard, Inc., a medical products company.

     Mr. Villforth has served as a director of Target since September 1992. He has been President of The Food and Drug Law Institute in Washington, D.C., a non-profit association providing education with regard to FDA regulations, since January 1991. Prior to that time, Mr. Villforth served as Executive Director of The Food and Drug Law Institute from September 1990 to January 1991. From July 1982 to September 1990, Mr. Villforth served as Director of the Center for Devices and Radiological Health at the FDA.

                            DESCRIPTION OF THE NOTES

     The Notes will be issued under an Indenture (the "Indenture") dated as of
April   , 1995 between Collagen and The First National Bank of Boston, as trustee (the "Trustee"). The following description of the terms of the Notes does not purport to be complete and is subject and qualified in its entirety by reference to the detailed provisions of the Indenture, a copy of which has been filed as an exhibit to the Registration Statement. Capitalized terms not defined herein have the meanings assigned thereto in the Indenture.

GENERAL

     The Notes will be subordinated unsecured obligations of Collagen limited to an aggregate principal amount of $45,000,000 (assuming the exercise in full of the Underwriters' over-allotment option) and will mature on May 1, 2002, unless earlier redeemed or exchanged. The Notes are exchangeable at any time sixty (60) days after issuance at the option of the holder for shares of Target Common Stock and/or certain other property attributable to such shares as set forth below (collectively, the "Exchange Property"). The Notes are not redeemable prior to May 10, 1998. Thereafter, the Notes are redeemable at the option of Collagen at the redemption prices set forth herein, plus accrued interest.

     The Notes will bear interest from the date of issuance at the rate per annum shown on the cover page of this Prospectus, payable semiannually on November 1 and May 1 of each year, commencing November 1, 1995, to Noteholders of record at the close of business on the 15th day of October or April preceding each such interest payment date. Principal of, and premium, if any, and interest on the Notes will be payable and the Notes may be presented for exchange at the office of the Exchange Agent, which initially will be the Trustee. The Notes will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

     The Indenture provides that Collagen will deliver to the Exchange Agent all of the shares of Target Common Stock currently owned by Collagen initially required to satisfy the obligations of Collagen upon exchange of the Notes. The Indenture prohibits Collagen from selling, pledging or distributing the Target Common Stock and other Exchange Property, except as provided below. However, Target Common Stock and other Exchange Property deposited with the Exchange Agent, subject to the contractual rights of the Noteholders set forth therein, will remain the property of Collagen. Accordingly, the right of a Noteholder to exchange Notes for Target Common Stock or other Exchange Property may be adversely affected in the event of a bankruptcy, insolvency or liquidation of Collagen. In such event the Target Common Stock and other Exchange Property may be subject to the claims of Collagen's creditors. The Indenture does not contain any financial covenants or dividend restrictions on Collagen.

     Each Note is being offered with original issue discount ("OID") for United States federal income tax purposes equal to the excess of the principal amount at maturity of the Note over the amount of the issue price of the Note. For this purpose, a Note's issue price does not include the portion of the purchase price of the Note attributable to the right to exchange the Note for Target Common Stock. Accrued OID will be includible, periodically, in a holder's gross income for United States federal income tax purposes (in addition to the stated interest) prior to exchange, redemption, other disposition or maturity of such holder's Note, whether or not such Notes are ultimately exchanged, redeemed, sold or paid at maturity. In addition, the exchange of a Note for Target Common Stock or other Exchange Property will be treated as a taxable disposition of the Note. See "Certain United States Federal Income Tax Considerations."

     As of March 15, 1995, Collagen owned 2,124,194 shares of Target Common Stock, representing approximately 30% of the outstanding shares of Target Common Stock. Prior to any exchange of the Notes, Collagen will continue to own the shares of Common Stock issuable upon exchange of the Notes, and will continue to exercise many rights, including voting rights, incident to such ownership. As a result, Collagen may be able to control Target and, as a result of such control, may be able to effect transactions that could result in a change in the composition of the Exchange Property.

     The Underwriting agreement provides that Target will use its best efforts to keep a registration statement covering the Target Common Stock for delivery upon exercise of the exchange rights continuously effective at all times while any of the Notes remain outstanding; provided, that Target may upon notice to the Exchange Agent decline to supplement or amend the registration statement covering the exchange of Notes for Target Common Stock in certain instances for not more than 90 days in any 365 day period and other than during the pendency of any notice of redemption of Notes or after April 25, 2002. No exchange of Notes for Target Common Stock may be made while such an election by Target is in effect, and at any time when a Noteholder seeks to exchange Notes for Target Common Stock, Collagen will be required to pay cash equal to the Market Price (as hereinafter defined) of the Target Common Stock. Payment of cash and, in certain instances, Target Common Stock and other Exchange Property receivable upon exchange by a Noteholder of its Notes will be subject to the subordination provisions set forth herein and, accordingly, may be delayed or prohibited. Exchange Property may include securities other than Target Common Stock, and neither Target nor Collagen will have any obligation to effect any registration covering the sale of such other securities upon exchange of Notes.

EXCHANGE RIGHTS

     The Notes are exchangeable at the option of the holder for Target Common Stock or other Exchange Property at any time sixty (60) days after issuance and prior to maturity, conversion or redemption at a price (the "Exchange Price")
initially equal to $          per share of Target Common Stock equivalent to an
exchange rate of           shares of Target Common Stock per $1,000 principal
amount of Notes. The Exchange Price will be proportionately adjusted upon (a) the payment in shares of Target Common Stock of a dividend or distribution on Target Common Stock; (b) the combination of outstanding shares of Target Common Stock into a smaller number of shares of Target Common Stock; (c) the subdivision of outstanding shares of Target Common Stock into a greater number of shares of Target Common Stock; or (d) the reclassification of Target Common Stock resulting in the issuance of any shares of capital stock of Target.

     In order to exercise exchange rights, a Noteholder must properly complete the Exchange Notice provided on the Note and surrender the Note to the Exchange Agent at the office of the Exchange Agent maintained for such purpose in New York, New York. The right to exchange Notes will terminate on the fifth day preceding the redemption date and will be lost if not exercised prior to that time. No fractional shares or interests in Target Common Stock or other Exchange Property will be delivered on any exchange of Notes, but in lieu thereof, a cash adjustment will be paid based on the Market Price (as defined below) of the Target Common Stock or other Exchange Property.

     No payment or adjustment will be made for accrued interest on an exchanged Note. If any Noteholder surrenders a Note for exchange between the record date for the payment of an installation of interest and the next interest payment date, then, notwithstanding such exchange, the interest payable on such interest payment date will be paid to the holder on such record date. However, in such event, such Note, when surrendered for exchange, must be accompanied by delivery by the exchanging Noteholder of a check or draft payable in an amount equal to the interest payable on such interest payment date on the portion so exchanged.

     Deposit of Exchange Property. Collagen will deliver to the Exchange Agent all of the shares of Target Common Stock initially required to satisfy the obligations of Collagen upon exchange of the Notes. The Exchange Property may, as a result of transactions involving Target Common Stock, subsequently include cash or property other than or in addition to Target Common Stock. In any such case, Collagen will deposit with the Exchange Agent from time to time any cash or other property that may become deliverable as Exchange Property in exchange for the Notes. Collagen will not be permitted to pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, the Target Common Stock or other Exchange Property so deposited. However, Collagen will be entitled to vote the shares of Target Common Stock and any other voting securities which may constitute Exchange Property so deposited prior to exercise of the exchange rights relating to such securities.

     To the extent the Notes are redeemed prior to exchange or cash is paid in lieu of delivering shares upon notice of exchange, Collagen will be entitled to receive from the Exchange Agent any number of shares of Target Common Stock and other Exchange Property, if any, held by the Exchange Agent for exchange as exceeds the number of shares of Target Common Stock or other Exchange Property then required to be held by the Exchange Agent for the exchange of all remaining Notes then outstanding. The deposit arrangements with the Exchange Agent will terminate at such time as the right to exchange Notes shall have expired pursuant to the Indenture.

     Collagen's Cash Option on Exchange. In lieu of delivering Exchange Property in exchange for any Note, Collagen may pay to the holder surrendering such Notes, within five (5) business days of receipt by the Exchange Agent of a Noteholder's notice of exchange, an amount in cash equal to the market price of the Exchange Property for which such Notes are exchangeable (the "Market Price"), based on (a) in the case of Target Common Stock or other Exchange Property which consists of publicly traded securities, the average closing market price (or average bid and asked prices, if closing prices are not available) for the five (5) consecutive trading days immediately preceding the date of receipt by the Exchange Agent of the notice of exchange relating to such Notes (or, if such date is not a business day, on the business day next preceding such date), and (b) in the case of Exchange Property which does not consist of publicly traded securities, the market value of such property on the date of receipt by the Exchange Agent of the notice of exchange relating to such Notes, as determined by an investment banking firm selected by the Exchange Agent. The Indenture provides that Collagen is required to deliver cash equal to the Market Price for Notes exchanged in the event that a registration statement covering the Target Common Stock deliverable upon exchange is not then effective under the Securities Act or Target has elected to suspend exchange of Notes for Target Common Stock.

     Additions to and Withdrawals from the Exchange Property. Collagen will be entitled to receive and retain all ordinary cash dividends paid out of retained earnings on the shares of Target Common Stock deposited with the Exchange Agent. All other distributions, if any, on Target Common Stock or other Exchange Property deposited with the Exchange Agent shall become additional Exchange Property. The additional Exchange Property will be apportioned pro rata among the deposited shares of Target Common Stock, or, if there are no such shares, among such other Exchange Property as shall have replaced such shares.

     If there is a taxable distribution on Exchange Property of any securities, options, warrants or similar rights or other noncash items of property, Collagen will instruct the Exchange Agent to sell all such distributed property for cash, and the cash proceeds of such property after payment of taxes thereon, including income taxes of Collagen, will be Exchange Property. If extraordinary cash dividends are paid on securities constituting Exchange Property pursuant to a plan of liquidation, partial liquidation, recapitalization or restructuring, or if securities constituting Exchange Property are converted into cash pursuant to a merger or tender offer, then such cash after payment of any taxes thereon, including income taxes of Collagen, will be Exchange Property.

     If there is a nontaxable distribution on Exchange Property of any securities or other noncash items of property (other than options, warrants or similar rights as described in the following paragraph), Collagen in good faith may, at its option, cause the sale of some or all of such property, and the cash proceeds and/or the remainder of such property after payment of any taxes thereon, including income taxes of Collagen, will be Exchange Property; provided, that if Collagen has received a similar non-taxable distribution on similar securities owned by Collagen not comprising Exchange Property, including Target Common Stock, Collagen may not sell the distribution property or the Exchange Property unless Collagen also sells the distribution or the similar securities owned by Collagen.

     If there is a nontaxable distribution on Exchange Property of any options, warrants or similar rights, Collagen in good faith may, at its option, (a) cause the sale of such options, warrants or similar rights and the cash proceeds after payment of any taxes thereon, including income taxes of Collagen, will be Exchange Property; (b) to the extent there is sufficient cash among the Exchange Property or to the extent Collagen may cause the sale of Target Common Stock or other Exchange Property to provide sufficient cash, after payment of taxes thereon, among the Exchange Property, cause the exercise of such options, warrants or similar rights and thereafter, either (i) retain the securities received upon such exercise as Exchange Property, (ii) cause some or all of such securities to be sold, in which case the cash proceeds and the remainder of such property, if any, after payment of any taxes thereon will be Exchange Property, or (iii) cause the pro rata distribution of such securities to Noteholders; (c) retain such options, warrants or similar rights as Exchange

Property, provided that such options, warrants or similar rights shall not be allowed to expire unexercised so long as they are in the money and if otherwise feasible; or (d) cause the pro rata distribution of such options, warrants or similar rights to Noteholders; provided, that if Collagen has received a similar non-taxable distribution on similar securities owned by Collagen not comprising Exchange Property, including Target Common Stock, Collagen may not sell the distribution on the Exchange Property unless Collagen also sells the distribution on the similar securities owned by Collagen. Because any subsequent distribution to Noteholders of securities, options, warrants or similar rights or other noncash items of property received with respect to Exchange Property may give rise to tax liability for Collagen, Collagen may be more likely to elect to cause the sale of such items (or, in the case of options, warrants or similar rights, to cause the sale of the securities received upon the exercise of such items) and to cause the cash proceeds (after provision for taxes) to be treated as Exchange Property, in lieu of causing the pro rata distribution of such items to the Noteholders.

     Upon the happening of any of the foregoing events with respect to the Target Common Stock or other Exchange Property that is taxable or treated as being taxable to Collagen or the Exchange Agent, the Exchange Agent will deliver cash which it holds for exchange (including cash received as a result of such event) to Collagen or to itself for payment of the taxes arising from such transaction. If the cash held for exchange is insufficient to pay such taxes, the Exchange Agent will sell such of the shares of Target Common Stock or other Exchange Property as may be necessary to pay the amount of the insufficiency and any taxes payable by Collagen or the Exchange Agent arising from such sale. Any proceeds from such sale which remain after the above tax payments are made will be Exchange Property. As a result of the payment of such taxes from the Exchange Property, the net amount of Exchange Property received by a holder upon exchanging Notes for such Exchange Property may be significantly less than the amount of Exchange Property that would have been received by such holder (after taking into account taxes imposed on the holder with respect to such exchange, as described in "Certain United States Federal Income Tax Consequences -- Exchange of Notes for Target Common Stock") had the holder exercised the exchange right immediately prior to any such event.

     In the event of a proposed merger, consolidation or reorganization of Target, the sale of all or substantially all of Target's assets, or certain tender or exchange offers for Target Common Stock (a "Reorganization"), the Noteholders shall have the option to conditionally exercise their right to exchange all or any portion of their Notes for Exchange Property in advance of the Reorganization subject to its completion and to withdraw such exchange and retain their Notes within certain time periods set forth in the Exchange Agreement in the event that such Reorganization is not effected.

     Merger or Consolidation of Target. In the case of any merger or consolidation of Target with or into any other entity which results in shares of Target Common Stock being converted into other securities and/or property, including cash, or any sale or transfer of all or substantially all the assets of Target in which holders of Target Common Stock receive other securities and/or property, including cash, in exchange for their shares of Target Common Stock, Collagen will execute and deliver to the Trustee a supplemental indenture, and to the Exchange Agent a supplement to the Exchange Agreement, each providing that the holder of any Note surrendered for exchange thereafter will, subject to provision for taxes, be entitled to receive, in addition to other Exchange Property, if any, the kind and amount of securities and/or property receivable in connection with such transaction by a holder of the number of shares of Target Common Stock for which such Note might have been exchanged immediately prior to such transaction, plus accrued interest thereon, if any, to the date of exchange.

     Tender or Exchange Offer. In the event of a tender offer or exchange offer for any class of securities included within the Exchange Property (a) if Collagen owns other securities of such class which are not Exchange Property, Collagen will cause the Exchange Agent to tender such securities of such class in the same proportion that Collagen tenders its securities in such class which are not Exchange Property, and (b) if the only securities of such class owned by Collagen are Exchange Property, Collagen may, at its option and in its sole discretion, elect to cause the Exchange Agent to tender all or any portion or none of such class of security included within the Exchange Property. If, however, the tender or exchange offer for securities included within the Exchange Property is made by Collagen or any affiliate of Collagen, Collagen will not cause the Exchange Agent to tender any such securities unless a majority of such class of securities that are held by persons other than Collagen or any affiliate of Collagen have been tendered and not withdrawn pursuant to such tender or exchange offer as of immediately prior to the expiration of such offer. The proceeds, after provision for taxes, of the sale of any such Exchange Property pursuant to any such tender or exchange offer, plus accrued interest thereon, if any, to the date of exchange, will be held by the Exchange Agent for the benefit of Noteholders as provided in the Indenture. A tender or exchange offer, whether made by Collagen, any affiliate of Collagen or a third party, may result in shares of Target Common Stock or other Exchange Property being replaced by cash or other property (which may or may not be publicly traded equity securities).

     If any tender offer or exchange offer results in there being no shares of Target Common Stock among the Exchange Property, Collagen will execute and deliver to the Trustee a supplemental indenture, and to the Exchange Agent a supplement to the Exchange Agreement, each providing that any Note surrendered for exchange thereafter will, subject to provision for taxes, be entitled to receive, in addition to other Exchange Property, if any, the kind and amount of securities and/or property receivable upon or in connection with such tender or exchange offer by a holder of the number of shares of Target Common Stock for which such Note might have been exchanged immediately prior to such transaction.

     Certain Tax Withholding; Notices; and Investment of Exchange
Property. From time to time, Collagen may require the Exchange Agent to segregate such Exchange Property as Collagen determines may be necessary for Collagen or the Exchange Agent to pay taxes with respect to the transactions or events described above. The remaining Exchange Property will be deliverable to holders of Notes only after determination that withholding is not necessary for the payment of such taxes and after deducting the reasonable expenses incurred in connection with such determination.

     Collagen is required to notify Noteholders of certain dividends or other distributions on the Target Common Stock or other Exchange Property deliverable upon exchange of Notes, the granting of subscription rights, options, warrants or other similar rights to holders of Target Common Stock, any reclassification of Target Common Stock, certain mergers involving Target, the sale of all or substantially all of the assets of Target, any tender or exchange offer for the Target Common Stock and the dissolution, liquidation or winding up of Target.

     Any cash held by the Exchange Agent that is deliverable as Exchange Property upon exchange of Notes will be invested by the Exchange Agent at the direction of Collagen in U.S. Government Obligations with maturity dates of twelve months or less.

OPTIONAL REDEMPTION BY COLLAGEN

     The Notes will not be redeemable at the option of Collagen prior to May 10, 1998. At any time on or after that date, the Notes may be redeemed at the option of Collagen, in whole or from time to time in part, on not less than thirty (30) nor more than sixty (60) days' notice by mail. The redemption prices (expressed as percentages of the principal amount) (the "Redemption Price") are as follows for the 12-month period beginning May 10 of the following years:

                                                                        REDEMPTION
                                      YEAR                                PRICE
            ---------------------------------------------------------   ----------
            1998.....................................................          %
            1999.....................................................          %
            2000.....................................................          %
            2001.....................................................          %

and 100% at May 10, 2002, in each case together with accrued interest to the redemption date. If fewer than all of the Notes are to be redeemed, the Trustee will select the Notes to be redeemed by lot or, in its discretion, on a pro rata basis. If any Note is to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed principal portion thereof will be issued. There is no sinking fund applicable to the Notes.

REDEMPTION OF NOTES AT THE OPTION OF NOTEHOLDERS UPON A CHANGE IN CONTROL

     In the event of a Change in Control (as defined below), each Noteholder will have the right, subject to the terms and conditions of the Indenture, to require Collagen to purchase all or any part of the Notes held by such Noteholder on the date that is forty (40) business days after the occurrence of such Change in Control (the "Change in Control Purchase Date") for a purchase price equal to 100% of the principal amount thereof, plus accrued interest to the Change in Control Purchase Date (the "Change in Control Price").

     Within ten (10) business days after the occurrence of the Change in Control, Collagen will mail a written notice of the Change in Control to the Trustee and to each Noteholder, setting forth, among other things, the terms, conditions, and procedures required for exercise of the Noteholder's right to require the purchase of the Notes held by such Noteholder.

     To exercise the purchase right, a Noteholder must deliver written notice of exercise to the Exchange Agent at any time prior to the close of business on the Change in Control Purchase Date, specifying the Notes with respect to which the right of purchase is being exercised. Such notice of exercise may be withdrawn by the Noteholder by a written notice of withdrawal delivered to the Exchange Agent at any time prior to the close of business on the Change in Control Purchase Date.

     A Change in Control shall be deemed to have occurred at such time after the original issuance of the Notes as there shall occur:

          (i) the acquisition by any person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) or 14(d)(2) of the Exchange Act, or any successor provision to either of the foregoing), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, through proxies or otherwise, of shares of capital stock of Collagen entitling such person to exercise more than 50% of the total voting power of all shares of capital stock of Collagen entitled to vote generally in elections of directors; or

          (ii) any consolidation of Collagen with, or merger of Collagen into, any other person, any merger of another person into Collagen, or any sale or transfer of all or substantially all of the assets of Collagen to another person (other than a merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock, or (y) which is effected solely to change the jurisdiction of incorporation of Collagen and results in a reclassification, conversion or exchange of outstanding shares of Collagen common stock into solely shares of common stock); or

          (iii) a change in the composition of the Board of Directors of Collagen such that a majority of such Board are not Continuing Directors (as hereinafter defined)

provided, however, that a Change in Control shall not be deemed to have occurred if the average closing price of the Notes for each of any five (5) trading days within the period of ten (10) consecutive trading days ending immediately after the later of the Change in Control or the public announcement of the Change in Control (in the case of a Change in Control under clauses (i) and (iii) above) or ending immediately after the Change in Control (in the case of a Change in Control under clause (ii) above) shall equal or exceed 105% of the principal amount of the Notes, or (b) the rating assigned to the Notes by a nationally recognized rating agency immediately after the public announcement of the Change in Control remains equal to or better than the rating of the Notes assigned by such agency immediately prior to the public announcement of the Change in Control. A "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act or any successor rule or regulation. For purposes of the foregoing, a Change in Control shall not be deemed to have occurred solely because any person receives revocable proxies entitling such person to (i) exercise 50% or more of the total voting power of all shares of capital stock of Collagen in an annual or special meeting of stockholders or (ii) elect a majority of the members of Board of Directors of Collagen.

     The Change in Control purchase right may in certain circumstances make more difficult or discourage a takeover of Collagen and the removal of incumbent management. Management of Collagen presently are unaware of any specific effort to accumulate shares of capital stock or to obtain control of Collagen by means of a merger, tender offer, proxy solicitation or otherwise. The Change in Control purchase feature is customary in similar debt offerings and is the result of negotiations between Collagen, Target and the Underwriter. The Change in Control feature is not part of a plan by Collagen management to adopt a series of anti-takeover provisions.

     In the event a Change in Control occurs and the Noteholders exercise their rights to require Collagen to repurchase the Notes, Collagen intends to comply with applicable tender offer rules under the Exchange Act, including Rules 13e-4 and 14e-1, as then in effect, with respect to any such repurchase.

     If a Change in Control were to occur, there can be no assurance that Collagen then would have sufficient funds to pay the Change in Control Price for all of the Notes tendered by holders thereof. Payment of the Change in Control Price is subject to the subordination provisions set forth below, and, accordingly, any repurchase of the Notes upon a Change in Control may be blocked, deferred or limited by the holders of Senior Indebtedness.

     "Continuing Director" is defined in the Indenture as, of any date, a member of the Board of Directors of Collagen who (a) was a member of the Board of Directors of Collagen at the time of the initial issuance of the Notes, or (b) was nominated or appointed to the Board of Directors of Collagen with the affirmative vote of at least a majority of the directors who were Continuing Directors at the time of such nomination or appointment.

SUBORDINATION OF NOTES

     Indebtedness evidenced by the Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all existing and future Senior Indebtedness of Collagen. By reason of such subordination, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets, (a) the holders of Notes will be required to return their share of such distribution in respect of the Notes to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full and (b) creditors of Collagen who are not holders of Notes may recover more, ratably, than the holders of Notes.

     No payment of principal, premium, if any, or interest, including the Redemption Price or the Change in Control Price, on the Notes may be made if any default with respect to any Designated Senior Indebtedness occurs and is continuing that permits the acceleration of the maturity thereof. Notwithstanding the foregoing, Collagen is required to (a) honor a Noteholder's right to exchange the Note for Target Common Stock or other Exchange Property at any time without regard to any such default, and (b) resume payments of principal, premium, if any, and interest on the Notes, including the Redemption Price and the Change of Control Price, if (i) (x) 179 days (the "Blockage Period") pass after notice of the default is given, (y) and such default is not then the subject of judicial proceedings or such Designated Senior Indebtedness has not been accelerated in accordance with its terms, and (z) such default is not a default in the payment of principal, premium, if any, or interest on any Designated Senior Indebtedness, or (ii) the default with respect to the Designated Senior Indebtedness is cured or waived, and, in the case of (a) and
(b) above, the terms of the Indenture otherwise permit the payment, conversion or redemption of the Notes at that time. Successive Blockage Periods based on successive defaults, other than payment defaults, may be commenced, provided, that no default, other than a payment default, which existed or was continuing on the date of the commencement of any Blockage Period may be the basis for the commencement of any other Blockage Period with respect to such Designated Senior Indebtedness unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

     The payment of Target Common Stock and other Exchange Property upon exchange of a note will constitute payment on a Note and therefore will be subject to the subordination provisions in the Indenture, as described above. The subordination provisions will not prevent the occurrence of an Event of Default under the Indenture or impair, as between Collagen, the Noteholders, and the holders of other indebtedness, other than Senior Indebtedness, the obligations of Collagen to make payments on the Notes when due.

     The Notes will be obligations exclusively of Collagen and not of Target. In addition, the Notes will be effectively subordinated to all liabilities, including trade payables, of Collagen's subsidiaries. Any right of

Collagen to receive assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors, except to the extent that Collagen is itself recognized as a creditor of such subsidiary, in which case the claims of Collagen would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by Collagen.

     As of February 28, 1995, there was no outstanding Senior Indebtedness of Collagen and $2.5 million of outstanding indebtedness of Collagen's subsidiaries. There is no restriction in the Indenture on the creation of additional indebtedness by Collagen or its subsidiaries, including Senior Indebtedness.

     "Designated Senior Indebtedness" is defined in the Indenture as any Senior Indebtedness with an aggregate principal amount in excess of $3 million and which is designated in its governing instrument as Designated Senior Indebtedness.

     "Indebtedness" means with respect to any person at any date, without duplication, (a) all obligations of such person for borrowed money (including, without limitation, indebtedness secured by a mortgage or other lien which is
(i) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (ii) existing on property at the time of acquisition thereof), (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments and all indebtedness consisting of reimbursement obligations due and owing with respect to letters of credit, (c) all Indebtedness of others secured by a lien on any asset of such person, whether or not such Indebtedness is assumed by such person, (d) all obligations of such person pursuant to capitalized leases, (e) all Indebtedness of others for the payment of which such person is responsible or liable as obligor or guarantor, (f) commitment or standby fees due and payable to lending institutions with respect to available credit facilities; and
(g) all obligations of such person for interest rate and currency swaps, floors, collars, caps and similar arrangements.

     "Senior Indebtedness" is defined in the Indenture as the principal, premium, if any, and interest on (including interest accruing after the filing of any petition initiating any proceeding pursuant to any bankruptcy) and other amounts due (including, without limitation, fees, costs, enforcement expenses, collateral protection expenses and other reimbursement or indemnity obligations in respect of Senior Indebtedness) on or in connection with any Indebtedness incurred, assumed or guaranteed by Collagen, whether outstanding on the date of the Indenture or thereafter incurred, assumed or guaranteed, and all renewals, extensions, restructurings, amendments, modifications and refundings of any such Indebtedness. Excluded from the definition of Senior Indebtedness are the following: (a) any Indebtedness which expressly provides (i) that such Indebtedness shall not be senior in right of payment to the Notes, or (ii) that such Indebtedness shall be subordinated to any other Indebtedness of Collagen, unless such Indebtedness expressly provides that such Indebtedness also shall be senior in right of payment of the Notes, and (b) any Indebtedness of Collagen to any affiliate or subsidiary of Collagen.

EVENTS OF DEFAULT AND REMEDIES

     If an Event of Default (other than an Event of Default resulting from bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee may, by notice to Collagen, or the Noteholders of at least 25% in aggregate principal amount of the Notes then outstanding may, by notice to Collagen and the Trustee, declare all unpaid principal of and accrued interest to the date of acceleration on the Notes then outstanding to be immediately due and payable. If an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, all unpaid principal of and accrued interest on the Notes then outstanding shall immediately be due and payable without any declaration or other act on the part of the Trustee or any Noteholders. Such acceleration and its consequences may be rescinded or waived by the Noteholders of a majority in aggregate principal amount of the Notes then outstanding, subject to the conditions provided in the Indenture.

     The term "Event of Default" when used in the Indenture means any of the following: (a) a default in payment of the principal or premium, if any, on the Notes when due, including the Redemption Price or the

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

Change in Control Price; (b) a default for thirty (30) days in payment of any installment of interest on the Notes; (c) failure by Collagen to deliver Target Common Stock or other Exchange Property upon exchange of the Notes (an "Exchange Default"); (d) default by Collagen or any of its subsidiaries with respect to an obligation to pay principal or interest on any other Indebtedness which results in acceleration of Indebtedness representing in the aggregate more than $5 million; (e) default by Collagen for thirty (30) days after notice in the performance of any other covenants contained in the Indenture; and (f) certain events involving bankruptcy, insolvency or reorganization of Collagen.

     The Indenture will provide that the Trustee will give notice of any default to the Noteholders within sixty days of notice of its occurrence; provided that, except for a default in the payment of principal, premium, if any, or interest on any of the Notes, including the Redemption Price, the Change in Control Price or upon an Exchange Default, the Trustee shall be protected in withholding of such notice if it in good faith determines that the withholding of such notice is in the best interest of the Noteholders.

     The Indenture will provide that no Noteholder may pursue any remedy, including without limitation, failure to pay the Change in Control Price when due, under the Indenture against Collagen, except for a default in the payment of principal, premium, if any, or interest on any of the Notes, including the Redemption Price, or upon an Exchange Default, unless the Noteholder gives to the Trustee written notice of a continuing Event of Default, the Noteholders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy, such Noteholders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense, the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer of indemnity, and the Trustee shall not have received a contrary direction from the Noteholders of a majority in principal amount of the outstanding Notes.

AMENDMENT AND WAIVER

     Amendment or supplement of the Indenture or the Notes may be made by Collagen and the Trustee without notice to any Noteholder but with the consent of the Noteholders of a majority in aggregate principal amount of the then outstanding Notes.

     The Noteholders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by Collagen with any provision of the Indenture or the Notes without notice to any Noteholder. Without the consent of each Noteholder affected thereby, no amendment, supplement or waiver may (a) reduce the amount of Notes held by Noteholders who must consent to an amendment, supplement or waiver; (b) reduce the rate of or change the time for payment of interest on any Note; (c) reduce the principal of or premium on or change the fixed maturity of any Note or alter the redemption provisions with respect thereto (other than the purchase of the Notes upon a Change of Control); (d) alter the exchange provisions or the Exchange Property with respect to any Note in a manner adverse to the Noteholder thereof; (e) waive a default in the payment of the principal of or premium or interest on any Note; (f) make any changes which could alter the rights of Noteholders of Notes to waive defaults, to waive events of default, or to receive payment of the Notes; (g) modify the subordination provisions of the Indenture in a manner adverse to the Noteholders; or (h) make any Note payable in money other than that stated in the Note. Noteholders of not less than a majority in aggregate principal amount of then outstanding Notes may waive certain past defaults.

     Collagen and the Trustee may amend or supplement the Indenture or the Notes without notice to or consent of any Noteholder of the outstanding Notes in certain events, such as to comply with the liquidation and merger provisions described in the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to cure any ambiguity, defect or inconsistency or to make any other change that does not adversely affect the rights of the Noteholders, or to comply with the provisions of the Trust Indenture Act of 1939, as amended.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and canceled upon payment of all of the Notes upon maturity, conversion or redemption. Collagen may terminate all of its obligations under the Indenture, other than its obligation to pay the principal of and interest on the Notes and certain other obligations (including its obligation to deliver shares of Target Common Stock or Exchange Property upon conversion of the Notes), at any time, by depositing with the Trustee or a paying agent other than Collagen or Target, money or non-callable U.S. Government Obligations sufficient to pay all remaining indebtedness on the Notes.

TRUSTEE AND EXCHANGE AGENT

     The First National Bank of Boston will be the Trustee under the Indenture and the Exchange Agent under the Exchange Agreement.

GOVERNING LAW

     The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York, without giving effect to such State's conflict of laws principles.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary is a general discussion of certain United States federal income tax consequences of acquiring, holding and disposing of the Notes, including the exchange of the Notes for Target Common Stock, and of acquiring, holding and disposing of Target Common Stock received in such exchange. The summary is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular investor in light of the investor's personal investment circumstances and does not discuss any aspects of state, local, foreign or federal estate and gift tax laws that may be applicable to the Notes, to Target Common Stock or to the holders thereof. The summary also does not discuss federal income tax consequences for subsequent purchasers of Notes. This discussion is limited to persons who hold Notes and Target Common Stock as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not cover special rules applicable to taxpayers who may fall into special classes, such as financial institutions, insurance companies, mutual funds, dealers in securities, persons holding the Notes as a position in a straddle or other integrated investment, S corporations, trusts, individual retirement accounts and tax-exempt organizations. This discussion also does not deal with circumstances where all or a portion of the Exchange Property is other than Target Common Stock. Accordingly, prospective investors should consult their own tax advisors with respect to the application of federal, state, local and foreign tax laws to them in light of their particular circumstances concerning the matters discussed below.

     Investors should particularly note that the federal income tax treatment of exchangeable debt instruments like the Notes is uncertain in a number of significant respects. In addition, the treatment of such instruments under the Code and proposed and final Treasury Regulations has been the subject of frequent changes in the past and could be subject to further changes in the future. Therefore, prospective investors are also urged to consult their tax advisors with respect to possible future clarifications and changes in the applicable rules governing such instruments.

INTEREST AND ORIGINAL ISSUE DISCOUNT

     Stated Interest. Stated interest on the Notes will generally be includable in and taxable as ordinary income in accordance with the holder's method of accounting.

     Original Issue Discount. Under final Treasury Regulations relating to original issue discount (the "OID Regulations") and the terms of the Indenture, each Note will generally be treated for federal income tax purposes as an investment unit consisting of two distinct assets: (i) a debt instrument (the "Debt Component") with a fixed principal amount payable at maturity of the Note and bearing interest at the stated interest rate, and (ii) an option component (the "Option Component") entitling the holder to exchange the Note for the Exchange Property on the terms described herein. The OID Regulations generally require that each holder allocate the purchase price of the Note between the Debt Component and the Option Component based on their relative fair market
values. Collagen has determined that $          of each $1,000 face amount of
Notes will be allocated to the Option Component and the remainder to the Debt Component. For federal income tax purposes, the difference between the portion of the purchase price allocated to the Debt Component and the principal amount of the Note payable at maturity constitutes OID, which holders will be required to include as ordinary income as it accrues over the term of the Note, in accordance with a constant yield to maturity method (in addition to the stated interest on the Note), prior to receipt of payments attributable to such income through exchange, redemption, other disposition or maturity of the Note. The Company's allocation of the purchase price between the Debt Component and Option Component is based on its determination of the relative fair market values of those two components. However, there can be no assurance that the Internal Revenue Service ("IRS") will not challenge that allocation, in which case Noteholders could recognize more or less OID than determined by the Company.

     Tax Basis of Notes. A holder's federal income tax basis with respect to the Debt Component and the Option Component of a Note will initially equal the portion of the purchase price of the Note allocated to each such component as described in the preceding section. The holder's tax basis with respect to the Debt Component will thereafter increase by the amount of OID required to be included in the holder's income.

DISPOSITION OF NOTES

     The redemption by Collagen of a Note (including the exercise of its option to pay cash in lieu of Target Common Stock or other Exchange Property to an exchanging Noteholder) or the sale or exchange by a holder of a Note to a party other than Collagen, will generally result in taxable gain or loss to a holder equal to the difference between the amount of cash and fair market value of other property received and the holder's tax basis. It appears a holder will be required to calculate such gain or loss separately for the Debt Component and the Option Component of the Note. In making such calculation, the cash and fair market value of other property received should be allocated between the Debt Component and the Option Component in accordance with their relative fair market values on the date of such disposition. Such gain or loss will generally be capital gain or loss (other than to the extent the amount realized is attributable to accrued interest) and will be long-term capital gain or loss if the holding period exceeds one year.

EXCHANGE OF NOTES FOR TARGET COMMON STOCK

     If a holder exercises the right to exchange a Note for Target Common Stock, such exchange will be treated as a taxable disposition in which the holder will be required to recognize taxable gain (or loss). In determining the amount of such gain or loss, it is likely (based on the bifurcation approach under the OID Regulations) that a holder will be treated as disposing of the Debt Component of the Note in a taxable transaction for an amount equal to its then fair market value and as exercising the Option Component of the Note in a non-taxable transaction for an exercise price equal to the Debt Component's then fair market value. In such event, a holder would recognize gain (or loss) on the disposition of the Debt Component equal to the amount by which the fair market value of such Debt Component exceeded (or was less than) the tax basis of the Debt Component determined as described above. The receipt of Target Common Stock upon exercise of the Option Component would, in such event, be non-taxable to the extent Target Common Stock was received but would result in recognition of gain with respect to the Option Component to the extent the holder received cash rather than Target Common Stock. However, it is possible that a holder could instead recognize gain (or loss) on the exercise of the exchange right equal to the difference between the fair market value of the Target Common Stock and the holder's overall tax basis in the Note. Any gain or loss on the exchange generally will be long-term capital gain or loss if the Note has been held for more than one year.

     If the first of the two characterizations set forth in the preceding paragraph applies, then the holder's tax basis for the Target Common Stock received in the exchange would equal the sum of the tax basis of the Option Component and the fair market value of the Debt Component surrendered in the exchange. If instead the second characterization applies, then the tax basis of the Target Common Stock would equal its fair market value at the time of the exchange. The holder's holding period for the Target Common Stock would not include any portion of the holding period for the Note.

ADJUSTMENT OF EXCHANGE RATE AND MODIFICATION OF EXCHANGE PROPERTY

     Holders of Notes may be deemed to have received constructive distributions where the exchange rate is adjusted to reflect property distributions with respect to Target Common Stock into which such Notes are exchangeable. Adjustments to the exchange rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the Notes, however, will generally not be considered to result in a constructive distribution of Target Common Stock. Certain adjustments provided in the Notes may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments were made, the holders of Notes could be deemed to have received constructive distributions taxable as dividends to the extent of Target earnings and profits. See "-- Distributions on Target Common Stock." In addition, distributions with respect to Exchange Property of any securities, options, warrants, similar rights or other noncash items of property could be viewed as equivalent to exchange rate adjustments giving rise to constructive distributions to holders of Notes.

     Further, under proposed Treasury Department Regulations, some of the possible changes in the Exchange Property could be treated as causing a "significant modification" of the Notes. Any such modification could be treated as a taxable exchange of the Option Component for the modified Option Component, giving rise to gain or loss for a holder equal to the difference between the fair market value of the modified Option Component and the holder's adjusted basis in the original Option Component. Alternatively, if the bifurcation treatment under the OID Regulations does not apply in this context, a holder would recognize gain or loss equal to the difference between the fair market value of the modified Note and the holder's adjusted basis in the original Note.

DISTRIBUTIONS ON TARGET COMMON STOCK

     Distributions with respect to shares of Target Common Stock that are received in exchange for Notes will be treated as dividends for federal income tax purposes and will be taxed as ordinary income to the extent of Target's earnings and profits for such purposes. Certain corporations may qualify for a 70% dividends received deduction (80% for certain corporate stockholders owning at least 20%, by vote and value, of Target's stock) if various conditions are met.

     Distributions will constitute dividends taxable as ordinary income to the extent Target has either (a) current earnings and profits determined at the end of the taxable year in which the distribution is made or (b) accumulated earnings or profits determined at the time the distribution is made. To the extent that the entire distribution is greater than the amount of earnings and profits determined above, the excess will be treated as a nontaxable return of capital which will reduce the recipient's basis for the Target Common Stock. To the extent that a recipient receives aggregate distributions that are not out of current or accumulated earnings and profits and such distributions exceed the tax basis of the Target Common Stock, the excess will be taxed as a gain from the sale or exchange of the Target Common Stock. See "-- Dispositions of Target Common Stock."

DISPOSITIONS OF TARGET COMMON STOCK

     Generally, any sale or other disposition of Target Common Stock will be a taxable event and will result in capital gain or loss if the Target Common Stock is held as a capital asset. The amount of such gain or loss will generally be the difference between the federal income tax basis of the Target Common Stock on the date of the sale or other disposition and the cash and fair market value of property received. Such gain or loss will be long-term capital gain or loss if the Target Common Stock is held for more than one year.

BACKUP WITHHOLDING

     Under the backup withholding provisions of the Code and applicable Treasury Department regulations, a holder of Notes or Target Common Stock may be subject to backup withholding at the rate of 31% with respect to interest on and OID with respect to Notes, dividends on Target Common Stock and the gross proceeds of a sale, exchange, retirement or redemption of Notes or Target Common Stock. However, backup withholding generally will not be required if such holder (a) is a corporation or comes within certain other exempt categories and when required demonstrates this fact or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a holder will be allowed as a credit against the holder's federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

     Collagen or Target will cause to be reported to the holders of Notes or Target Common Stock and the IRS for each calendar year the amount of interest or dividends paid and OID accrued during such year, and the amount of tax withheld, if any, with respect to the same.

FOREIGN HOLDERS

     Interest and OID on Notes held by persons who are Non-United States Holders will generally be exempt from United States federal income tax and/or withholding tax, provided that the Non-United States Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of Collagen capital stock entitled to vote or certain other exceptions to exemption from such tax apply. A Non-United States Holder is a holder who is not, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of source.

     For a Non-United States Holder to obtain such exemption, the Code requires the beneficial owner to submit a statement that such owner is not a United States person, which statement must be filed with the person who would otherwise be responsible for withholding such tax. Temporary Treasury Department Regulations require that statement to be signed by the beneficial owner under penalties of perjury and to provide such owner's address. Interest and OID on the Notes may be subject to United States federal income tax (and branch profits tax for foreign corporate holders) if they are effectively connected with the conduct of a trade or business within the United States. There are also special rules for controlled foreign corporations, certain other types of foreign stockholders and foreign partnerships, estates and trusts.

     In general, dividends paid on shares of Target Common Stock held by a non-United States Holder will be subject to withholding tax at a rate of 30% but will not be subject to backup withholding. The withholding rate may be lower under an applicable tax treaty. A Non-United States Holder generally will not be subject to United States federal income tax on any gain realized in connection with a disposition or retirement of Notes (including the exchange of a Note for Target Common Stock) or Target Common Stock unless (i) the gain is effectively connected with a trade or business carried on by the Non-United States Holder within the United States, or, if a treaty applies, generally attributable to a United States permanent establishment maintained by the Non-United States Holder, or (ii) the Non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and has a tax home or an office or other fixed place of business to which the gain is attributable in the United States.

     Prospective non-United States Holders should consult their tax advisors as to the scope of and procedural requirements under any treaties and with regard to the exemption from United States federal income tax for interest and OID on the Notes and the special backup withholding rules and provisions regarding gain from the sale, exchange, redemption or other disposition of Notes or Target Common Stock applicable to such purchasers.

                      DESCRIPTION OF TARGET CAPITAL STOCK

     The authorized capital stock of Target consists of 25,000,000 shares of Common Stock, $0.0025 par value per share, and 2,000,000 shares of Preferred Stock, $0.001 par value per share.

COMMON STOCK

     The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders, except that, upon giving the legally required notice, stockholders may cumulate their votes in the election of directors. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "Price Range of Target Common Stock and Dividend Policy." In the event of a liquidation, dissolution or winding up of Target, the holders of Target Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior rights of Preferred Stock, if any, then outstanding. The Target Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions available to the Common Stock. All outstanding shares of Target Common Stock are fully paid and non-assessable.

     At December 31, 1994, 7,067,562 shares of Common Stock were outstanding and held by approximately 150 holders of record, and stock options for an aggregate of 628,629 shares of Common Stock were also outstanding.

PREFERRED STOCK

     Target is authorized to issue 2,000,000 shares of Preferred Stock, of which 50,000 shares have been designated as Series A Participating Preferred Stock (see "-- Preferred Share Purchase Rights"), and none of which is issued and outstanding. The Board of Directors has the authority to issue the undesignated Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued shares of undesignated Preferred Stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Target without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. At present, Target has no plans to issue any shares of Preferred Stock.

PREFERRED SHARE PURCHASE RIGHTS

     Each share of Target Common Stock has associated with it one Preferred Share Purchase Right (a "Right"). The Rights trade automatically with shares of Target Common Stock and may not be exercised or traded separately until certain events occur, including if a person or group acquires beneficial ownership of 15% or more of Target's Common Stock (or, in the case of Collagen, acquires shares of Common Stock that would increase its holdings above their September 21, 1994 level, unless approved by Target's Board of Directors or a committee thereof); or announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 15% or more of Target's Common Stock. After becoming exercisable, each Right will entitle the holder to purchase, for $135.00, a fraction of a share of Target's Series A Participating Preferred Stock with economic terms similar to that of one share of Target's Common Stock. In addition, after any person (an "Acquiring Person") acquires 15% or more of Target's Common Stock (other than pursuant to a tender offer deemed fair by the Board of Directors (a "Permitted Offer")) (or, in the case of Collagen, acquires shares of Common Stock that would increase its holdings above their September 21, 1994 level, unless approved by Target's Board of Directors or a committee thereof), then each Right (other than Rights owned by an Acquiring Person or its affiliates) will entitle the holder thereof to purchase, for the exercise price, a number of shares of Target's Common Stock having a then current market value of twice the exercise price. If, after such date, Target merges into another entity, an acquiring entity merges into Target, or
(c) Target sells more than 50% of its assets or earning power, then each Right (other than Rights owned by an Acquiring Person or its affiliates) will entitle the holder thereof to purchase, for the exercise price, a number of shares of Common Stock of the person engaging in the transaction having a then current market value of twice the exercise price (unless the transaction satisfies certain conditions and is consummated with a person who acquired shares pursuant to a Permitted Offer, in which case the Rights will expire).

     The Rights are redeemable at Target's option for $0.01 per Right at any time on or prior to the tenth day (or such later date as may be determined by a majority of Target's directors who are not affiliated with an Acquiring Person) after any person becomes an Acquiring Person. At any time after a person becomes an Acquiring Person and prior to the acquisition by the Acquiring Person of 50% or more of the outstanding Target Common Stock, Target's Board of Directors may exchange the Rights (other than Rights owned by the Acquiring Person or its affiliates), in whole or in part, at an exchange ratio of one share of Target Common Stock per Right (subject to adjustment). The Rights will expire, if not earlier exchanged or redeemed, on September 21, 2004.

DELAWARE LAW

     Target is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's outstanding voting stock. This provision may have the effect of delaying, deferring or preventing a change in control of Target without further action by the stockholders. However, this provision will not restrict transactions between Target and Collagen, which became an interested stockholder more than three years ago. See "Beneficial Ownership of Target Common Stock By Collagen and Certain Other Relationships."

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for Target's Common Stock is The First National Bank of Boston, Boston, Massachusetts.

                  BENEFICIAL OWNERSHIP OF TARGET COMMON STOCK
                  BY COLLAGEN AND CERTAIN OTHER RELATIONSHIPS

     As of March 15, 1995, Collagen owned 2,124,194 shares of Target Common Stock, representing approximately 30% of the outstanding shares of Target Common Stock. Prior to any exchange of Notes for Target Common Stock, Collagen will continue to own the shares of Common Stock issuable upon exchange of the Notes, and will continue to exercise all rights, including voting rights, incident to such ownership. Accordingly, Collagen may have sufficient voting power to significantly influence the outcome of matters submitted to Target's stockholders for approval. As a result, Collagen may have the power to influence any potential proxy contest, merger, tender offer, open-market repurchase program or other purchases of Target Common Stock that could result in a change of the composition of the Exchange Property or give the holders of Target Common Stock the opportunity to realize a premium over the then prevailing market price for shares of Target Common Stock. In addition, two members of Target's Board of Directors, Howard D. Palefsky and William G. Davis, are also directors of Collagen, and Mr. Palefsky also is an officer of Collagen, and Collagen thereby may be able to exercise additional control over Target's affairs. Collagen has in the past and expects to continue to sell shares of Target Common Stock in the open market or otherwise, subject to the limitations of Rule 144 and Collagen's agreement with the Underwriter to refrain from sales of Target Common Stock for a period of 90 days after the date of this Prospectus. See "Underwriting." Such sales may have the effect of depressing the trading price of Target's Common Stock.

     Collagen and Target have also entered into a Stockholder Agreement (the "Stockholder Agreement") providing that all transactions between Target and Collagen or any affiliate of Collagen must be approved by a special committee of Target's Board of Directors comprised of three directors who are not officers, directors, employees or affiliates of Collagen. The members of this committee currently are Richard D. Randall and Charles M. Strother, M.D., with one vacancy. During the effective term of the Stockholder Agreement, Collagen may not vote to eliminate from the Company's Certificate of Incorporation provisions requiring cumulative voting for the election of directors. In addition, the Stockholder Agreement provides that Collagen will not sell any of its Target Common Stock at a premium over the average market price over the three day period preceding such sale, except for premiums which may be simultaneously received by all of Target's stockholders in the event of a tender offer, merger or reorganization. With respect to the offering made hereby, Target and Collagen have agreed that the shares offered by Collagen upon exchange of Notes may be sold on the terms and conditions described in this Prospectus. The Stockholder Agreement requires that affiliates of Collagen purchasing Target Common Stock from Collagen agree to the foregoing restrictions. The provisions of the Stockholders Agreement became effective upon the consummation of the Company's initial public offering in January 1992 and terminate on the earlier of seven years from the date of the Stockholder Agreement or on the date Collagen beneficially owns less than 5% of Target's Common Stock.

     Collagen and Target have entered into an agreement which provides that Collagen will pay all fees and expenses directly related to the offering contemplated hereby, including those of Target. Collagen and Target also have agreed that they will indemnify each other for any losses suffered by the other as a result of any material misstatements or omissions by the indemnifying party in this Prospectus or the Registration Statement of which this Prospectus is a part.

                                  UNDERWRITING

     Subject to the terms and the conditions of the Underwriting Agreement, Alex Brown & Sons Incorporated (the "Underwriter") has agreed to purchase from Collagen $40,000,000 of principal amount of Notes at the public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus.

     The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent and that the Underwriter will purchase all of the Notes offered hereby if any such Notes are purchased.

     Collagen has been advised by the Underwriter that the Underwriter proposes to offer the Notes to the public at the offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession
not in excess of $          per Note. The Underwriter may allow, and such
dealers may reallow, a concession not in excess of $          per Note to
certain other dealers. After the offering contemplated hereby, the public offering price and other selling terms may be changed by the Underwriter.

     Collagen has granted to the Underwriter an option, exercisable not later than 30 days after the date of this Prospectus, to purchase up to an additional
$          principal amount of Notes at the offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus. The Underwriter may exercise such option only to cover over-allotments made in connection with the sale of the Notes offered hereby. If purchased, the Underwriter will offer such additional Notes on the same terms as those on which
the $          in principal amount of Notes are being offered.

     Collagen and Target have agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act.

     Collagen, Target, officers and directors of Collagen and certain officers and directors of Collagen and Target have agreed subject to certain limited exceptions not to offer to sell, contract to sell, or otherwise sell or dispose of any shares of Target Common Stock, any options or warrants to purchase any shares of Target Common Stock, or any securities convertible into or exchangeable for shares of Target Common Stock for a period of 90 days after the date of this Prospectus without the prior written consent of the Underwriter.

     In connection with this offering, the Underwriter and selling group members (if any) who are qualifying registered market makers on the Nasdaq Stock Market may engage in passive market making transactions in the Target Common Stock on the Nasdaq National Market in accordance with Rule 10b-6A under the Exchange Act during the two business day period before commencement of sales in this offering. The passive market making transactions must comply with applicable price and volume limits and be identified as such. In general, a passive market maker may display its bid at a price not in excess of the highest independent bid for the security, if all independent bids are lowered below the passive market maker's bid, however, such bid must then be lowered when certain purchase limits are exceeded. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker's average daily trading volume in the Target Common Stock during a prior period and must be discontinued when such limit is reached. Passive market making may stabilize the market price of the Target Common Stock at a level above that which might otherwise prevail, and, if commenced, may be discontinued at any time.

                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon by Venture Law Group, A Professional Corporation, Menlo Park, California, counsel for Collagen and Target. Venture Law Group will rely as to certain matters of New York law on the opinion of Morrison & Foerster, New York, New York. Cooley Godward Castro Huddleson & Tatum, Palo Alto, California, are acting as counsel for the Underwriter in connection with certain legal matters relating to the securities offered hereby. As of the date of this Prospectus, certain attorneys of Venture Law Group beneficially own approximately 1,231 shares of Target Common Stock and approximately 26,795 shares of Collagen Common Stock (including currently exercisable options to purchase 24,000 shares of Common Stock). Michael W. Hall, a director of Venture Law Group, is the Secretary of Target. Craig W. Johnson, also a director of Venture Law Group, is a director and the Secretary of Collagen.

                                    EXPERTS

     The consolidated financial statements of Target Therapeutics, Inc. at March 31, 1994 and 1993, and for each of the three years in the period ended March 31, 1994, and the consolidated financial statements of Collagen Corporation at June 30, 1994 and 1993, and for each of the three years in the period ended June 30, 1994, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
COLLAGEN FINANCIAL STATEMENTS
Report of Ernst & Young LLP, Independent Auditors.....................................   F-2
Consolidated Balance Sheets -- June 30, 1994 and 1993.................................   F-3
Consolidated Statements of Operations -- Years ended June 30, 1994, 1993 and 1992.....   F-4
Consolidated Statements of Stockholders' Equity -- Years ended June 30, 1994, 1993 and
  1992................................................................................   F-5
Consolidated Statements of Cash Flows -- Years ended June 30, 1994, 1993 and 1992.....   F-6
Notes to Consolidated Financial Statements............................................   F-7
Condensed Consolidated Balance Sheets -- December 31, 1994 and June 30, 1994
  (unaudited).........................................................................  F-17
Condensed Consolidated Statements of Income -- Six months ended December 31, 1994 and
  1993 (unaudited)....................................................................  F-18
Condensed Consolidated Statements of Cash Flows -- Six months ended December 31, 1994 and 1993 (unaudited)................................................................  F-19
Notes to Condensed Consolidated Financial Statements (unaudited)......................  F-20
TARGET FINANCIAL STATEMENTS
Report of Ernst & Young LLP, Independent Auditors.....................................  F-22
Consolidated Balance Sheets -- March 31, 1994 and 1993................................  F-23
Consolidated Statements of Income -- Years ended March 31, 1994, 1993 and 1992........  F-24
Consolidated Statements of Stockholders' Equity -- Years ended March 31, 1994, 1993 and 1992............................................................................  F-25
Consolidated Statements of Cash Flows -- Years ended March 31, 1994, 1993 and 1992....  F-26
Notes to Consolidated Financial Statements............................................  F-27
Condensed Consolidated Balance Sheets -- December 31, 1994 and March 31, 1994
  (unaudited).........................................................................  F-35
Condensed Consolidated Statements of Income -- Nine months ended
  December 31, 1994 and 1993 (unaudited)..............................................  F-36
Condensed Consolidated Statements of Cash Flows -- Nine months ended
  December 31, 1994 and 1993 (unaudited)..............................................  F-37
Notes to Condensed Consolidated Financial Statements (unaudited)......................  F-38

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Collagen Corporation

We have audited the accompanying consolidated balance sheets of Collagen Corporation as of June 30, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Collagen Corporation at June 30, 1994 and 1993, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 1994, in conformity with generally accepted accounting principles.

As discussed in Notes 1 and 9 to the consolidated financial statements, in 1993 the Company changed its method of accounting for income taxes.

                                          ERNST & YOUNG LLP

Palo Alto, California
August 3, 1994

                              COLLAGEN CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                 JUNE 30,
                                                                            ------------------
                                                                              1994      1993
                                                                            --------   -------
ASSETS
Current assets:
  Cash, cash equivalents and short-term investments.......................  $ 12,736   $19,630
  Accounts receivable, less allowance for doubtful accounts
     ($353 in 1994 and $416 in 1993)......................................    12,241     9,273
  Inventories.............................................................     3,861     4,167
  Other current assets....................................................     3,305     3,973
          Total current assets............................................    32,143    37,043
                                                                            --------   -------
Property and equipment, net...............................................    17,108    16,464
Intangible assets.........................................................     2,243     2,491
Investment in Target Therapeutics, Inc....................................    17,499    15,823
Other investments and assets..............................................     5,512     4,385
                                                                            --------   -------
                                                                            $ 74,505   $76,206
                                                                            ========   =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable........................................................  $  1,420   $ 1,365
  Accrued compensation....................................................     2,169     2,575
  Accrued liabilities.....................................................     8,076     6,015
  Income taxes payable....................................................     4,251     2,531
                                                                            --------   -------
          Total current liabilities.......................................    15,916    12,486
Deferred income taxes.....................................................     8,240     7,846
Other long-term liabilities...............................................     1,267       938
Commitments and contingencies.............................................
Stockholders' equity:
  Preferred stock, $.01 par value, authorized 5,000,000 shares; none
     issued and outstanding...............................................        --        --
  Common shares, $.01 par value, authorized 28,950,000 shares; issued
     10,354,633 shares in 1994 (10,111,970 shares in 1993)................       104       101
  Additional paid-in capital..............................................    61,172    56,925
  Retained earnings.......................................................     9,882     5,905
  Cumulative translation adjustment.......................................      (648)     (414)
  Treasury stock, 937,500 shares in 1994 (370,000 shares in 1993).........   (21,428)   (7,581)
                                                                            --------   -------
          Total stockholders' equity......................................    49,082    54,936
                                                                            --------   -------
                                                                            $ 74,505   $76,206
                                                                            ========   =======

        The accompanying notes are an integral part of these statements.

                              COLLAGEN CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     YEARS ENDED JUNE 30,
                                                                -------------------------------
                                                                 1994        1993       1992(1)
                                                                -------     -------     -------
Revenues:
  Product sales...............................................  $64,552     $49,743     $65,782
  Other.......................................................    1,000          --       1,400
                                                                -------     -------     -------
                                                                 65,552      49,743      67,182
Cost and expenses:
  Cost of sales...............................................   18,940      15,659      22,759
  Research and development....................................    9,366       8,767      12,023
  Selling, general and administrative.........................   28,639      29,176      38,694
                                                                -------     -------     -------
                                                                 56,945      53,602      73,476
                                                                -------     -------     -------
Income (loss) from operations.................................    8,607      (3,859)     (6,294)
Other income (expense):
  Net gain from investments, principally Target Therapeutics,
     Inc. ....................................................       --      20,323       9,439
  Equity in earnings (losses) of affiliates...................     (269)        968         (32)
  Interest income.............................................      510         880       1,586
  Interest expense............................................       --          --        (796)
                                                                -------     -------     -------
Income before income taxes, minority interest and discontinued
  operations..................................................    8,848      18,312       3,903
Provision for income taxes....................................    3,928       8,580       1,262
Minority interest in earnings of Target Therapeutics, Inc. ...       --          --       1,233
                                                                -------     -------     -------
Income from continuing operations.............................    4,920       9,732       1,408
Loss from discontinued operations, net of tax.................       --          --        (261)
                                                                -------     -------     -------
Income before cumulative effect of accounting change..........    4,920       9,732       1,147
Cumulative effect of change in accounting for income taxes....       --        (989)         --
                                                                -------     -------     -------
Net income....................................................  $ 4,920     $ 8,743     $ 1,147
                                                                =======     =======     =======
Income (loss) per share:
  Continuing operations.......................................  $   .50     $   .95     $   .14
  Discontinued operations.....................................       --          --        (.03)
  Cumulative effect of accounting change......................       --        (.10)         --
                                                                -------     -------     -------
          Net income per share................................  $   .50     $   .85     $   .11
                                                                =======     =======     =======
Shares used in calculating per share information..............    9,896      10,267      10,232
                                                                =======     =======     =======

- ---------------
(1) Includes consolidated results of Target Therapeutics, Inc. See Note 3 to the Consolidated Financial Statements.

        The accompanying notes are an integral part of these statements.

                              COLLAGEN CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     YEARS ENDED JUNE 30, 1994, 1993 AND 1992
                                      -----------------------------------------------------------------------
                                                            RETAINED
                                              ADDITIONAL    EARNINGS    CUMULATIVE                  TOTAL
                                      COMMON   PAID-IN    (ACCUMULATED  TRANSLATION  TREASURY   STOCKHOLDERS'
                                      STOCK    CAPITAL      DEFICIT)    ADJUSTMENT    STOCK        EQUITY
                                      ------  ----------  ------------  ----------   --------   -------------
Balances at June 30, 1991............  $ 97    $ 41,756     $ (3,985)     $  (70)    $     --     $  37,798

Sales of common stock under options
  and employee stock purchase plan...     3       2,469           --          --           --         2,472
Tax benefit relating to stock
  options............................    --         775           --          --           --           775
Residual equity in Target
  Therapeutics, Inc. stock
  proceeds...........................    --      14,901           --          --           --        14,901
Foreign currency translation
  adjustment.........................    --          --           --          81           --            81
Net income...........................    --          --        1,147          --           --         1,147
                                      ------  ----------  ------------  ----------   --------   -------------
Balances at June 30, 1992............   100      59,901       (2,838)         11           --        57,174

Change in method of accounting for
  income taxes.......................    --      (4,346)          --          --           --        (4,346)
Sale of common stock under options
  and employee stock purchase plan...     1       1,009           --          --           --         1,010
Tax benefit relating to stock
  options............................    --         298           --          --           --           298
Foreign currency translation
  adjustment and other...............    --          63           --        (425)          --          (362)
Treasury stock purchased.............    --          --           --          --       (7,581)       (7,581)
Net income...........................    --          --        8,743          --           --         8,743
                                      ------  ----------  ------------  ----------   --------   -------------
Balances at June 30, 1993............   101      56,925        5,905        (414)      (7,581)       54,936

Sale of common stock under options
  and employee stock purchase plan...     3       2,909           --          --           --         2,912
Tax benefit relating to stock
  options............................    --       1,338           --          --           --         1,338
Foreign currency translation
  adjustment.........................    --          --           --        (234)          --          (234)
Dividends declared ($.10 per
  share).............................    --          --         (943)         --           --          (943)
Treasury stock purchased.............    --          --           --          --      (13,847)      (13,847)
Net income...........................    --          --        4,920          --           --         4,920
                                      ------  ----------  ------------  ----------   --------   -------------
Balances at June 30, 1994............  $104    $ 61,172     $  9,882      $ (648)    $(21,428)    $  49,082
                                      ======    =======   ==========    ========     ========    ==========

        The accompanying notes are an integral part of these statements.

                              COLLAGEN CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                                 (IN THOUSANDS)

                                                                                           YEARS ENDED JUNE 30,
                                                                                    ----------------------------------
                                                                                      1994         1993       1992(1)
                                                                                    --------     --------     --------
Cash flows from operating activities:
  Net income......................................................................  $  4,920     $  8,743     $  1,147
  Adjustments to reconcile net income to net cash provided by (used in) operating activities:
      Depreciation and amortization...............................................     3,909        3,808        4,656
      Deferred income taxes.......................................................       553       (4,711)         812
      Tax benefit relating to stock options.......................................     1,338          298          775
      Gain on investment in Target Therapeutics, Inc. ............................        --      (20,323)     (10,239)
      Loss on investment and asset disposals......................................        --           --        1,426
      Minority interest in Target Therapeutics, Inc. .............................        --           --        1,233
      Discontinued operations, including provision for loss on disposal...........        --           --          507
      Cumulative effect of accounting change......................................        --          989           --
      Decrease (increase) in assets:
        Accounts receivable.......................................................    (2,968)      (1,588)       1,524
        Inventories...............................................................       306        2,068       (1,542)
        Other.....................................................................       285        3,475       (2,753)
      Increase (decrease) in liabilities:
        Accounts payable and accrued liabilities..................................       764       (3,650)       1,840
        Income taxes payable......................................................     1,720        1,854          614
        Other long-term liabilities...............................................      (126)         (21)         377
                                                                                    --------     --------     --------
          Total adjustments.......................................................     5,781      (17,801)        (770)
                                                                                    --------     --------     --------
  Net cash provided by (used in) operating activities.............................    10,701       (9,058)         377
                                                                                    --------     --------     --------
Cash flows from investing activities:
  Dividends received and net proceeds from sale of Target Therapeutics, Inc.
    stock.........................................................................        --       28,456       10,701
  Reduction in cash from deconsolidation of Target Therapeutics, Inc. ............        --       (5,974)          --
  Target Therapeutics, Inc. dividend paid.........................................        --           --         (314)
  Proceeds from sale of short-term investments....................................    15,331       27,561       31,104
  Purchase of short-term investments..............................................   (12,362)     (34,935)     (54,067)
  Expenditures for investments in affiliates......................................    (2,378)      (3,025)        (552)
  Expenditures for property and equipment.........................................    (4,011)      (2,510)      (4,479)
  Decrease (increase) in intangible and other assets..............................      (269)        (663)         598
                                                                                    --------     --------     --------
    Net cash provided by (used in) investing activities...........................    (3,689)       8,910      (17,009)
                                                                                    --------     --------     --------
Cash flows from financing activities:
  Repurchase of common stock......................................................   (13,847)      (7,581)          --
  Net proceeds from issuance of common stock......................................     2,910        1,009        3,266
  Issuance of stock by Target Therapeutics, Inc. .................................        --           --       31,002
  Repayment of long-term note and other obligations...............................        --           --      (12,806)
                                                                                    --------     --------     --------
    Net cash provided by (used in) financing activities...........................   (10,937)      (6,572)      21,462
                                                                                    --------     --------     --------
Net increase (decrease) in cash and cash equivalents..............................    (3,925)      (6,720)       4,830
Cash and cash equivalents at beginning of period..................................     9,294       16,014       11,184
                                                                                    --------     --------     --------
Cash and cash equivalents at the end of period....................................  $  5,369     $  9,294     $ 16,014
                                                                                    ========     ========     ========

- ---------------
(1) Includes consolidated results of Target Therapeutics, Inc. See Note 3 to the Consolidated Financial Statements.

        The accompanying notes are an integral part of these statements.

                              COLLAGEN CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of consolidation. The consolidated financial statements include the accounts of Collagen Corporation (the "Company"), a Delaware corporation, and its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. The financial statements for fiscal 1992 only reflect the consolidation of Target Therapeutics, Inc. ("Target"). Investments in unconsolidated subsidiaries, and other investments in which the Company has a 20% to 50% interest, or otherwise exercises significant influence, are accounted for under the equity method. (See
Note 3).

     Investments in companies in which the Company has less than a 20% interest are carried at cost or estimated realizable value, if less. In fiscal 1992, an investment was written down by $800,000 to its estimated realizable value.

     Increases in the Company's carrying value arising from issuances of Target's stock in 1992 were reflected in income to the extent such increases are represented by the receipt of cash by the Company.

     Cash equivalents and short-term investments. The Company considers all highly liquid investments with a maturity from date of purchase of three months or less to be cash equivalents. Short-term investments consist principally of bankers acceptances, commercial paper and master notes and are stated at cost, which approximates market.

     In May 1993, the Financial Accounting Standards Board issued SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company adopted SFAS No. 115 effective July 1, 1994. Had the Standard been adopted as of June 30, 1994, there would not have been a material impact on the Company's financial position.

     Inventories. Inventories are valued at the lower of cost, determined on a standard cost basis which approximates average cost, or market.

     Property and equipment. Depreciation and amortization of property and equipment are provided on the straight-line method over estimated useful lives as follows:

            Machinery and equipment...............................   5-10 years
            Leasehold improvements................................   Term of lease

     Intangible assets. Intangible assets are amortized using the straight-line method. Patents are amortized over a seventeen-year period beginning with the effective date or over the remainder of such period from the date acquired. Trademarks are amortized over a twenty-year period beginning with their filing dates. Organization costs are amortized over a five-year period.

     Other assets. Other assets include loans to employees and directors totaling $285,000 and $472,000, at June 30, 1994 and 1993, respectively.

     Revenue recognition. Revenue from product sales is recognized at time of shipment. Income from direct sales by C.R. Bard, Inc. ("Bard") to physicians is earned by the Company when the physicians are invoiced.

     Concentration of credit risk. The Company sells its plastic surgery and dermatological products primarily to physicians and pharmacies in North America, Europe and the Pacific Rim. The Company sells Contigen Bard Collagen Implant ("Contigen Implant") to Bard, its marketing partner for Contigen Implant, and Collagraft Bone Graft Matrix and Collagraft Bone Graft Matrix Strip to Zimmer, Inc., the Company's marketing partner for Collagraft products. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within managements's expectations.

                              COLLAGEN CORPORATION

     The Company allows, on occasion, its customers to return product for credit, and also allows customers to return defective or damaged product for credit or replacement. Written authorization from the Company is required to return merchandise. Some domestic and foreign customers are subject to extended payment terms. These practices have not had a material effect on the Company's working capital practices.

     The Company invests its excess cash in deposits with major banks and in money market securities of companies with strong credit ratings and from a variety of industries. These securities are typically short-term in nature and, therefore, bear minimal risk. The Company has not experienced any losses on its money market investments.

     Income taxes. Effective July 1, 1992, the Company prospectively adopted the liability method of accounting for income taxes as required by SFAS No. 109, "Accounting for Income Taxes." Prior to the adoption of SFAS No. 109, the Company accounted for income taxes under the deferred method of APB No. 11. (See
Note 9.)

     Earnings per share. Earnings per share have been computed based upon the weighted average number of common and dilutive common equivalent shares outstanding. Common equivalent shares result from stock options.

     Foreign currency translation. The functional currency for each foreign subsidiary is its respective foreign currency. Accordingly, all assets and liabilities related to these operations are translated at the current exchange rates at the end of each period. The resulting cumulative translation adjustments are recorded directly to the accumulated foreign currency translation adjustment account included in stockholders' equity. Revenues and expenses are translated at average exchange rates in effect during the period. Foreign currency transaction gains and losses are included in results of operations.

     It is the Company's policy to hedge material foreign currency transaction exposures. There are no significant unhedged monetary assets, liabilities or commitments in aggregate.

     Forward exchange contracts. The Company enters into foreign currency forward exchange contracts with various issuers to hedge against the effects of fluctuating currency rates on its net foreign currency position denominated in currencies other than the United States dollar. The Company's net foreign currency position is approximately equal to its foreign subsidiary assets minus liabilities resulting from transaction related exposures. The forward exchange contracts are readily tradable major European currencies and the unhedged exposure on the balance sheet is immaterial. The risk of loss should an issuer not perform is the same as if the net foreign currency position was unhedged and therefore limited to the impact of foreign currency exchange rate fluctuations. Gains and losses on forward exchange contracts, based on the difference between the forward exchange rate and the actual spot rate at the time of valuation, are generally deferred and accumulated in a separate component of stockholders' equity to the extent such contracts are designated as hedges of a net investment in a foreign entity. There were no deferred gains or losses on forward contracts at June 30, 1994 and 1993.

     Reclassification. Certain prior year amounts in the consolidated financial statements have been reclassified to conform with the current year presentation.

                              COLLAGEN CORPORATION

2. BALANCE SHEET INFORMATION

                                                                           JUNE 30,
                                                                     ---------------------
                                                                       1994         1993
                                                                     --------     --------
                                                                        (IN THOUSANDS)
    Cash, cash equivalents and short-term investments:
      Cash and cash equivalents....................................  $  5,369     $  9,294
         Short-term investments....................................     7,367       10,336
                                                                     --------     --------
                                                                     $ 12,736     $ 19,630
                                                                     ========     ========
    Other current assets:
      Deferred taxes...............................................  $  2,501     $  3,414
      Other........................................................       804          559
                                                                     --------     --------
                                                                     $  3,305     $  3,973
                                                                     ========     ========
    Inventories:
      Raw materials................................................  $    625     $    372
      Work-in process..............................................     1,763        1,830
      Finished goods...............................................     1,473        1,965
                                                                     --------     --------
                                                                     $  3,861     $  4,167
                                                                     ========     ========
    Property and equipment, net:
      Machinery and equipment, at cost.............................  $ 21,544     $ 18,103
      Leasehold improvements, at cost..............................    11,835       11,443
                                                                     --------     --------
                                                                       33,379       29,546
      Less accumulated depreciation and amortization...............   (16,271)     (13,082)
                                                                     --------     --------
                                                                     $ 17,108     $ 16,464
                                                                     ========     ========
    Intangible assets:
      Patents, trademarks, and other...............................  $  2,910     $  2,606
      Organization costs*..........................................     1,451        1,435
                                                                     --------     --------
                                                                        4,361        4,041
      Less amortization............................................    (2,118)      (1,550)
                                                                     --------     --------
                                                                     $  2,243     $  2,491
                                                                     ========     ========
    Accrued liabilities:
      Dividends payable............................................  $    943     $     --
      Other accrued liabilities....................................     7,133        6,015
                                                                     --------     --------
                                                                     $  8,076     $  6,015
                                                                     ========     ========

- ---------------
* In March 1991, the Company formed Collagen International, Inc., a completely new and wholly-owned subsidiary of the Company, to assume responsibility for the direct sales and marketing of its products used in reconstructive and cosmetic applications for the face in nine European countries, Australia and New Zealand from Essex Chernie, A.G., a subsidiary of Schering-Plough Corporation. Organization costs are related to the formation of Collagen International, Inc.

                              COLLAGEN CORPORATION

3. INVESTMENT IN TARGET THERAPEUTICS, INC.

     The Company recorded a $10.2 million gain from its investment in Target, in fiscal 1992. The gain consisted of cash received by the Company from a dividend paid by Target and sale of Target common stock held by the Company in connection with Target's initial public offering of approximately 2.6 million shares of its common stock at $18 per share. Prior to Target's initial public offering, Collagen's ownership position in Target was approximately 87%. After the offering and sale, Collagen's ownership position was reduced to approximately 52%.

     In December 1992, the Company sold 1,129,700 shares of common stock of Target, for approximately $28.5 million, decreasing its ownership position from 52% to approximately 34%. The gain before taxes from the sale of the stock was $20.3 million. The accounts and operating results of Target were consolidated with the Company until the end of fiscal 1992. After fiscal 1992 the Company's investment in Target is being accounted for under the equity method. The Company's ownership position in Target as of June 30, 1994 was approximately 33%.

     Condensed financial information for Target is shown below:

                           BALANCE SHEET INFORMATION

                                                                         AS OF JUNE 30,
                                                                       -------------------
                                                                        1994        1993
                                                                       -------     -------
                                                                         (IN THOUSANDS)
    Current assets...................................................  $52,152     $43,196
    Property and equipment...........................................    4,856       4,450
    Other............................................................    3,296       1,092
                                                                       -------     -------
              Total assets...........................................  $60,304     $48,738
                                                                       =======     =======

    Current liabilities..............................................  $ 9,260     $ 4,379
    Long-term liabilities............................................      113         114
    Stockholders' equity.............................................   50,931      44,215
                                                                       -------     -------
              Total liabilities and stockholders' equity.............  $60,304     $48,738
                                                                       =======     =======
    Collagen's share of net assets...................................  $17,499     $15,823
                                                                       =======     =======

                        STATEMENT OF INCOME INFORMATION

                                                                      TWELVE MONTHS ENDED
                                                                           JUNE 30,
                                                                     ---------------------
                                                                       1994         1993
                                                                     --------     --------
                                                                        (IN THOUSANDS)
    Net sales......................................................  $ 38,275     $ 29,585
    Costs and expenses.............................................   (32,260)     (24,666)
    Interest and other income......................................     1,894          755
                                                                     --------     --------
    Income before income taxes and cumulative effect of
      accounting change............................................     7,909        5,674
    Provision for income taxes.....................................    (2,780)      (1,867)
    Cumulative effect of accounting change.........................        --          631
                                                                     --------     --------
              Net income...........................................  $  5,129     $  4,438
                                                                     ========     ========
    Collagen's share (included in equity in
      earnings of affiliates)......................................  $  1,675     $  1,455
                                                                     ========     ========

                              COLLAGEN CORPORATION

     Target's product sales for the twelve months ended June 30, 1992 included in the Company's consolidated results for that year were $21.1 million. The contribution of Target's operating results to the Company's consolidated net income for the twelve months ended June 30, 1992 was $3.2 million. Other revenues of $1.4 million recorded in fiscal 1992 by Target represented payments received under the terms of a research and development arrangement between Target and its joint venture partner in Japan, Century Medical, Inc.

     Target's common stock is quoted on the Nasdaq National Market. The closing price of Target's stock at June 30, 1994 was $23.25 per share. The Company held 2,294,194 shares of Target's common stock at June 30, 1994.

4. COMMITMENTS

     Future minimum lease payments under noncancelable operating leases at June 30, 1994 are as follows:

                                                                         (IN
                                                                     THOUSANDS)
            1995..................................................     $ 4,677
            1996..................................................       4,431
            1997..................................................       4,367
            1998..................................................       4,028
            1999..................................................       3,744
            Thereafter............................................      15,949
                                                                    -------------
                      Total minimum lease payments................     $37,196
                                                                    ============

     Rental expense for fiscal 1994 was approximately $4,643,000 ($4,672,000 in 1993 and $4,872,000 in 1992). The fiscal 1992 expense is net of $500,000 of sublease rental income.

     At June 30, 1994 and 1993, the Company had outstanding forward exchange contracts maturing in July, 1994 and 1993 of approximately $5,416,000 and $7,657,000, respectively, to buy foreign currency of seven countries in which it operates. At June 30, 1994 and 1993, the fair market values of the Company's foreign currency exchange forward contracts approximated cost. The Company is required to maintain a cash equivalent balance of $2 million as collateral for the forward exchange contracts.

5. LEGAL MATTERS

     The Company is involved in legal actions, including product liability claims, arising in the ordinary course of business. While the outcome of such matters is currently not determinable, it is management's opinion that these matters will not have a material adverse effect on the Company's consolidated financial position or results of its operations.

6. STOCKHOLDERS' EQUITY

     Stock Options. The Company has various stock option plans under which incentive stock options or non-statutory stock options may be granted to officers, directors, key employees and consultants to purchase the Company's common stock. The options are granted at no less than the fair market value at the dates of grant. Incentive stock options become exercisable at the rate of two percent each month beginning the first full month after the date of grant unless accelerated by the Board of Directors. Non-statutory stock options become exercisable on a monthly or yearly basis as determined by the Board of Directors at the date of grant.

     At June 30, 1994, the total number of shares of common stock issued or reserved for issuance under the Company's current stock option plans was 3,200,000.

                              COLLAGEN CORPORATION

     Stock option activities under the stock option plans were as follows:

                                                                   OPTION           NUMBER
                                                   NUMBER        PRICE RANGE       OF SHARES
                                                  OF SHARES       PER SHARE       EXERCISABLE
                                                  ---------     -------------     -----------
    OUTSTANDING AT JUNE 30, 1992................  1,081,269     $ 4.69-$28.25         761,142
    Granted.....................................    334,244      18.00- 25.50
    Exercised...................................    (77,831)      5.50- 20.00
    Canceled or expired.........................    (52,510)      7.25- 28.25
                                                  ---------
    OUTSTANDING AT JUNE 30, 1993................  1,285,172       4.69- 28.25         832,120
    Granted.....................................    229,760      22.13- 26.00
    Exercised...................................   (209,922)      5.13- 26.50
    Canceled or expired.........................    (54,030)      7.25- 28.25
                                                  ---------
    OUTSTANDING AT JUNE 30, 1994................  1,250,980     $ 4.69-$28.25         780,412
                                                   ========
    AVAILABLE FOR GRANT AT
      JUNE 30, 1994.............................    848,771
                                                   ========

     Stock Purchase Plan. In 1985, the Company established an employee stock purchase plan under which 450,000 shares of the Company's common stock were reserved for issuance to employees. Subsequently, the Company increased the authorization to 600,000 shares. Under the plan, the Company's employees, subject to certain restrictions, may purchase shares at a price per share that is the lesser of 85 percent of the fair market value as of the beginning or close of the yearly offering period.

     For fiscal 1994, 1993 and 1992, shares issued under the plan were 32,741, 23,103 and 24,417, respectively. The average issuance price per share was $19.00, $18.27 and $18.61 for fiscal 1994, 1993 and 1992, respectively. At June
30, 1994, 138,093 shares remained available for future sales under this plan.

     Stock Repurchase Program. In February 1993, the Company's Board of Directors authorized a stock repurchase program. In fiscal 1993, the Company repurchased 370,000 shares at an average acquisition price of approximately $21 per share. In fiscal 1994, the Company repurchased 567,500 shares at an average acquisition price of approximately $24 per share. As of June 30, 1994, the Company is authorized to repurchase an additional 262,500 shares under the program. The Company plans to retain repurchased shares as treasury stock but may use a portion of the stock in various company stock benefit plans.

7. INTERNATIONAL SALES AND DISTRIBUTION RIGHTS

     Consolidated export sales were $20.8 million in fiscal 1994, $21.4 million in fiscal 1993 and $35.1 million in fiscal 1992. These export sales are primarily in Europe, Canada and the Pacific Rim.

     The Company markets its products internationally directly in Canada, ten European countries, Australia and New Zealand and via distributors in other countries. The Company pays commissions to its former European distributor based upon a percentage of net sales.

8. MAJOR CUSTOMER

     During fiscal 1994, the Company had $16.7 million of revenue from its marketing partner, Bard, which has exclusive worldwide marketing and distribution rights for Contigen Implant, a product introduced in fiscal 1994. The $16.7 million, representing approximately 26% of the Company's total product sales in fiscal 1994, was comprised of sales of $15.9 million of Contigen Implant and $789,000 of income from Bard's direct sales of Contigen Implant to physicians. The Company also recorded other revenue in fiscal 1994 which consisted of $1.0 million in the form of a milestone payment from Bard earned upon the Company's receipt of clearance

                              COLLAGEN CORPORATION
from the U.S. Food and Drug Administration. No single customer accounted for more than 10% of total revenue in prior years.

9. INCOME TAXES

     The Company prospectively adopted the liability method of accounting for income taxes required by SFAS No. 109 effective July 1, 1992. The cumulative effect of adopting SFAS No. 109 in fiscal 1993 was to decrease net income by $989,000. Previously, income taxes were accounted for under the deferred method under APB No. 11.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities under SFAS No. 109 as of June 30, 1994 and June 30, 1993 are presented as follows:

                                                                             JUNE 30,
                                                                        ------------------
                                                                         1994        1993
                                                                        -------     ------
                                                                        (IN THOUSANDS)
    Deferred tax liabilities:
      Property and equipment..........................................  $   619     $1,144
      Intangible assets...............................................      587        372
      Investments.....................................................    7,034      6,330
                                                                        -------     ------
              Total deferred tax liabilities..........................    8,240      7,846
                                                                        -------     ------

    Deferred tax assets:
      Accounts receivable.............................................      672        355
      Inventories.....................................................      495        896
      State income taxes..............................................      311        480
      Net operating loss carry forwards...............................      181        347
      Equity in losses of affiliates..................................    1,416        631
      Non-deductible accruals.........................................    1,588      1,444
      Accrued compensation............................................      407        359
      Valuation allowance.............................................   (1,597)      (880)
                                                                        -------     ------
              Total deferred tax assets...............................    3,473      3,632
                                                                        -------     ------
              Net deferred tax liabilities............................  $ 4,767     $4,214
                                                                        =======     ======

     The valuation allowance increased by $717,000 in fiscal 1994 and decreased by $190,000 in fiscal 1993.

                              COLLAGEN CORPORATION

     Significant components of the provision for income taxes are as follows:

                                                                   YEARS ENDED JUNE 30,
                                                             --------------------------------
                                                              1994        1993         1992
                                                             -------     -------     --------
                                                             LIABILITY   LIABILITY   DEFERRED
                                                             METHOD      METHOD       METHOD
                                                             -------     -------     --------
                                                             (IN THOUSANDS)
    Current:
      Federal..............................................  $2,732      $ 8,907      $  310
      Foreign..............................................     187          250         (21)
      State................................................     456        2,089          20
                                                             -------     -------     --------
              Total current................................   3,375       11,246         309
                                                             -------     -------     --------

    Deferred:
      Federal..............................................     352       (2,111)        700
      State................................................     201         (555)        112
                                                             -------     -------     --------
              Total deferred...............................     553       (2,666)        812
                                                             -------     -------     --------
                                                             $3,928      $ 8,580      $1,121
                                                             ======      =======      ======

     For financial reporting purposes, the provision for income taxes includes the following components:

                                                                    YEARS ENDED JUNE 30,
                                                               ------------------------------
                                                                1994       1993        1992
                                                               LIABILITY  LIABILITY  DEFERRED
                                                               METHOD     METHOD      METHOD
                                                               ------     ------     --------
                                                                       (IN THOUSANDS)
    Continuing operations....................................  $3,928     $8,580      $1,262
    Discontinued operations..................................      --         --        (141)
                                                               ------     ------     --------
                                                               $3,928     $8,580      $1,121
                                                               ======     ======      ======

     For financial reporting purposes, income before income taxes and minority interest includes the following components:

                                                                  YEARS ENDED JUNE 30,
                                                             ------------------------------
                                                              1994       1993        1992
                                                             ------     -------     -------
                                                                     (IN THOUSANDS)
    Continuing operations..................................  $8,848     $18,312     $ 3,903
    Discontinued operations................................      --          --        (402)
                                                             ------     -------     -------
                                                             $8,848     $18,312     $ 3,501
                                                             ======     =======     =======
    Domestic operations....................................  $8,636     $16,508     $ 5,137
    Foreign operations.....................................     212       1,804      (1,636)
                                                             ------     -------     -------
                                                             $8,848     $18,312     $ 3,501
                                                             ======     =======     =======

                              COLLAGEN CORPORATION

     The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before taxes. The sources and tax effects of the differences are as follows:

                                                                   YEARS ENDED JUNE 30,
                                                              -------------------------------
                                                               1994       1993         1992
                                                              LIABILITY  LIABILITY   DEFERRED
                                                              METHOD     METHOD       METHOD
                                                              ------     -------     --------
                                                                      (IN THOUSANDS)
    Income before income taxes, minority interest
      and discontinued operations...........................  $8,848     $18,312      $3,501
                                                              ======     =======      ======
    Expected tax at 34%.....................................  $3,008     $ 6,226      $1,190
    State income tax, net of federal benefit................     434       1,012          87
    Net operating losses of subsidiaries for which no
      current benefit is realizable.........................     (45)        612         652
    Equity in losses of affiliates..........................     660         165          --
    Tax credits recognized..................................    (315)         --        (179)
    Foreign Sales Corporation benefit.......................    (150)         --        (238)
    Investment gains and losses.............................      --          --        (365)
    Other...................................................     336         565         (26)
                                                              ------     -------     --------
                                                              $3,928     $ 8,580      $1,121
                                                              ======     =======      ======

     The components of the provision for deferred income taxes for fiscal 1992 under the deferred method are as follows:

                                                                          YEAR ENDED JUNE 30,
                                                                          -------------------
                                                                                 1992
                                                                          -------------------
                                                                            (IN THOUSANDS)
    Non-deductible accruals.............................................        $   161
    Accrued compensation................................................            (94)
    Inventory reserves..................................................           (485)
    Depreciation........................................................           (150)
    Investments valued at market........................................          1,405
    Other...............................................................            (25)
                                                                                -------
      Provision for deferred income taxes...............................        $   812
                                                                          ==============

10. DISCONTINUED OPERATIONS

     In fiscal 1992, the Company sold the assets of its dental implant operation (primarily inventories and fixed assets) for $1.0 million in the form of cash and a secured note. The Company also discontinued its pharmaceutical distribution business, SummaCare, Inc. ("Summa") in fiscal 1992. The Company sold the Summa business (primarily inventory and fixed assets) in June 1992 for $41,000 in cash. The results of operations for the dental implant business and the third quarter fiscal 1992 results for Summa are presented separately as discontinued operations. Revenues were $277,000 for the dental implant business for fiscal 1992.

                              COLLAGEN CORPORATION

11. STATEMENT OF CASH FLOWS

     Supplemental disclosures of cash flow information:

                                                                    YEARS ENDED JUNE 30,
                                                                  ------------------------
                                                                  1994      1993      1992
                                                                  ----     ------     ----
                                                                       (IN THOUSANDS)
    Cash paid during the year for:
      Interest (net of capitalized interest)....................  $ --     $   --     $928
      Income taxes (net of refunds).............................   (54)     6,934      847
    Non-cash financing activity:
      Dividends declared........................................  $943     $   --     $ --

                              COLLAGEN CORPORATION

                     CONDENSED CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                       DECEMBER 31,     JUNE 30,
                                                                           1994           1994
                                                                       ------------     --------
                                                                       (UNAUDITED)      (NOTE 1)
                                             ASSETS
  Current assets:
     Cash, cash equivalents and short-term investments...............    $  9,597       $ 12,736
     Accounts receivable, net........................................      11,963         12,241
     Inventories.....................................................       3,892          3,861
     Other current assets............................................       4,309          3,305
                                                                       ------------     --------
          Total current assets.......................................      29,761         32,143

  Property and equipment, net........................................      16,709         17,108
  Intangible assets..................................................       2,257          2,243
  Investment in Target Therapeutics, Inc. ...........................      18,240         17,499
  Other investments and assets.......................................       6,759          5,512
                                                                       ------------     --------
                                                                         $ 73,726       $ 74,505
                                                                       ==========       ========

                              LIABILITIES AND STOCKHOLDERS EQUITY
  Current liabilities:
     Accounts payable................................................    $  1,487       $  1,420
     Accrued liabilities.............................................       9,415         10,245
     Income taxes payable............................................       5,279          4,251
                                                                       ------------     --------
          Total current liabilities..................................      16,181         15,916
  Long-term liabilities:
     Deferred income taxes...........................................       8,240          8,240
     Other long-term liabilities.....................................       1,433          1,267
  Stockholders' equity:
     Preferred stock, $.01 par value, authorized 5,000,000 shares;
       none issued and outstanding...................................          --             --
     Common stock, $.01 par value, authorized 28,950,000 shares;
       issued 10,466,346 shares at December 31, 1994 (10,354,633
      shares
       at June 30, 1994).............................................         105            104
     Additional paid-in capital......................................      62,837         61,172
     Retained earnings...............................................      12,740          9,882
     Cumulative translation adjustment...............................        (839)          (648)
     Treasury stock, at cost, 1,200,000 shares at December 31, 1994
      (937,500 shares at June 30, 1994)..............................     (26,971)       (21,428)
                                                                       ------------     --------
          Total stockholders' equity.................................      47,872         49,082
                                                                       ------------     --------
                                                                         $ 73,726       $ 74,505
                                                                       ==========       ========

                            See accompanying notes.

                              COLLAGEN CORPORATION

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                            SIX MONTHS ENDED
                                                                              DECEMBER 31,
                                                                           -------------------
                                                                            1994        1993
                                                                           -------     -------
Revenues:
  Product sales..........................................................  $34,302     $30,238
  Other..................................................................    1,000       1,000
                                                                           -------     -------
                                                                            35,802      31,238
                                                                           -------     -------
Costs and expenses:
  Cost of sales..........................................................    9,216       8,590
  Research & development.................................................    5,038       4,565
  Selling, general & administrative......................................   15,331      14,292
                                                                           -------     -------
                                                                            29,585      27,447
                                                                           -------     -------
Income from operations...................................................    5,717       3,791
Other income (expense):
  Gain on sale of stock of Target Therapeutics, Inc......................      775          --
  Equity in earnings (losses) of affiliates, net.........................     (369)        (37)
  Interest income........................................................      215         283
  Interest expense.......................................................      (55)         --
                                                                           -------     -------
Income before income taxes...............................................    6,283       4,037
Provision for income taxes...............................................    2,731       2,000
                                                                           -------     -------
Net income...............................................................  $ 3,552     $ 2,037
                                                                           =======     =======
Net income per share.....................................................  $   .37     $   .20
                                                                           =======     =======
Shares used in calculating per share information.........................    9,517      10,031
                                                                           =======     =======

                             See accompanying notes

                              COLLAGEN CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                            SIX MONTHS ENDED
                                                                              DECEMBER 31,
                                                                           -------------------
                                                                            1994        1993
                                                                           -------     -------
Cash flows from operating activities:
  Net income.............................................................  $ 3,552     $ 2,037
  Adjustments to reconcile net income to cash provided by operating activities:
     Depreciation and amortization.......................................    1,954       1,838
     Gain on sale of stock of Target Therapeutics, Inc...................     (775)         --
     Other adjustments related to changes in assets and liabilities......     (842)      1,091
                                                                           -------     -------
          Net cash provided by operating activities......................    3,889       4,966
                                                                           -------     -------

Cash flows from investing activities:
  Proceeds from sales and maturities of short-term investments...........    4,903      11,275
  Purchase of short-term investments.....................................       --      (7,413)
  Net proceeds from sale of stock of Target Therapeutics, Inc............    1,102          --
  Increase in long-term investments, intangible and other assets.........   (2,870)       (505)
  Expenditures for property and equipment................................   (1,883)     (2,086)
                                                                           -------     -------
          Net cash provided by investing activities......................    1,752       1,271
                                                                           -------     -------

Cash flows from financing activities:
  Repurchase of common stock.............................................   (5,543)     (9,986)
  Net proceeds from issuance of common stock.............................    1,666       1,837
                                                                           -------     -------
          Net cash used in financing activities..........................   (3,877)     (8,149)
                                                                           -------     -------

Net increase (decrease) in cash and cash equivalents.....................    1,764      (1,912)
Cash and cash equivalents at beginning of period.........................    5,369       9,294
                                                                           -------     -------
Cash and cash equivalents at end of period...............................  $ 7,133     $ 7,382
                                                                           =======     =======

                            See accompanying notes.

                              COLLAGEN CORPORATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The condensed consolidated financial statements include the accounts of Collagen Corporation ("the Company"), a Delaware corporation, and its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

     The condensed consolidated balance sheet as of December 31, 1994, and the condensed consolidated statements of income and cash flows for the six months ended December 31, 1994 and 1993, have been prepared by the Company, without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at December 31, 1994 and for all periods presented have been made. Interim results are not necessarily indicative of results for a full fiscal year. The condensed consolidated balance sheet as of June 30, 1994 has been derived from the audited consolidated financial statements at that date.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended June 30, 1994 included elsewhere herein.

  Cash, Cash Equivalents and Short-term Investments

     Effective July 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115 ("FAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." In accordance with FAS 115, prior period financial statements have not been restated to reflect the change in accounting principle. The impact of adoption at July 1, 1994 was immaterial. The Company's debt securities are classified as available-for-sale and are carried at fair value in cash equivalents and short-term investments. Unrealized gains and losses, net of tax, are reported in stockholders' equity and were immaterial for the six months ended December 31, 1994.

2. INVENTORIES

     Inventories consist of the following (in thousands):

                                                             DECEMBER 31, 1994     JUNE 30, 1994
                                                             -----------------     -------------
    Raw materials..........................................       $   502             $   625
    Work-in-process........................................         1,554               1,763
    Finished goods.........................................         1,836               1,473
                                                                  -------          -------------
                                                                  $ 3,892             $ 3,861
                                                             =============         ==========

                              COLLAGEN CORPORATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

3. PER SHARE INFORMATION

     Earnings per share for the six months ended December 31, 1994 and 1993 have been computed based upon the weighted average number of common and common equivalent shares outstanding. Shares used in the per share computations are as follows (in thousands):

                                                                        SIX MONTHS ENDED
                                                                          DECEMBER 31,
                                                                      ---------------------
                                                                        1994         1993
                                                                      --------     --------
Primary
  Common stock....................................................      9,336        9,669
  Stock options...................................................        181          362
                                                                      --------     --------
Weighted average number of common and common equivalent shares
  outstanding.....................................................      9,517       10,031
                                                                      =========    =========

4. INCOME TAXES

     The provision for income taxes for the six months ended December 31, 1994 and 1993 was computed by applying the estimated annual income tax rates of approximately 43% and approximately 49%, respectively, to income before income taxes. The lower effective tax rate in the current fiscal year is primarily due to increased equity in losses of affiliates which is partially offset by a change in the mix of anticipated foreign and domestic earnings and a lower effective state income tax rate.

5. STOCK REPURCHASE PROGRAM

     In February 1993, the Company's Board of Directors authorized a stock repurchase program. During the three months ended December 31, 1994, the Company repurchased 172,000 shares of its common stock at an average acquisition price of approximately $22 per share. Since the inception of the stock repurchase program in February 1993, the Company has repurchased 1,200,000 shares of its common stock at an average acquisition price of approximately $22 per share. As of January 25, 1995, the Company is authorized to repurchase an additional 300,000 shares in the open market under the program. The Company currently plans to keep the repurchased shares as treasury stock and may use this stock in various company stock benefit plans.

6. SALE OF TARGET COMMON STOCK

     In November 1994, the Company sold 35,000 shares of the common stock of Target Therapeutics, Inc. ("Target") for a pre-tax gain of approximately $775,000. After the sale, the Company's ownership position in Target was reduced from approximately 33% to approximately 32%.

     Target's common stock is quoted on the Nasdaq National Market. The closing price of Target's stock at December 30, 1994 was $28.25 per share. The Company held 2,259,194 shares of Target's common stock at December 30, 1994.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Target Therapeutics, Inc.

We have audited the accompanying consolidated balance sheets of Target Therapeutics, Inc. as of March 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended March 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Target Therapeutics, Inc. at March 31, 1994 and 1993, and the consolidated results of its operations and its cash flows for each of the three years in the period ended March 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Notes 1 and 6 to the consolidated financial statements, in 1994 the Company changed its method of accounting for income taxes.

                                          ERNST & YOUNG LLP
Palo Alto, California
April 27, 1994

                           TARGET THERAPEUTICS, INC.

                          CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                MARCH 31,
                                                                           -------------------
                                                                            1994        1993
                                                                           -------     -------
ASSETS
Current assets:
  Cash, cash equivalents and short-term investments......................  $37,673     $31,487
  Accounts receivable....................................................    6,426       5,925
  Inventories............................................................    2,987       3,593
  Deferred tax assets....................................................    2,094          --
  Other current assets...................................................      289         578
                                                                           -------     -------
          Total current assets...........................................   49,469      41,583
Property and equipment, net..............................................    4,688       4,114
Other assets.............................................................    2,973       1,130
                                                                           -------     -------
                                                                           $57,130     $46,827
                                                                           =======     =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................................................  $ 1,454     $   870
  Accrued compensation...................................................    2,152       1,771
  Taxes payable..........................................................      672          11
  Accrued product replacement costs......................................    1,141          --
  Other accrued liabilities..............................................    1,925       1,561
  Deferred tax liabilities...............................................      598          --
                                                                           -------     -------
          Total current liabilities......................................    7,942       4,213
Long-term obligations....................................................      124         152
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $.001 par value (shares authorized: 2,000,000;
     issued and outstanding: none).......................................       --          --
  Common stock, $.0025 par value (shares authorized: 25,000,000;
     issued and outstanding: 7,024,619 and 6,756,355 at March 31,
     1994 and 1993, respectively)........................................       18          17
  Additional paid-in capital.............................................   40,593      39,020
  Deferred compensation..................................................     (124)       (232)
  Retained earnings......................................................    8,608       3,657
  Notes receivable from stockholders.....................................      (31)         --
                                                                           -------     -------
          Total stockholders' equity.....................................   49,064      42,462
                                                                           -------     -------
                                                                           $57,130     $46,827
                                                                           =======     =======

   The accompanying notes are an integral part of these financial statements.

                           TARGET THERAPEUTICS, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     YEARS ENDED MARCH 31,
                                                                -------------------------------
                                                                 1994        1993        1992
                                                                -------     -------     -------
Revenues:
  Product sales...............................................  $35,353     $28,117     $19,049
  Revenues from research partner..............................       --          --       1,400
                                                                -------     -------     -------
          Total revenues......................................   35,353      28,117      20,449
Costs and expenses:
  Cost of sales...............................................   13,368       9,657       6,920
  Research and development....................................    7,624       6,496       4,347
  Selling, general and administrative.........................    9,245       7,543       5,447
                                                                -------     -------     -------
          Total costs and expenses............................   30,237      23,696      16,714
                                                                -------     -------     -------
Income from operations........................................    5,116       4,421       3,735
Interest income, net..........................................      954         890         297
Other income..................................................      515          16          --
                                                                -------     -------     -------
Income before income taxes and cumulative effect of
  change in method of accounting for income taxes.............    6,585       5,327       4,032
Provision for income taxes....................................    2,265       1,747       1,532
                                                                -------     -------     -------
Income before cumulative effect of accounting change..........    4,320       3,580       2,500
Cumulative effect of change in method of accounting for
  income taxes................................................      631          --          --
                                                                -------     -------     -------
Net income....................................................  $ 4,951     $ 3,580     $ 2,500
                                                                =======     =======     =======
Net income per share:
  Income before cumulative effect of accounting change........  $   .61     $   .51
  Cumulative effect of change in method of accounting for
     income taxes.............................................      .09          --
                                                                -------     -------
  Net income per share........................................  $   .70     $   .51
                                                                =======     =======
Pro forma information (unaudited):
  Historical income before income taxes.......................                          $ 4,032
  Pro forma provision for income taxes........................                            1,433
                                                                                        -------
  Pro forma net income........................................                          $ 2,599
                                                                                        =======
  Pro forma net income per share..............................                          $   .51
                                                                                        =======
Shares used in computing net income per share and pro forma
  net income per share........................................    7,103       7,075       5,093
                                                                =======     =======     =======

   The accompanying notes are an integral part of these financial statements.

                           TARGET THERAPEUTICS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                     RETAINED        NOTES
                                                       ADDITIONAL                    EARNINGS     RECEIVABLE       TOTAL
                                  PREFERRED   COMMON    PAID-IN       DEFERRED     (ACCUMULATED      FROM       STOCKHOLDERS'
                                    STOCK     STOCK     CAPITAL     COMPENSATION     DEFICIT)     STOCKHOLDERS     EQUITY
                                  ---------   ------   ----------   ------------   ------------   -----------   ------------
Balances at March 31, 1991......   $ 6,977     $ 66     $     --       $   --        $ (2,423)       $ (42)       $  4,578
Recapitalization of common stock
  pursuant to reincorporation in
  the State of Delaware.........    (6,967)     (65)       7,032           --              --           --              --
Dividend paid to preferred
  stockholders..................        --       --       (7,005)          --              --           --          (7,005)
Conversion of 9,596,010 shares
  of preferred stock to
  3,838,404 shares of common
  stock.........................       (10)      10           --           --              --           --              --
Issuance of 2,308,500 shares of
  common stock in connection
  with initial public offering,
  net of issuance costs of
  $3,651........................        --        6       37,790           --              --           --          37,796
Exercise of common stock options
  (45,676 shares), net of notes
  receivable....................        --       --           17           --              --           18              35
Deferred compensation related
  to the grant of certain stock
  options.......................        --       --          419         (419)             --           --              --
Amortization of deferred
  compensation..................        --       --           --           79              --           --              79
Net income......................        --       --           --           --           2,500           --           2,500
                                  ---------   ------   ----------      ------      ------------      -----      ------------
Balances at March 31, 1992......        --       17       38,253         (340)             77          (24)         37,983
Exercise of common stock options
  (190,195 shares), net of notes
  receivable....................        --       --          101           --              --           24             125
Amortization of deferred
  compensation..................        --       --           --          108              --           --             108
Income tax benefit of
  disqualifying dispositions....        --       --          666           --              --           --             666
Net income......................        --       --           --           --           3,580           --           3,580
                                  ---------   ------   ----------      ------      ------------      -----      ------------
Balances at March 31, 1993......        --       17       39,020         (232)          3,657           --          42,462
Exercise of common stock options
  and issuance under stock
  purchase plan (268,264
  shares), net of notes
  receivable....................        --        1          687           --              --          (31)            657
Amortization of deferred
  compensation..................        --       --           --          108              --           --             108
Income tax benefit of
  disqualifying dispositions....        --       --          886           --              --           --             886
Net income......................        --       --           --           --           4,951           --           4,951
                                  ---------   ------   ----------      ------      ------------      -----      ------------
Balances at March 31, 1994......   $    --     $ 18     $ 40,593       $ (124)       $  8,608        $ (31)       $ 49,064
                                  ========    ======== =========    ============   ============   ==========    ===========

   The accompanying notes are an integral part of these financial statements.

                           TARGET THERAPEUTICS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                                 (IN THOUSANDS)

                                                                   YEARS ENDED MARCH 31,
                                                             ----------------------------------
                                                               1994         1993         1992
                                                             --------     --------     --------
Cash flows from operating activities:
  Net income...............................................  $  4,951     $  3,580     $  2,500
  Adjustments to reconcile net income to net cash
     provided by operations:
       Depreciation and amortization.......................     1,524        1,135          887
       Changes in assets and liabilities:
          Accounts receivable..............................      (501)      (1,826)      (1,615)
          Inventories......................................       606       (1,247)        (669)
          Deferred tax assets..............................    (2,094)          --           --
          Other current assets.............................       289          117         (583)
          Accounts payable.................................       584         (188)         472
          Accrued compensation.............................       381          567          686
          Taxes payable....................................       661          544          124
          Accrued product replacement costs................     1,141           --           --
          Other accrued liabilities........................       384         (158)         453
          Deferred tax liabilities.........................       598           --           --
          Payable to Collagen Corporation..................        --         (180)        (600)
          Accrued facility lease costs.....................        --         (330)         330
          Income tax benefit of disqualifying
            dispositions...................................       886          666           --
                                                             --------     --------     --------
            Total adjustments..............................     4,459         (900)        (515)
                                                             --------     --------     --------
  Net cash provided by operating activities................     9,410        2,680        1,985
                                                             --------     --------     --------
Cash flows used in investing activities:
     Capital expenditures, net.............................    (1,938)      (2,205)      (1,700)
     Purchase of short-term investments....................   (65,266)     (95,371)     (12,970)
     Sale of short-term investments........................    62,782       81,831           --
     Increase in other assets..............................    (1,895)        (515)        (388)
                                                             --------     --------     --------
  Net cash used in investing activities....................    (6,317)     (16,260)     (15,058)
                                                             --------     --------     --------
Cash flows from financing activities:
     Increase in note payable to bank......................        --           --          500
     Payments of note payable to bank......................        --           --         (500)
     Issuance of common stock for cash.....................       657          101       37,813
     Principal payments under capital leases...............       (48)         (42)         (26)
     Decrease in notes receivable from stockholders........        --           24           18
     Dividends paid to preferred stockholders..............        --           --       (7,005)
                                                             --------     --------     --------
  Net cash provided by financing activities................       609           83       30,800
                                                             --------     --------     --------
Net increase (decrease) in cash and cash equivalents.......     3,702      (13,497)      17,727
Cash and cash equivalents, beginning of year...............     4,977       18,474          747
                                                             --------     --------     --------
Cash and cash equivalents, end of year.....................  $  8,679     $  4,977     $ 18,474
                                                             ========     ========     ========

   The accompanying notes are an integral part of these financial statements.

                           TARGET THERAPEUTICS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Description of Business Target Therapeutics, Inc. (the "Company" or "Target") was incorporated in California in June 1985 and reincorporated in the State of Delaware in January 1992. The Company is in the business of developing, manufacturing and marketing disposable medical devices used in minimally invasive procedures to treat vascular diseases of the brain associated with stroke and other diseases accessible through small vessels of the circulatory system.

     Principles of consolidation The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. Investments in unconsolidated subsidiaries, jointly owned companies and other investments in which the Company has a 20 to 50 percent interest are accounted for on the equity method.

     Cash equivalents and short-term investments Cash equivalents consist of highly liquid investments, primarily money market accounts, with maturities at the date of purchase of 90 days or less. Short-term investments consist primarily of money auction preferred stock and government securities which are stated at cost which approximates market.

     In May 1993, the Financial Accounting Standards Board ("FASB") issued Statement 115, "Accounting for Certain Investments in Debt and Equity Securities." Under the rules of Statement 115, debt and equity investments must be classified as either held-to-maturity, available-for-sale or trading. Unrealized gains and losses for available-for-sale and trading securities are reported in retained earnings or current period earnings, respectively. The Company will adopt Statement 115 in the first quarter of its fiscal year ending March 31, 1995 and does not expect a material adverse effect on its financial statements.

     Concentration of credit risk The Company sells its products primarily to physicians and hospitals in North America, Europe and Asia. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses. See Note 7 for discussion of export sales and major customers.

     The Company invests its excess cash in deposits and foreign and corporate debt securities. These securities typically mature within 360 days and, therefore, bear minimal risk. The Company has not experienced any material losses on its investments.

     Income taxes In February 1992, the FASB issued Statement 109, "Accounting for Income Taxes." Effective April 1, 1993, the Company adopted Statement 109 under which the liability method is used in accounting for income taxes. As permitted by Statement 109, the Company has elected to report the cumulative effect of the change in the current period rather than restate the financial statements of prior years. The cumulative positive effect of the change in method of accounting for income taxes increased net income by $631,000, or $.09 per share, for the year ended March 31, 1994.

     Net income per share Except as noted below, historical net income per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding. Pursuant to the Securities and Exchange Commission Staff Accounting Bulletins, common and common equivalent shares issued at prices below the public offering price during the 12-month period prior to the Company's initial public offering in January 1992 have been included in the calculation as if they were outstanding for all periods prior to the offering (using the treasury stock method and the initial public offering price per share). Furthermore, pursuant to Staff policy, common equivalent shares from convertible preferred stock that automatically converted upon the completion of the Company's initial public offering are included in the calculation using the as-if converted method from the original date of issuance. Historical net income per share was $.49 (based on 5,093,000 shares) for the year ended March 31, 1992.

                           TARGET THERAPEUTICS, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     In accordance with Staff Accounting Bulletin No. 55, the Company has presented unaudited pro forma net income per share information for the year ended March 31, 1992 in the accompanying Consolidated Statements of Income, assuming the Company did not have a tax allocation agreement with Collagen Corporation ("Collagen") and filed its tax returns on a separate company basis. See Note 6 for further discussion.

     Inventories Inventories are stated at the lower of cost or market. Cost is determined using standard costs, which approximate actual costs, under the first-in, first-out method.

     Property and equipment Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the respective assets, ranging from three to five years. Leasehold improvements are amortized on a straight-line basis over five years or the remaining lease term, whichever is shorter.

     Patents and trademarks Patents and trademarks are stated at cost, net of accumulated amortization. Amortization is provided using the straight-line method over a seven-year life beginning with the effective dates or over the remainder of such periods from the dates acquired.

     Revenue recognition Product sales are recognized upon shipment. Revenues earned under research and development agreements are recorded when earned as defined in the specific agreements.

     Reclassification Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation.

2. BALANCE SHEET INFORMATION

                                                                            MARCH 31,
                                                                       -------------------
                                                                        1994        1994
                                                                       -------     -------
                                                                       (IN THOUSANDS)
    Cash, cash equivalents and short-term investments:
      Cash and cash equivalents......................................  $ 8,679     $ 4,977
      Short-term investments.........................................   28,994      26,510
                                                                       -------     -------
                                                                       $37,673     $31,487
                                                                       =======     =======
    Accounts receivable:
      Trade receivables..............................................  $ 6,840     $ 6,322
      Less allowance for doubtful accounts...........................     (414)       (397)
                                                                       -------     -------
                                                                       $ 6,426     $ 5,925
                                                                       =======     =======
    Inventories:
      Raw materials..................................................  $   531     $   646
      Work-in-process................................................    1,152         810
      Finished goods.................................................    1,304       2,137
                                                                       -------     -------
                                                                       $ 2,987     $ 3,593
                                                                       =======     =======
    Property and equipment:
      Machinery and equipment........................................  $ 5,275     $ 4,115
      Office equipment...............................................    2,495       2,078
      Leasehold improvements.........................................      495         437
                                                                       -------     -------
                                                                         8,265       6,630
      Less accumulated depreciation and amortization.................   (3,577)     (2,516)
                                                                       -------     -------
                                                                       $ 4,688     $ 4,114
                                                                       =======     =======

                           TARGET THERAPEUTICS, INC.

3. EXPECTED COSTS OF PRODUCT REPLACEMENT

     In October 1993, the Company announced that it is pursuing certain changes to a product currently sold under an investigational device exemption ("IDE") by the U.S. Food and Drug Administration ("FDA"). Pursuant to a supplement to the IDE which was approved by the FDA in March 1994, limited FDA clinical trials of the modified product were commenced in April 1994. As treatment sites are converted to the modified product, the Company expects to exchange such modified product for any original product that customers still have in their inventory. The Company has provided $1.5 million, which was included in cost of sales in fiscal 1994, for the estimated costs of such exchange including the disposition of the Company's inventory of such product.

4. COMMITMENTS

  Line of credit arrangement

     The Company maintains a $2.0 million revolving line of credit with a bank which expires in July 1994. Borrowings under the line of credit bear interest at the bank's prime rate (6.25 percent at March 31, 1994), are unsecured and are subject to certain covenants related to financial ratios and profits. There were no amounts outstanding under this line at March 31, 1994.

  Lease obligations

     The Company leases its facilities and certain equipment under operating leases. The Company recognizes rent expense on a straight-line basis over the lease term. The future minimum lease commitments by fiscal year as of March 31, 1994 are as follows (in thousands):

            1995........................................................  $   831
            1996........................................................      821
            1997........................................................      823
            1998........................................................      877
            1999........................................................      872
            Thereafter..................................................    1,665
                                                                          -------
                                                                          $ 5,889
                                                                           ======

     The following schedule shows the composition of net rental expense for all operating leases (in thousands):

                                                                   YEARS ENDED MARCH 31,
                                                                  ------------------------
                                                                  1994      1993      1992
                                                                  ----     ------     ----
    Rent expense................................................  $914     $1,146     $901
    Less sublease rental income.................................   (77)       (88)      --
                                                                  ----     ------     ----
                                                                  $837     $1,058     $901
                                                                  ====     ======     ====

5. STOCKHOLDERS' EQUITY

  Stock option and purchase plans

     The 1988 Stock Option Plan (the "Plan") is an incentive and nonstatutory option plan providing for the issuance of common stock to employees, officers, directors and consultants of the Company. At March 31, 1994 the Company had reserved 1,700,000 shares of common stock for issuance under the Plan. Options granted generally become exercisable over a 48-month period. Under the Plan, the exercise price of incentive options may not be less than 100 percent of the fair market value at the date of grant, and the exercise price of

                           TARGET THERAPEUTICS, INC.

5. STOCKHOLDERS' EQUITY -- (CONTINUED)
nonstatutory options must be at least 85 percent of the fair market value at the date of grant. In the case of an option holder who owns more than ten percent of the voting power of all outstanding stock, the incentive option exercise price must be at least 110 percent of fair market value and the option must be exercised within five years of the grant date.

     The Company has recorded $419,000 in deferred compensation expense for the difference between the grant price and the deemed fair value for financial statement presentation purposes of the Company's common stock for certain options granted in fiscal 1992. Amortization of deferred compensation was $108,000 in each of the years ended March 31, 1994 and 1993 and $79,000 in the year ended March 31, 1992. The deferred compensation amount is being amortized over a four-year period.

     Information with respect to the 1988 Stock Option Plan is summarized as follows:

                                                                    OPTIONS OUTSTANDING
                                              SHARES      ----------------------------------------
                                             AVAILABLE     NUMBER
                                               FOR           OF        AGGREGATE         PRICE
                                              GRANT        SHARES        PRICE         PER SHARE
                                             --------     --------     ----------     ------------
Balances at March 31, 1991.................   189,740      469,440     $  142,771     $   .13-1.25
Additional shares reserved.................   200,000           --             --               --
Options granted............................  (142,506)     142,506        828,490       2.50-11.50
Options exercised..........................        --      (45,676)       (16,968)        .13-8.75
Options canceled...........................    14,451      (14,451)        (8,801)        .13-8.75
                                             --------     --------     ----------     ------------
Balances at March 31, 1992.................   261,685      551,819        945,492        .13-11.50
Additional shares reserved.................   500,000           --             --               --
Options granted............................  (111,160)     111,160      2,227,063      17.75-26.75
Options exercised..........................        --     (190,195)      (100,566)       .13-17.75
Options canceled...........................    14,673      (14,673)      (134,309)       .13-26.00
                                             --------     --------     ----------     ------------
Balances at March 31, 1993.................   665,198      458,111      2,937,680        .13-26.75
Options granted............................  (302,875)     302,875      6,035,300      17.25-24.25
Options exercised..........................        --     (252,113)      (416,980)       .13-25.63
Options canceled...........................    28,514      (28,514)      (425,976)       .33-26.00
                                             --------     --------     ----------     ------------
Balances at March 31, 1994.................   390,837      480,359     $8,130,024     $  .13-26.75
                                             ========     ========      =========      ===========

     As of March 31, 1994, options for 134,361 shares were exercisable.

     In December 1991, the Company's Board of Directors (the "Board") adopted the 1991 Director Option Plan ("Director Option Plan"). A total of 100,000 shares of common stock have been reserved for issuance under the Director Option Plan which provides for the grant of nonstatutory options to non employee directors of the Company. As of March 31, 1994, options to purchase 22,000 shares under this plan were outstanding and become exercisable over a three year period from the grant date. As of March 31, 1994, options for 3,334 shares were exercisable. No options under the Director Option Plan have been exercised.

     The Board also adopted the 1991 Employee Stock Purchase Plan (the "Purchase Plan") in December 1991. The Purchase Plan allows for the issuance of up to 100,000 shares of common stock to employees of the Company. During the year ended March 31, 1994, 16,151 shares were issued at prices ranging from $15.09 to $18.70 per share under the Purchase Plan.

                           TARGET THERAPEUTICS, INC.

6. INCOME TAXES

     The Company's provision for income taxes for the years ended March 31, 1994, 1993 and 1992 consists of the following (in thousands):

                                                                  YEARS ENDED MARCH 31,
                                                               ----------------------------
                                                                1994       1993       1992
                                                               ------     ------     ------
    Current:
      Federal................................................  $2,353     $1,374     $1,398
      State..................................................     674        466        422
                                                               ------     ------     ------
              Total current..................................   3,027      1,840      1,820
    Deferred:
      Federal................................................    (614)      (101)      (238)
      State..................................................    (148)         8        (50)
                                                               ------     ------     ------
              Total deferred.................................    (762)       (93)      (288)
                                                               ------     ------     ------
    Total provision..........................................  $2,265     $1,747     $1,532
                                                               ======     ======     ======

     For the period from February 1, 1992 through March 31, 1992, and for the years ended March 31, 1994 and 1993, the Company calculates its federal, foreign sales corporation and California state tax provisions on a separate company basis and files federal income tax returns on a separate company basis. Collagen was the majority stockholder of the Company until November 1992 when it sold shares that resulted in a decrease in its percentage ownership to approximately 34 percent. For the period April 1, 1991 through January 31, 1992, prior to Target's initial public offering, Target's taxable income was included in Collagen's consolidated federal income tax returns. For the period April 1, 1991 through June 30, 1992, Target was included in Collagen's combined California tax returns. For periods prior to February 1, 1992, the Company's tax provisions and tax liabilities were calculated in accordance with the Tax Allocation Agreements that existed between Collagen and Target. Such provision may not reflect the Company's actual tax rate had it not been consolidated with Collagen for tax purposes.

     At March 31, 1994, the Company had available net operating loss carryforwards for tax purposes of approximately $1.1 million which expire in the year 2001. Because of the "change in ownership" provisions of the Tax Reform Act of 1986, the loss carryforwards will be subject to an annual limitation regarding their utilization against future taxable income.

     The Company realizes tax benefits as a result of the exercise and subsequent sale of certain employee stock options (disqualifying dispositions). For financial reporting purposes, any reduction in income tax obligations as a result of these tax benefits, $886,000 and $666,000 in fiscal 1994 and 1993, respectively, is credited to additional paid-in capital.

                           TARGET THERAPEUTICS, INC.

6. INCOME TAXES -- (CONTINUED)
     The provision for income taxes for the years ended March 31, 1994 and 1993 and the unaudited pro forma provision for income taxes for the year ended March 31, 1992 differ from the amount computed by applying the statutory federal income tax rate to income before taxes. The reconciliation between the federal statutory rate and the effective tax rate is as follows:

                                                                     YEARS ENDED MARCH 31,
                                                                     ----------------------
                                                                     1994     1993     1992
                                                                     ----     ----     ----
    Statutory federal income tax rate..............................  34.0%    34.0%    34.0%
    Foreign sales corporation tax benefit..........................  (3.7)    (3.3)    (3.2)
    State income taxes.............................................   5.3      5.9      5.8
    Tax exempt interest............................................  (2.6)    (2.9)      --
    Other..........................................................   1.4     (0.9)    (1.1)
                                                                     ----     ----     ----
      Provision for income taxes...................................  34.4%    32.8%
                                                                     ====     ====
      Unaudited pro forma provision for income taxes...............                    35.5%
                                                                                       ====

     Deferred taxes for the year ended March 31, 1994 reflect the net tax effects of loss carryforwards and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant amounts of the Company's deferred tax assets and liabilities as of March 31, 1994 are as follows (in thousands):

                                                                              YEAR ENDED
                                                                               MARCH 31,
                                                                                 1994
                                                                             -------------
    Deferred tax assets:
      Inventory valuation accounts.........................................
                                                                                $   382
      Reserves and accruals not currently tax deductible...................
                                                                                  1,439
      Benefit of net operating loss carryforwards..........................
                                                                                    546
      State income tax.....................................................
                                                                                    159
      Other................................................................
                                                                                     58
                                                                             -------------
                                                                                  2,584
      Valuation reserve....................................................
                                                                                   (490)
                                                                             -------------
                                                                                $ 2,094
                                                                             ===========
    Deferred tax liabilities:
      Patent costs.........................................................
                                                                                $   328
      Depreciation.........................................................
                                                                                    128
      Accrued cost of exchanging GDC inventory.............................
                                                                                    142
                                                                             -------------
                                                                                $   598
                                                                             ===========

                           TARGET THERAPEUTICS, INC.

6. INCOME TAXES -- (CONTINUED)
     The components of the credit for deferred income taxes for the years ended March 31, 1993 and 1992 under the deferred method are as follows (in thousands):

                                                                       YEARS ENDED MARCH
                                                                              31,
                                                                      -------------------
                                                                      1993          1992
                                                                      -----         -----
    Depreciation....................................................  $  98         $ (26)
    Accounts receivable and sales return reserves...................    (51)          (52)
    Patent expenses.................................................    132            64
    Accrued vacation and commissions................................    (44)          (35)
    State taxes.....................................................   (129)          (56)
    Inventory valuation.............................................    (80)          (20)
    Accrued expenses................................................    (49)         (163)
    Other...........................................................     30            --
                                                                      -----         -----
              Total deferred provision..............................  $ (93)        $(288)
                                                                      =====         =====

     For the ten-month period ended January 31, 1992 there were no deferred or prepaid taxes due to the Tax Allocation Agreements in effect between the Company and Collagen.

7. EXPORT SALES AND MAJOR CUSTOMERS

     The Company markets its products both domestically and internationally. Export product sales are as follows (in thousands):

                                                                 YEARS ENDED MARCH 31,
                                                            -------------------------------
                                                             1994        1993        1992
                                                            -------     -------     -------
    Europe................................................  $ 8,651     $ 7,883     $ 4,591
    Asia..................................................   11,019       8,275       5,269
    Other.................................................    1,469       1,086         759
                                                            -------     -------     -------
                                                            $21,139     $17,244     $10,619
                                                            =======     =======     =======

     One customer accounted for approximately 29 percent and 27 percent of the Company's product sales for the years ended March 31, 1994 and 1993, respectively. Another customer accounted for approximately 21 percent of the Company's product sales for the year ended March 31, 1992.

8. SUPPLEMENTAL CASH FLOW INFORMATION

                                                                  YEARS ENDED MARCH 31,
                                                               ----------------------------
                                                                1994       1993       1992
                                                               ------     ------     ------
                                                                      (IN THOUSANDS)
    Supplemental disclosure of cash flow information:
      Cash paid during the period for income taxes...........  $1,573     $1,195     $2,254
      Cash paid during the period for interest...............      40         19         13
    Supplemental schedule of noncash investing and financing
      activities:
      Deferred compensation related to issuance of stock
         options.............................................  $   --     $   --     $  419
      Acquisition of assets under capital lease..............      --         32         93
      Issuance of common stock options in exchange for a note
         receivable..........................................      31         --         --

9. JOINT VENTURE AND RELATED AGREEMENTS

     In September 1991, the Company entered into a joint venture agreement with Century Medical Inc. ("CMI"), a Japanese corporation, to distribute the Company's products in Japan. CMI initially contributed approximately $200,000 for a 100 percent ownership in the joint venture. CMI sold to the Company, in

                           TARGET THERAPEUTICS, INC.

9. JOINT VENTURE AND RELATED AGREEMENTS -- (CONTINUED)
November 1992, a 50 percent ownership in the joint venture for approximately $120,000. The Company accounts for this investment on the equity method and includes its share of joint venture net income in "Other income" on the Consolidated Statements of Income.

     In conjunction with establishing the joint venture, the Company also entered into a distribution agreement with CMI, CMI entered into a subdistribution agreement with the joint venture and the Company entered into a research and development agreement with CMI. In the year ended March 31, 1992 the Company received $1.4 million pursuant to the research and development agreement.

     The Company entered into an agreement with the joint venture, effective in January 1994, in which the Company is obligated to provide certain management services, assist in marketing, development and planning activities and provide certain literature to the joint venture during calendar 1994. In consideration for the Company providing such services, the joint venture has agreed to pay $700,000 to the Company as reimbursement of costs incurred by the Company, $445,000 of which has been included in "Other income" for the year ended March 31, 1994.

     Summarized information for the joint venture at March 31, 1994 and for the year then ended is as follows (in thousands):

    Current assets.............................................................  $  8,932
    Current liabilities........................................................     7,528
    Net sales..................................................................    22,894
    Gross profit...............................................................     8,896
    Income from operations.....................................................     2,876
    Net income.................................................................     1,038

     The Company's other investments accounted for on the equity method, comprised of cash investments in and the granting of technology licenses to certain of the Company's less than 50 percent-owned subsidiaries, are not significant.

10. RELATED PARTY TRANSACTIONS

     In April 1991, the Company loaned $150,000 to an executive officer of the Company pursuant to a promissory note bearing interest at the lower of 10 percent or the prime rate in effect at the end of each calendar quarter. These notes have all been repaid as of March 31, 1993.

     In December 1993, the Company entered into a lease line agreement as lessor with a less than 50 percent owned subsidiary. The maximum available lease line of $1.0 million expires March 31, 1995 and requires monthly payments to be made on the outstanding balance over 36 or 48 months with interest at approximately
8.5 percent per year. As of March 31, 1994 there was $143,000 outstanding under this agreement.

     In March 1994, the Company loaned approximately $200,000 to a less than 50 percent owned subsidiary in exchange for promissory notes bearing interest at
8.5 percent per year. Monthly payments are required over 36 and 48 months. The Company also entered into a lease line agreement as lessor with this subsidiary in March 1994. The maximum available lease line of $300,000 expires March 1, 1995 and requires monthly payments to be made on the outstanding balance over 36 or 48 months with interest at approximately 8.5 percent per year. There were no amounts outstanding under this agreement at March 31, 1994.

11. LEGAL MATTERS

     The Company is involved in legal actions, including product liability claims, arising in the ordinary course of business. While the outcome of such matters is currently not determinable, it is management's opinion that these matters, both individually or in the aggregate, will not have a material adverse effect on the Company's consolidated financial position or results of its operations.

                           TARGET THERAPEUTICS, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                       DECEMBER 31,     MARCH 31,
                                                                           1994           1994
                                                                       ------------     ---------
                                                                       (UNAUDITED)      (NOTE 1)
ASSETS
Current assets:
  Cash, cash equivalents and short-term investments..................    $ 36,442        $ 37,673
  Accounts receivable................................................       8,891           6,426
  Inventories........................................................       4,999           2,987
  Deferred tax assets................................................       2,094           2,094
  Other current assets...............................................         348             289
                                                                       ------------     ---------
          Total current assets.......................................      52,774          49,469
Property and equipment, net..........................................       5,878           4,688
Other assets.........................................................       6,232           2,973
                                                                       ------------     ---------
                                                                         $ 64,884        $ 57,130
                                                                       ==========         =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...................................................    $  1,351        $  1,454
  Accrued compensation...............................................       2,387           2,152
  Taxes payable......................................................       1,110             672
  Accrued product replacement costs..................................         978           1,141
  Other accrued liabilities..........................................       3,296           1,925
  Deferred tax liabilities...........................................         598             598
                                                                       ------------     ---------
     Total current liabilities.......................................       9,720           7,942
Long-term obligations................................................         104             124
Stockholders' equity:
  Common stock.......................................................          18              18
  Additional paid-in capital.........................................      41,195          40,593
  Deferred compensation..............................................         (43)           (124)
  Retained earnings..................................................      13,865           8,608
  Cumulative translation adjustments.................................          57              --
  Notes receivable from stockholders.................................         (32)            (31)
                                                                       ------------     ---------
     Total stockholders' equity......................................      55,060          49,064
                                                                       ------------     ---------
                                                                         $ 64,884        $ 57,130
                                                                       ==========         =======

                            See accompanying notes.

                           TARGET THERAPEUTICS, INC.

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               NINE MONTHS
                                                                                  ENDED
                                                                              DECEMBER 31,
                                                                           -------------------
                                                                            1994        1993
                                                                           -------     -------
Revenues.................................................................  $34,497     $25,453
Costs and expenses:
  Cost of sales..........................................................   11,060      10,103
  Research and development...............................................    7,472       5,468
  Selling, general and administrative....................................    9,645       6,886
                                                                           -------     -------
     Total costs and expenses............................................   28,177      22,457
                                                                           -------     -------
Income from operations...................................................    6,320       2,996
Interest income, net.....................................................      921         682
Other income.............................................................      973         276
                                                                           -------     -------
Income before income taxes and cumulative effect of change in method of
  accounting for income taxes............................................    8,214       3,954
Provision for income taxes...............................................    2,957       1,344
                                                                           -------     -------
Income before cumulative effect of accounting change.....................    5,257       2,610
Cumulative effect of change in method of accounting for income taxes.....       --         631
                                                                           -------     -------
Net income...............................................................  $ 5,257     $ 3,241
                                                                           =======     =======
Income per share:
  Income before cumulative effect of accounting change...................  $   .73     $   .37
  Cumulative effect of change in method of accounting for income taxes...       --         .09
                                                                           -------     -------
  Net income.............................................................  $   .73     $   .46
                                                                           =======     =======
Shares used in calculation of income per share...........................    7,190       7,087
                                                                           =======     =======

                            See accompanying notes.

                           TARGET THERAPEUTICS, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                           NINE MONTHS ENDED
                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1994         1993
                                                                         --------     --------
Cash flows from operating activities:
  Net income...........................................................  $  5,257     $  3,241
  Adjustments to reconcile net income to net cash provided by operations:
     Depreciation and amortization.....................................     1,749        1,098
     Changes in assets and liabilities:
       Accounts receivable.............................................    (2,413)        (474)
       Inventories.....................................................    (2,009)         534
       Deferred tax assets.............................................        --       (1,163)
       Other current assets............................................       (59)         211
       Accounts payable................................................      (103)         202
       Accrued compensation............................................       235           85
       Taxes payable...................................................       438           (2)
       Accrued product replacement costs...............................      (163)       1,500
       Other accrued liabilities.......................................     1,392          460
       Deferred tax liabilities........................................        --          429
                                                                         --------     --------
     Total adjustments.................................................      (933)       2,880
                                                                         --------     --------
  Net cash provided by operating activities............................     4,324        6,121
                                                                         --------     --------
Cash flows used in investing activities:
     Capital expenditures, net.........................................    (2,548)      (1,423)
     Purchase of short-term investments................................   (46,567)     (47,023)
     Sale and maturities of short-term investments.....................    49,598       45,526
     Increase in other assets..........................................    (3,567)      (1,025)
                                                                         --------     --------
  Net cash used in investing activities................................    (3,084)      (3,945)
                                                                         --------     --------
Cash flows from financing activities:
     Issuance of common stock for cash.................................       602          478
     Principal payments under capital leases...........................       (42)         (21)
                                                                         --------     --------
  Net cash provided by financing activities............................       560          457
                                                                         --------     --------
Net increase in cash and cash equivalents..............................     1,800        2,633
Cash and cash equivalents, beginning of period.........................     8,679        4,977
                                                                         --------     --------
Cash and cash equivalents, end of period...............................  $ 10,479     $  7,610
                                                                         ========     ========

                            See accompanying notes.

                           TARGET THERAPEUTICS, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. BASIS OF PRESENTATION

     In the opinion of management, the accompanying unaudited condensed consolidated balance sheet, and the condensed consolidated statements of income and cash flows reflect all adjustments which are of a normal recurring nature considered necessary to present a fair statement of the consolidated financial position at December 31, 1994 and the consolidated statements of income and cash flows for the nine-month periods ended December 31, 1994 and 1993.

     Certain information and footnote disclosures required by generally accepted accounting principles for complete financial statements have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). These financial statements should be read in conjunction with the audited financial statements and notes included elsewhere herein. The condensed consolidated balance sheet as of March 31, 1994 was derived from these audited financial statements.

     Results for the interim period ended December 31, 1994, are not necessarily indicative of the results expected for future interim periods or for the full year.

2. BALANCE SHEET INFORMATION

                                                                   DECEMBER 31,     MARCH 31,
                                                                       1994           1994
                                                                   ------------     ---------
                                                                         (IN THOUSANDS)
    Cash, cash equivalents and short-term investments:
      Cash and cash equivalents..................................    $ 10,479        $ 8,679
      Short-term investments.....................................      25,963         28,994
                                                                   ------------     ---------
                                                                     $ 36,442        $37,673
                                                                   ==========        =======
    Accounts receivable:
      Trade receivables..........................................    $  9,329        $ 6,840
      Less allowance for doubtful accounts.......................        (438)          (414)
                                                                   ------------     ---------
                                                                     $  8,891        $ 6,426
                                                                   ==========        =======
    Inventories:
      Raw materials..............................................    $  1,031        $   531
      Work-in-process............................................         767          1,152
      Finished goods.............................................       3,201          1,304
                                                                   ------------     ---------
                                                                     $  4,999        $ 2,987
                                                                   ==========        =======
    Property and equipment:
      Machinery and equipment....................................    $  6,956        $ 5,275
      Office equipment...........................................       3,240          2,495
      Leasehold improvements.....................................         587            495
                                                                   ------------     ---------
                                                                       10,783          8,265
      Less accumulated depreciation and amortization.............      (4,905)        (3,577)
                                                                   ------------     ---------
                                                                     $  5,878        $ 4,688
                                                                   ==========        =======

                           TARGET THERAPEUTICS, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

3. SUPPLEMENTAL CASH FLOW INFORMATION

                                                                        NINE MONTHS ENDED
                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994         1993
                                                                       ------       ------
                                                                         (IN THOUSANDS)
    Supplemental disclosure of cash flow information:
      Cash paid during the period for income taxes...................  $1,045       $1,313
      Cash paid during the period for interest.......................      48           30

4. INCOME TAXES

     For the nine months ended December 31, 1994 and 1993 the provision for income taxes has been calculated by applying the estimated annual effective tax rate to income before income taxes.

     Effective April 1, 1993 the Company adopted Financial Accounting Standards Board Statement 109, "Accounting for Income Taxes". As permitted by Statement 109, the Company elected to report the cumulative effect of the change currently rather than restate the financial statements of prior years. The positive cumulative effect of the change in method of accounting for income taxes of $631,000 was recorded in the three-month period ended June 30, 1993.

        ---------------------------------------------------------
           ---------------------------------------------------------
        ---------------------------------------------------------
           ---------------------------------------------------------

NO PERSON HAS BEEN AUTHORIZED IN
CONNECTION WITH THE OFFERING MADE
HEREBY TO GIVE ANY INFORMATION OR TO
MAKE ANY REPRESENTATIONS NOT CONTAINED
                                    IN THIS
                                                       $40,000,000
PROSPECTUS AND, IF GIVEN OR MADE, SUCH
INFORMATION OR REPRESENTATION MUST NOT
BE RELIED UPON AS HAVING BEEN
AUTHORIZED BY COLLAGEN, TARGET OR THE
UNDERWRITER. THIS PROSPECTUS DOES NOT
CONSTITUTE AN OFFER TO SELL OR A
SOLICITATION OF ANY OFFER TO BUY ANY
OF THE SECURITIES OFFERED HEREBY TO
ANY PERSON OR BY ANYONE IN ANY
JURISDICTION IN WHICH IT IS UNLAWFUL
TO MAKE SUCH OFFER OR SOLICITATION.
NEITHER THE DELIVERY OF THIS
PROSPECTUS NOR ANY SALE MADE HEREUNDER
SHALL, UNDER              ANY
CIRCUMSTANCES, CREATE ANY IMPLICATION
THAT THE INFORMATION CONTAINED HEREIN
IS CORRECT AS OF ANY DATE SUBSEQUENT
TO THE DATE HEREOF.
                                                     [COLLAGEN LOGO]
- ------------------------------------------------------------

          TABLE OF CONTENTS
                                                        % EXCHANGEABLE

                                          PAGE
                                         ------

                                               SUBORDINATED NOTES DUE 2002

Available Information....................      2
Incorporation of Certain Documents of
  Collagen by Reference..................      3

                                                     EXCHANGEABLE FOR

Incorporation of Certain Documents of
  Target by

                                                SHARES OF COMMON STOCK OF

  Reference..............................      3
Prospectus Summary.......................      4
Risk Factors.............................      8
Use of Proceeds..........................     18
Capitalization of Collagen...............     18
Price Range of Target Common Stock

                                                      [TARGET LOGO]

  and Dividend Policy....................     19
Selected Consolidated Financial Data
  of Collagen............................     20
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations of Collagen.................     22
Selected Consolidated Financial Data

                    ------------------------------------------------------------

  of Target..............................     28
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations of Target...................     29

                                                        PROSPECTUS

Business of Collagen.....................     35

                    ------------------------------------------------------------

Business of Target.......................     42
Management of Collagen...................     57
Management of Target.....................     60
Description of the Notes.................     63
Certain United States Federal Income
  Tax Consequences.......................     73
Description of Target Capital Stock......     77
Beneficial Ownership of Target Common

                                                    ALEX. BROWN & SONS

  Stock by Collagen and Certain

                                                       INCORPORATED

  Other Relationships....................     79
Underwriting.............................     80
Legal Matters............................     80
Experts..................................     81
Index to Financial Statements............    F-1

                                                               , 1995

        ---------------------------------------------------------
           ---------------------------------------------------------
        ---------------------------------------------------------
           ---------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses payable in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, except for the SEC and NASD filing fees. All of the expenses payable in connection with this offering will be paid by Collagen.

                                         AMOUNT
                                         TO BE
                  ITEM                    PAID
- -----------------------------------------------
            SEC filing fee...........................................   $ 15,518
            NASD filing fee..........................................      5,000
            Accounting fees and expenses.............................    100,000
            Legal fees and expenses..................................    250,000
            Printing and engraving expenses..........................    100,000
            Blue sky fees and expenses...............................     15,000
            Trustee and Exchange Agent fees..........................     10,000
            Miscellaneous............................................     29,482
                                                                       ----------
              Total..................................................   $525,000
                                                                       =========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had not reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Article XI of Collagen's Certificate of Incorporation, as amended, provides that no director of Collagen shall be liable for monetary damages for any breach of fiduciary duty, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty. Article VIII of Target's Restated Certificate of Incorporation provides that no director of Target shall be liable for monetary damages for any breach of fiduciary duty, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty. Article VIII also provides that Target shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of Target or any predecessor of the corporation, or serves or served at any other enterprise as a director, officer or employee at the request of Target or any predecessor to the corporation.

     The Bylaws of Collagen and Target provide that the corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he was or is a director, officer, employee, or agent of the corporation or serves or served any other enterprise as a director, officer, employee, or agent at the request of the corporation. Collagen and Target have entered into Indemnification Agreements with its officers and directors. Collagen and Target each maintain an insurance policy covering their officers and directors under which the insurer has agreed to pay, subject to certain exclusions, the amount of any claim made against such officers or directors for wrongful acts that such officers or directors may otherwise be required to pay or for which Collagen and Target are
required to indemnify such officers or directors. Section   of the Underwriting
Agreement provides for indemnification by the Underwriters of directors, officers and controlling persons of the Registrants against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"), under certain circumstances.

ITEM 16.  EXHIBITS

     (a)  Exhibits

  EXHIBIT
  NUMBER                                      DESCRIPTION
  ------   ---------------------------------------------------------------------------------
    1.1*   Form of Underwriting Agreement.
    4.1*   Form of Indenture by and between Collagen and The First National Bank of Boston, as Trustee (including Form of Note as Exhibit A).
    4.2*   Form of Exchange Agent Agreement by and between Collagen and The First National
           Bank of Boston, as Exchange Agent.
    5.1*   Opinion of Venture Law Group.
   12.1    Computation of Ratio of Earnings to Fixed Charges of Collagen.
   23.1    Consent of Ernst & Young LLP (see Page II-8).
   23.2    Consent of Venture Law Group (see Page II-9).
   23.3    Consent of Morrison & Foerster (see Page II-10).
   24.1    Powers of Attorney of certain directors and officers of Collagen (see Page II-4).
   24.2    Powers of Attorney of certain directors and officers of Target (see Page II-6).
   25.1    Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee.
   27.1    Financial Data Schedule of Collagen.

- ---------------

* To be filed by amendment.

ITEM 17.  UNDERTAKINGS

     Target hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement and to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, (2) that, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrants' Annual Reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange of 1934 (as amended, the "Exchange Act") that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions described in Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake (1) that for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of a registrant statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective and (2) that for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Collagen Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 22nd day of March, 1995.

                                          COLLAGEN CORPORATION

                                          By     /s/  HOWARD D. PALEFSKY

                                            ------------------------------------
                                            (Howard D. Palefsky, Chairman of the
                                                          Board of
                                               Directors and Chief Executive
                                                          Officer)

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Collagen Corporation, hereby severally constitute and appoint Howard D. Palefsky and David Foster, each of them singly, our true and lawful attorneys with full power to them, and each of them singly, including the full power of substitution, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally do all things in our names and on our behalf in our capacities as officers and directors to enable Collagen Corporation and Target Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on the 22nd day of March, 1995.

             SIGNATURE                               TITLE                             DATE
- ------------------------------------  ------------------------------------      ------------------
/s/  HOWARD D. PALEFSKY               Chairman of the Board and Chief               March 22, 1995
- ------------------------------------  Executive Officer (Principal
(Howard D. Palefsky)                  Executive Officer)

/s/  GARY S. PETERSMEYER              President, Chief Operating Officer            March 22, 1995
- ------------------------------------  and Director
(Gary S. Petersmeyer)
/s/  DAVID FOSTER                     Vice President, Finance and MIS, and          March 22, 1995
- ------------------------------------  Chief Financial Officer (Principal
(David Foster)                        Financial and Accounting Officer)

/s/  REID W. DENNIS                   Chairman Emeritus of the Board                March 22, 1995
- ------------------------------------
(Reid W. Dennis)

             SIGNATURE                               TITLE                             DATE
- ------------------------------------  ------------------------------------      ------------------
/s/  ANNE L. BAKAR                    Director                                      March 22, 1995
- ------------------------------------
(Anne L. Bakar)

/s/  JOHN R. DANIELS                  Director                                      March 22, 1995
- ------------------------------------
(John R. Daniels)

/s/  WILLIAM G. DAVIS                 Director                                      March 22, 1995
- ------------------------------------
(William G. Davis)

/s/  CRAIG W. JOHNSON                 Director                                      March 22, 1995
- ------------------------------------
(Craig W. Johnson)

/s/  TERRY R. KNAPP, M.D.             Director                                      March 22, 1995
- ------------------------------------
(Terry R. Knapp, M.D.)

/s/  MICHAEL F. MEE                   Director                                      March 22, 1995
- ------------------------------------
(Michael F. Mee)

/s/  RODNEY PERKINS, M.D.             Director                                      March 22, 1995
- ------------------------------------
(Rodney Perkins, M.D.)

/s/ CORNELIUS W. PETTINGA, PH.D.      Director                                      March 22, 1995
- ------------------------------------
(Cornelius W. Pettinga, Ph.D.)

/s/  ROGER H. SALQUIST                Director                                      March 22, 1995
- ------------------------------------
(Roger H. Salquist)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Target Therapeutics, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 22nd day of March 1995.

                                          TARGET THERAPEUTICS, INC.

                                          By        /s/  GARY R. BANG

                                            ------------------------------------
                                                       (Gary R. Bang,
                                               President and Chief Executive
                                                         Officer)

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Target Therapeutics, Inc. hereby severally constitute and appoint Gary R. Bang and A. Larry Tannenbaum, each of them singly, our true and lawful attorneys with full power to them, and each of them singly, including the full power of substitution, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally do all things in our names and on our behalf in our capacities as officers and directors to enable Collagen Corporation and Target Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on the 22nd day of March, 1995.

             SIGNATURE                               TITLE                             DATE
- ------------------------------------  ------------------------------------      ------------------
/s/  GARY R. BANG                     President and Chief Executive                 March 22, 1995
- ------------------------------------  Officer (Principal Executive
(Gary R. Bang)                        Officer)

/s/  A. LARRY TANNENBAUM              Vice President, Finance and                   March 22, 1995
- ------------------------------------  Administration (Principal Financial
(A. Larry Tannenbaum)                 and Accounting Officer), Chief
                                      Financial Officer and Assistant
                                      Secretary
/s/  CHARLES M. STROTHER              Director                                      March 22, 1995
- ------------------------------------
(Charles M. Strother)

/s/  WILLIAM G. DAVIS                 Director                                      March 22, 1995
- ------------------------------------
(William G. Davis)

             SIGNATURE                               TITLE                             DATE
- ------------------------------------  ------------------------------------      ------------------
/s/  KATHLEEN MURRAY                  Director                                      March 22, 1995
- ------------------------------------
(Kathleen Murray)

/s/  HOWARD D. PALEFSKY               Director                                      March 22, 1995
- ------------------------------------
(Howard D. Palefsky)

/s/  RICHARD D. RANDALL               Director                                      March 22, 1995
- ------------------------------------
(Richard D. Randall)

/s/  JOHN C. VILLFORTH                Director                                      March 22, 1995
- ------------------------------------
(John C. Villforth)

                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Experts," "Selected Consolidated Financial Data of Collagen" and "Selected Consolidated Financial Data of Target" and to the use of our report dated August 3, 1994, with respect to the consolidated financial statements of Collagen Corporation, and our report dated April 27, 1994, with respect to the consolidated financial statements of Target Therapeutics, Inc. included in the Registration Statement (Form S-3) and related Prospectus of Collagen Corporation and Target Therapeutics, Inc.

     We also consent to the incorporation by reference therein of our report with respect to the financial statement schedules of Collagen Corporation for the years ended June 30, 1994, 1993 and 1992 included in the Annual Report (Form 10-K) for 1994 of Collagen Corporation and of our report with respect to the financial statement schedules of Target Therapeutics, Inc. for the years ended March 31, 1994, 1993 and 1992 included in the Annual Report (Form 10-K) for 1994 of Target Therapeutics, Inc. both filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Palo Alto, California
March 22, 1995

                                                                    EXHIBIT 23.2

     We consent to the use of our name wherever appearing in the Registration Statement on Form S-3 of Collagen Corporation and Target Therapeutics, Inc., including the Prospectus constituting a part thereof, and any amendment thereto.

                                          VENTURE LAW GROUP,
                                          A Professional Corporation

Palo Alto, California
March 22, 1995

                                                                    EXHIBIT 23.3

     We consent to the use of our name wherever appearing in the Registration Statement on Form S-3 of Collagen Corporation and Target Therapeutics, Inc., including the Prospectus constituting a part thereof, and any amendment thereto.

                                          MORRISON & FOERSTER

New York, New York
March 22, 1995

               COLLAGEN CORPORATION AND TARGET THERAPEUTICS, INC.

                                 EXHIBIT INDEX

EXHIBIT                                                                                  PAGE
NUMBER                                   DESCRIPTION                                    NUMBER
- ------   ---------------------------------------------------------------------------    ------
  1.1*   Form of Underwriting Agreement.............................................
  4.1*   Form of Indenture by and between Collagen and The First National Bank of
         Boston, as Trustee (including Form of Note as Exhibit A)...................
  4.2*   Form of Exchange Agent Agreement by and between Collagen and The First
         National Bank of Boston, as Exchange Agent.................................
  5.1*   Opinion of Venture Law Group...............................................
 12.1    Computation of Ratio of Earnings to Fixed Charges of Collagen..............
 23.1    Consent of Ernst & Young LLP (see Page II-8)...............................
 23.2    Consent of Venture Law Group (see Page II-9)...............................
 23.3    Consent of Morrison & Foerster (see Page II-10)............................
 24.1    Powers of Attorney of certain directors and officers of Collagen (see Page
         II-4)......................................................................
 24.2    Powers of Attorney of certain directors and officers of Target (see Page
         II-6)......................................................................
 25.1    Form T-1 Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of the Trustee.......................................
 27.1    Financial Data Schedule of Collagen........................................

- ---------------

* To be filed by amendment.